As filed with the Securities and Exchange Commission on   January 20, 1995
                                                  REGISTRATION NO. 33-54767
===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C.  20549
                     __________________________________
                               AMENDMENT NO.    3
                                     TO
                                  FORM S-3
                        REGISTRATION STATEMENT UNDER
                         THE SECURITIES ACT OF 1933
                     __________________________________
                     AMERICAN REAL ESTATE PARTNERS, L.P.
           (Exact Name of Registrant as Specified in its Charter)
        DELAWARE                                     13-3398766
(State of Organization)                (IRS Employer Identification Number)
                     __________________________________
                            90 SOUTH BEDFORD ROAD
                             MT. KISCO, NY 10549
                               (914) 242-7700
  (Address and Telephone Number of Registrant's Principal Executive Office)
                     __________________________________
                             JOHN P. SALDARELLI
                     AMERICAN REAL ESTATE PARTNERS, L.P.
                            90 SOUTH BEDFORD ROAD
                             MT. KISCO, NY 10549
                               (914) 242-7700
          (Name, Address and Telephone Number of Agent for Service)
                     __________________________________
                                 Copies to:
                           CRAIG S. MEDWICK, ESQ.
                           G. DAVID BRINTON, ESQ.
                               ROGERS & WELLS
                               200 PARK AVENUE
                          NEW YORK, NEW YORK  10166
                     __________________________________
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.
                      ________________________________
If the only securities being registered on this form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


                     __________________________________
      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
===========================================================================

                            CROSS REFERENCE SHEET
                           FOR ITEMS IN PART I OF
                                  FORM S-3
                     ----------------------------------
               Items of Form S-3             Location in Prospectus or Registration Statement
               -----------------             ------------------------------------------------

      1.   Forepart of Registration        Forepart of registration statement; outside front
           Statement and Outside Front     cover page
           Cover Page of Prospectus

      2.   Inside Front and Outside Back   Inside front and outside back cover pages of
           Cover Pages of Prospectus       Prospectus

      3.   Summary Information,  Risk      Prospectus Summary; Selected Financial Information;
           Factors and Ratio of Earnings   Investment Considerations; Ratio of Earnings to
           to Fixed Charges                Combined Fixed Charges and Preferred Unit
                                           Distributions

      4.   Use of Proceeds                 Use of Proceeds

      5.   Determination of Offering       The Offering
           Price

      6.   Dilution                        Not Applicable

      7.   Selling Security Holders        Not Applicable

      8.   Plan of Distribution            The Offering

      9.   Description of Securities to    The Offering; Description of Securities
           be Registered

      10.  Interests of Named Experts and  Legal Matters
           Counsel

      11.  Material Changes                Not Applicable

      12.  Incorporation of Certain        Incorporation of Certain Documents by Reference
           Information by Reference

      13.  Disclosure of Commission        Not Applicable
           Position on Indemnification
           for Securities Act Liabilities

PROSPECTUS (Subject to Completion)
Dated    January 20, 1995

                     AMERICAN REAL ESTATE PARTNERS, L.P.

        SUBSCRIPTION RIGHTS, EXPIRING ____________ 1995, TO PURCHASE
       DEPOSITARY UNITS REPRESENTING LIMITED PARTNER INTERESTS AND 5%
              CUMULATIVE PAY-IN-KIND REDEEMABLE PREFERRED UNITS

                      ---------------------------------
      American Real Estate Partners, L.P., a Delaware limited partnership ("AREP" or the "Partnership"), is distributing at no cost to holders of record as of the close of business on ____________, 1995 (the "Record Date") of depositary units representing limited partner interests in the Partnership (the "Depositary Units") one transferable subscription right (each, a "Right") for each seven Depositary Units held. Each Right entitles the holder thereof ("Rights Holders") to purchase, at any time prior to 5:00 p.m., New York City time, on __________, 1995 (as such date may be extended by the Partnership as herein provided, the "Expiration Date"), at a subscription price of $_____ (the "Subscription Price"), the following securities (the "Basic Subscription Right"): (i) six Depositary Units and
(ii) one 5% cumulative pay-in-kind redeemable preferred unit representing a limited partner interest in the Partnership (the "Preferred Units"). The Subscription Price is allocable $_____ to the Depositary Units and $10 to the Preferred Unit. The portion of the Subscription Price allocable to the Depositary Units represents a discount to the last reported sales price for the Depositary Units on the New York Stock Exchange, Inc. (the "NYSE") which was $_____ on January ___, 1995. Each Rights Holder who exercises any portion of his Basic Subscription Rights (an "Exercising Rights Holder") will be entitled to exercise an over- subscription privilege (the "Over-Subscription Privilege") for all or any portion of the Depositary Units and Preferred Units that are not purchased through the exercise of Basic Subscription Rights. If all Basic Subscription Rights are exercised, there will be no Over-Subscription Privilege. There is no limit on the number of Depositary Units and Preferred Units that Exercising Rights Holders may seek to subscribe for pursuant to the Over-Subscription Privilege. The available Preferred Units and Depositary Units will be allocated pro rata (according to the aggregate number of Basic Subscription Rights exercised) among those Rights Holders who exercise the Over-Subscription Privilege. The Depositary Units and Preferred Units purchased through the exercise of Basic
Subscription Rights and the Over-Subscription Privilege must be purchased as a unit consisting of six Depositary Units and one Preferred Unit and may not be subscribed for separately. See "The Offering."

      EXERCISING RIGHTS HOLDERS WILL HAVE NO RIGHT TO MODIFY OR RESCIND A PURCHASE AFTER THE SUBSCRIPTION AGENT HAS RECEIVED A COMPLETED SUBSCRIPTION CERTIFICATE. EXCEPT FOR THE GUARANTOR (DEFINED BELOW), ALL EXERCISING RIGHTS HOLDERS MUST REMIT PAYMENT IN FULL WITH THEIR COMPLETED SUBSCRIPTION CERTIFICATE FOR ALL DEPOSITARY UNITS AND PREFERRED UNITS SUBSCRIBED FOR THROUGH THE EXERCISE OF BASIC SUBSCRIPTION RIGHTS AND THE OVER-SUBSCRIPTION PRIVILEGE. SEE "THE OFFERING - PAYMENT FOR SECURITIES."

      _________________, a Delaware limited partnership (the "Guarantor") whose general partner is American Property Investors, Inc. (the "General Partner"), the general partner of the Partnership, has agreed, subject to certain conditions contained in the Subscription Guaranty Agreement (as defined herein), (i) to subscribe for and purchase 1,147,248 Depositary Units and 191,208 Preferred Units through the exercise of its Basic Subscription Rights and (ii) to subscribe for all other Depositary Units and Preferred Units pursuant to the Over-Subscription Privilege, and, subject to proration as described above, to purchase such additional Depositary Units and Preferred Units (the "Subscription Guaranty"). Therefore, assuming the conditions in the Subscription Guaranty Agreement are satisfied, the Partnership is assured of receiving an amount equal to the amount it would have raised had all Basic Subscription Rights been exercised in full, approximately $110,000,000 assuming the issuance of 2,000,000 Rights (the "Guaranteed Amount"). No fee is being paid to the Guarantor for the Subscription Guaranty, except that any Units (as defined herein) held by the Guarantor will be subject to a registration rights agreement. See "The Rights Offering - Subscription Guaranty."

      Each Preferred Unit will have a liquidation preference of $10.00 and will entitle the holder thereof to receive distributions thereon, payable solely in additional Preferred Units, at the rate of $.50 per Preferred Unit per annum (which is equal to a rate of 5% of the liquidation preference thereof) payable annually on ____________ of each year (each, a "Payment
Date), commencing with the Payment Date on __________, 1996. The Preferred Units are subject to (i) redemption at the option of the Partnership on any Payment Date commencing with the Payment Date on _________, 2000 and (ii) mandatory redemption by the Partnership on ________, 2010. The redemption price is payable at the option of the Partnership either in cash or by issuance of additional Depositary Units. See "Description of Securities - The Preferred Units - Redemption." Holders of Preferred Units will incur taxable income each year even though no cash is distributed. See "Description of Securities - The Preferred Units" and "Income Tax Considerations."
      The Rights are freely transferable and the Partnership will seek to list the Rights on the NYSE. There can be no assurance, however, that the Rights will be accepted for listing on such exchange or that a market for the Rights will develop. The Depositary Units currently outstanding are, and those issued on exercise of the Rights, will be, listed on the NYSE under the Symbol "ACP." There is no existing market for the Preferred Units; however, the Partnership will seek to list the Preferred Units on the NYSE. There can be no assurance, however, that the Preferred Units will be accepted for listing on such exchange or that a market for the Preferred Units will develop.
                       ______________________________

 PROSPECTIVE PURCHASERS OF THE UNITS SHOULD CONSIDER THE SPECIFIC INVESTMENT CONSIDERATIONS SET FORTH UNDER "INVESTMENT CONSIDERATIONS."
                       ______________________________
THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE ATTORNEY GENERAL OF THE STATE OF NEW YORK HAS NOT PASSED ON OR ENDORSED THE MERITS OF THIS OFFERING. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

                       ______________________________

[S]  [C]  [C]
                                       Subscription         Proceeds to
                                           Price         Partnership(1)(2)
                                    ------------------- -------------------
      Per Unit  . . . . . . . . .   $_____               $_____
      Total(3)  . . . . . . . . .   $__________          $__________
      ____________________
      (1) Before deducting expenses of the Partnership estimated to be $__________.
      (2) No underwriting discounts or commissions will be paid in connection with the offering.
      (3)   Assumes issuance and exercise of 2,000,000 Rights.


__________, 1995

                            AVAILABLE INFORMATION

      The Partnership is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports and other information filed by the Partnership may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Office of the Commission: Jacob K. Javits Federal Building, 26 Federal Plaza, New York, New York 10278. Copies of such material may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, reports and other information concerning the Partnership may be inspected at the offices of the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

      The Partnership has filed with the Commission a Registration Statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus omits certain information included in such Registration Statement. For further information about the Partnership and the securities offered hereby, reference is hereby made to such Registration Statement and to the exhibits filed as part thereof. The Registration Statement may be examined without charge, and copies thereof may be obtained upon payment of a prescribed fee, at the principal office of the Commission in Washington, D.C.


                    INFORMATION INCORPORATED BY REFERENCE

      The following documents filed by the Partnership with the Commission are incorporated in and made a part of this Prospectus by reference:

              (1) the Partnership's annual report on Form 10-K, as amended by Form 10-K/A-1 filed on December 8, 1994, for the year ended December 31, 1993;

              (2) the Partnership's quarterly reports on Form 10-Q for the quarterly periods ended March 31, 1994, June 30, 1994 and September 30, 1994; and

              (3) the Partnership's Current Report on Form 8-K filed on August 10, 1994.

      All documents filed by the Partnership pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained in this Prospectus, or contained in any other document incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

      The Partnership will furnish without charge to each person to whom this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Written or telephone requests for such copies should be directed to the Partnership,
90 South Bedford Road, Mt. Kisco, New York 10549   ,     (914) 242-7700.

                             PROSPECTUS SUMMARY

      The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. As used in this Prospectus, unless the context otherwise indicates, "AREP" or the "Partnership" means American Real Estate Partners, L.P. and its direct and indirect subsidiaries. All references in this Prospectus to "Unitholders" shall refer to holders of Depositary Units and holders of Preferred Units, unless the context otherwise indicates. All references in this Prospectus to "Units" shall refer to the Depositary Units and the Preferred Units, unless the context otherwise indicates. All references in this Prospectus to the aggregate number of Rights, Depositary Units and Preferred Units issued and to numbers derived therefrom are based on the assumption that 2,000,000 Rights are issued. The number of Rights actually issued is subject to change based on the number of Depositary Units held by each record holder or beneficial owner due to rounding (described below).

                 THE PARTNERSHIP AND PURPOSE OF THE OFFERING

      AREP is engaged in the business of acquiring and managing real estate and activities related thereto. Historically, the properties owned by AREP have been primarily office, retail, industrial, residential and hotel properties, many of which were net-leased to tenants. By the end of the year 2000, net leases representing approximately 26% of AREP's net annual rentals from its portfolio will be due for renewal, and by the end of the year 2002, net leases representing approximately 40% of AREP's net annual rentals will be due for renewal. In many of these leases, the tenant has an option to renew at the same rents they are currently paying and in many of these leases the tenant also has an option to purchase. The Partnership believes that tenants acting in their best interest may be expected to renew those leases which will be at below market rents, while leases for properties that are less marketable (either as a result of the condition of the property or its location) or at above-market rents may well be turned back to AREP. Since most of AREP's properties are net leased to single corporate tenants, it is expected that it may be difficult, or at the very least, take a fair amount of time to re-lease or sell those properties that existing tenants decline to re-let or purchase and the Partnership may be required to incur expenditures to renovate properties for new tenants. In addition, the Partnership may become responsible for the payment of certain expenses, including maintenance, utilities, taxes, insurance and environmental compliance costs, associated with such properties which are presently the responsibility of the tenant. As a result, AREP could experience an impact on net revenue from such properties in the next decade.

      The Partnership has begun acquiring assets that it believes are undervalued, such as development properties and non-performing loans, which the General Partner (as defined herein) believes have the potential to diversify and enhance the long-term value of AREP's portfolio and its return on investment. The Partnership is seeking to raise additional funds to increase its assets available for investment so that it will be in a better position to take further advantage of investment opportunities in the real estate market and further diversify its portfolio and mitigate against the impact of lease expirations. There can be no assurance, however, that the Partnership will be able to take advantage of such opportunities.


      In addition, the Offering seeks to reward Unitholders by giving them the right to purchase additional Depositary Units at a price below market without incurring a commission charge. The distribution to Unitholders of Rights which themselves may have intrinsic value will also afford non-participating Unitholders the potential of receiving a cash payment upon sale of such Rights, receipt of which may be viewed as partial compensation for the dilution of their interest in the Partnership and the possible adverse effect on the prevailing market price of the Depositary Units resulting from the Offering.

      A substantial portion of the proceeds will be used to fund additional portfolio investments. In evaluating potential acquisitions, the cash flow generated by a property will be a consideration, but the Partnership may acquire properties that are not expected to generate positive cash flow in the near term. While this may impact cash flow in the near term and there can be no assurance that any property acquired by the Partnership will increase in value or generate positive cash flow, management intends to focus on assets that it believes are undervalued in the current real estate market and may provide opportunities for long-term growth and diversification of its portfolio. Investment by the Partnership in certain types of assets that may be regarded as non-income producing, such as land or non-performing loans, is currently restricted under the Partnership's Senior Unsecured Debt. The holders of the Senior Unsecured Debt have agreed, however, to waive this restriction with respect to any additional capital raised by AREP in the Offering. The Note Agreements (as defined herein) for the Senior Unsecured Debt contain certain other covenants restricting the activities of the Partnership.

      The Partnership was formed under the laws of the State of Delaware on February 17, 1987. Its general partner is American Property Investors, Inc. (the "General Partner"), a Delaware corporation which is wholly owned by Carl C. Icahn ("Icahn"). AREP's business is conducted through a subsidiary limited partnership, American Real Estate Holdings Limited Partnership (the "Subsidiary"), in which AREP owns a 99% limited partnership interest. The General Partner also acts as the general partner for the Subsidiary. The General Partner has a 1% general partnership interest in each of AREP and the Subsidiary, and, upon completion of the offering made hereby, the General Partner will contribute additional capital to the Partnership in the amount necessary to maintain its 1% general partner interest in AREP. The Subsidiary may, from time to time, form additional subsidiaries to acquire real estate or real estate-related assets. In connection with the acquisition, management, development and financing of its assets, affiliates of the General Partner may be paid
certain fees and expenses.     See "Investment Considerations" and "Purpose
of the Offering and Use of Proceeds."

                                THE OFFERING

Terms of the Offer

      The Partnership is issuing to holders of record (the "Record Date Holders") as of the close of business on ____________, 1995 (the "Record Date") of depositary units representing its limited partner interests ("Depositary Units") one transferable subscription right (each, a "Right") for each seven Depositary Units held. Each Right entitles the holder thereof (the "Rights Holder") to purchase, at any time prior to 5:00 p.m., New York City time, on ______________, 1995 (as such date may be extended by the Partnership as herein provided, the "Expiration Date"), at a subscription price of $_____ (the "Subscription Price") the following securities: (i) six Depositary Units and (ii) one 5% cumulative pay-in-kind redeemable preferred unit representing a limited partner interest in the Partnership (the "Preferred Units"). The number of Rights to be issued to a Record Date Holder of a number of Depositary Units not divisible by seven is determined by multiplying the number of Depositary Units held by such Record Date Holder on the Record Date by .14 and then rounding up to the nearest whole number if the fractional amount is greater than or equal to .5 and rounding down to the nearest whole number if the fractional amount is less than .5.

      The Subscription Period shall commence on _____________, 1995 and will end on the Expiration Date. The Rights are evidenced by subscription certificates (the "Subscription Certificates") which will be mailed to Record Date Holders except as discussed below under "Sale of API Nominee Corp. Rights" and "Foreign Restrictions."

      The right of a Rights Holder to acquire during the subscription period at the Subscription Price six Depositary Units and one Preferred Unit is hereinafter referred to as a "Basic Subscription Right." The Depositary Units and Preferred Units purchased through the exercise of Basic Subscription Rights must be purchased as a unit consisting of six Depositary Units and one Preferred Unit and may not be subscribed for separately. All Rights may be exercised immediately upon receipt and until 5:00 p.m., New York City time, on the Expiration Date. Rights Holders exercising any of their Basic Subscription Rights are hereinafter referred to as "Exercising Rights Holders."

Securities Offered

      Each Right entitles the Rights Holder to purchase six Depositary
Units and one Preferred Unit at a Subscription Price equal to $__________.
The Subscription Price is allocable $_____ to the Depositary Units and $10 to the Preferred Unit. The portion of the Subscription Price allocable to the Depositary Units represents a discount to the last reported slaes price of $______ for the Depositary Units on the NYSE on January __, 1995. The Depositary Units have been priced at a discount to the market price to reward the Partnership's Unitholders and to make the Depositary Units attractive to investors. The discount may result in a reduction in the market price of the Depositary Units, however, the Partnership cannot predict what impact, if any, such discount will have on the market price of the Depositary Units.

      The Depositary Units currently trade on the NYSE under the symbol "ACP." There is no existing market for the Preferred Units; however, the Partnership will seek to list the Preferred Units on the NYSE. There can be no assurance, however, that the Preferred Units will be accepted for listing on such exchange or that a market for the Preferred Units will develop.

      Each Preferred Unit will have a liquidation preference of $10.00 and will entitle the holder thereof to receive distributions thereon, payable solely in additional Preferred Units, at the rate of $.50 per Preferred Unit per annum (which is equal to a rate of 5% of the liquidation preference thereof), payable annually on ___________ of each year (each, a "Payment Date ), commencing ___________, 1996. On any Payment Date commencing with the Payment Date on __________, 2000, the Partnership, with the approval of the Audit Committee of the Board of Directors of the General Partner, may opt to redeem all, but not less than all, of the Preferred Units for a price, payable either in cash or Depositary Units equal to the liquidation preference of the Preferred Units, plus any accrued but unpaid distributions thereon. See "Description of Securities - The Preferred Units - Redemption."
 On _________, 2010 the Partnership must redeem all, but not less than all, of the Preferred Units on the same terms as any optional redemption. Holders of Preferred Units will be allocated taxable income each year equal to the accrual of distributions, even though no cash has been distributed during the year. See "Income Tax Considerations."

      As of January 19, 1995, there were 13,812,800 Depositary Units and no Preferred Units outstanding. After giving effect to the Offering, there will be approximately 25,812,800 Depositary Units and approximately 2,000,000 Preferred Units outstanding depending upon the number of Rights issued and exercised.

Over-Subscription Privilege

      If all Basic Subscription Rights are not exercised in full, each Exercising Rights Holder will be entitled to subscribe for all or any portion of the Depositary Units and Preferred Units which were not otherwise subscribed for by other Rights Holders (the "Over-Subscription Privilege"). The Depositary Units and Preferred Units purchased pursuant to the Over-Subscription Privilege must be purchased as a unit consisting of six Depositary Units and one Preferred Unit and may not be subscribed for separately. The available Depositary Units and Preferred Units will be allocated pro rata (according to the aggregate number of Basic Subscription Rights exercised) among those Exercising Rights Holders who exercise the Over-Subscription Privilege. If all Basic Subscription Rights are exercised in full, the Over-Subscription Privilege will not be available.

Subscription Guaranty

      The Guarantor, which, together with its affiliates, holds 1,365,768 Depositary Units (9.89%), has agreed, subject to certain conditions contained in the Subscription Guaranty Agreement, (i) to subscribe for and purchase 1,147,248 Depositary Units and 191,208 Preferred Units through the exercise of its Basic Subscription Rights and (ii) to subscribe for all other Depositary Units and Preferred Units pursuant to the Over-Subscription Privilege, and, subject to proration, as described above, to purchase such additional Depositary Units and Preferred Units (the "Subscription Guaranty"). As a result, assuming the conditions in the Subscription Guaranty Agreement are satisfied, the Partnership is assured of receiving gross proceeds from the Offering in an amount equal to the amount it would have raised had all Basic Subscription Rights been exercised in full, approximately $110,000,000 assuming the issuance of 2,000,000 Rights (the "Guaranteed Amount"). The Guarantor will receive certain registration rights with respect to its Units for providing the Subscription Guaranty but will not otherwise be compensated. See "The Partnership - Subscription Guaranty - Registration Rights Agreement." The terms of such Subscription Guaranty and the registration rights were reviewed and approved by the Audit Committee of the Board of Directors of the General Partner.

      The Guarantor has applied to the Commission for an exemption
(the "Exemption") to permit the Guarantor to purchase Rights during the Offering. If the Exemption is granted, the Guarantor intends to purchase Rights consistent with the Exemption solely with the intention of exercising such Rights. Any Depositary Units and Preferred Units purchased pursuant to the exercise of any such Rights will be acquired for investment purposes only.

      If no Rights are exercised by Rights Holders other than the Guarantor, it would beneficially own 13,365,768 Depositary Units or approximately 51.78% of the then outstanding Depositary Units and all of the Preferred Units.

Exercising Rights

      Rights will be evidenced by Subscription Certificates (see Appendix
A) and may be exercised by completing a Subscription Certificate and delivering it, together with full payment either by means of a notice of guaranteed delivery (see Appendix B) or a check to Registrar and Transfer Company (the "Subscription Agent") at the address set forth under "The Offering - Subscription Agent." EXCEPT FOR THE GUARANTOR, ALL EXERCISING RIGHTS HOLDERS MUST REMIT PAYMENT IN FULL WITH THEIR COMPLETED SUBSCRIPTION CERTIFICATE FOR ALL DEPOSITARY UNITS AND PREFERRED UNITS SUBSCRIBED FOR THROUGH THE EXERCISE OF BASIC SUBSCRIPTION RIGHTS AND THE OVER-SUBSCRIPTION PRIVILEGE. SEE "THE OFFERING - PAYMENT FOR SECURITIES." EXERCISING RIGHTS HOLDERS WILL HAVE NO RIGHT TO MODIFY OR RESCIND A PURCHASE AFTER THE SUBSCRIPTION AGENT HAS RECEIVED A COMPLETED SUBSCRIPTION CERTIFICATE.

Sales of Rights

      The Rights are freely transferable until the close of business on the last Business Day (defined below) prior to the Expiration Date. The Partnership will seek to list the Rights on the NYSE; however, there can be no assurance that the Rights will be accepted for listing on such exchange or that a market for the Rights will develop. Rights may be sold by a Rights Holder on or before the last Business Day prior to the Expiration Date. The Partnership is not responsible if Rights cannot be sold and has not guaranteed any minimum sales price for the Rights. For purposes of this Prospectus, a "Business Day" means any day on which trading is conducted on the NYSE.

Sale of API Nominee Corp. Rights

      Pursuant to an exchange offer which was consummated on July 1, 1987 (the "Exchange"), AREP acquired the real estate and other assets of 13 limited partnerships (the "Predecessor Partnerships"). In connection with the Exchange, the Depositary Units of certain non-consenting investors in the Predecessor Partnerships issued in connection with the Exchange were registered in the name of API Nominee Corp. (the "Nominee Corp."). As of January 18, 1995, Nominee Corp. held 161,921 Depositary Units. Unless such non-consenting investors execute and return their transfer applications and the certificates evidencing their interests in the Predecessor Partnerships issued in connection with the Exchange, thereby becoming holders of record of the Depositary Units held by Nominee Corp., prior to the Record Date, Nominee Corp. shall use its reasonable efforts to sell the Rights issued to Nominee Corp. and the proceeds from such sale, if any, will be held in escrow by Nominee Corp. Neither the General Partner nor the Guarantor intends to purchase Rights from Nominee Corp.


Foreign Restrictions

      Subscription Certificates will not be mailed to Record Date Holder's record addresses outside the United States (for these purposes, the United States includes its territories and possessions and the District of Columbia) ("Foreign Record Date Unitholders"). The Rights to which such Subscription Certificates relate will be held by the Subscription Agent for such Foreign Record Date Unitholders' accounts until instructions are received to exercise, sell or transfer the Rights. If no instructions have been received by 12:00 noon, New York City time, three Business Days prior to the Expiration Date, the Subscription Agent will use its reasonable efforts to sell the Rights of those Foreign Record Date Unitholders. The net proceeds, if any, from the sale of those Rights will be remitted to the Foreign Record Date Unitholders.

                         IMPORTANT DATES TO REMEMBER
  Event                                 Date
  ----                                  ----
   Record Date                          ________________, 1995

  Subscription Period                   ____________, 1995 to __________, 1995

  Expiration Date                       ________________, 1995 (unless extended)

  Last Guaranteed Transfer Date         ________________, 1995 (unless extended)

  Payment for Depositary Units and Preferred Units and Notice of Guaranteed Delivery Due________________, 1995 (unless extended)

  Subscription Certificates due pursuant
    to Notice of Guaranteed Delivery    ________________, 1995 (unless extended)


      Additional information regarding the pertinent dates related to the Offering can be found on pages ___ herein, and additional information regarding the Offering may be obtained from ________, at the offices of the Partnership at (800) 255-2737 or the Subscription Agent at (800) ________.

                        INVESTMENT CONSIDERATIONS



         Each Rights Holder who subscribes for the purchase of Depositary Units and Preferred Units pursuant to the Offering described in this Prospectus shall be deemed to have applied for admission as a limited partner of the Partnership with respect to the Units acquired and to have agreed to be bound by all of the terms and conditions of the Partnership Agreement (as defined herein), as from time to time in effect. See "Description of the Partnership Agreement." Prospective purchasers of Units should carefully consider the matters discussed under "Investment Considerations" prior to any investment in the Partnership. Such matters include, among others:


         POTENTIAL DILUTION. Upon completion of the Offering, holders of Depositary Units who do not exercise their Basic Subscription Rights in full will own a smaller proportional interest in the Partnership. The only way for a Unitholder to avoid dilution is to exercise all of its Basic Subscription Rights.


         CONTROL OF THE PARTNERSHIP BY ICAHN. As of the date of this Prospectus, the Guarantor beneficially owns approximately 9.89% of the outstanding Depositary Units. If no Rights are exercised by Rights Holders other than the Guarantor, the Guarantor would beneficially own approximately 51.78% of the then outstanding Depositary Units and all of the Preferred Units. The affirmative vote of Unitholders holding more than 75% of the total number of Depositary Units then outstanding including Depositary Units held by the General Partner and its affiliates is required to remove the General Partner. Thus, if after the Offering the Guarantor owns more than 25% of all outstanding Depositary Units, the General Partner will not be able to be removed without the consent of Icahn. Moreover, the affirmative vote of the General Partner and Unitholders owning more than 50% of the total number of all outstanding Depositary Units then held by Unitholders, including the Guarantor, is required to approve certain extraordinary actions taken by the Partnership. Accordingly, if the Guarantor acquires more than 50% of all outstanding Depositary Units, Icahn, through the Guarantor, will have control over the taking of these actions by the Partnership.


         RISKS ASSOCIATED WITH ACQUISITION OF PREFERRED UNITS. The Preferred Units call for distributions to be paid in kind. Holders of Preferred Units will not receive any payment from the Partnership in respect thereof unless such securities are redeemed for cash in accordance with the terms thereof and will have no voting rights or be entitled to participate in any decisions regarding the management of the Partnership except in certain limited circumstances. The Preferred Units have no preemptive rights or anti-dilution protection and they may be redeemed at the option of the Partnership on any Payment Date commencing with the Payment Date on ____, 2000 for a price payable either in cash or Depositary Units. There is no existing market for the Preferred Units, and there can be no assurance that a market for the Preferred Units will develop.


         UNSPECIFIED ACQUISITIONS. No properties have as yet been identified for acquisition by the Partnership and the determination of which properties are to be acquired will be within the sole control of the General Partner.


         CONFLICTS OF INTEREST. Affiliates of the General Partner may realize substantial fees, commissions and other income from transactions involving the purchase, operation, management, development, financing and sale of the Partnership's properties, subject to certain limitations on properties acquired from the Predecessor Partnerships. The Partnership may also enter into management or other arrangements with the General Partner or its affiliates. In addition, subject to the terms of the Partnership Agreement, the General Partner has absolute discretion to act on behalf of the Partnership with respect to all transactions with affiliates, and such transactions may not be the result of arm's- length negotiations. The General Partner is entitled to receive a reinvestment incentive fee for performing certain acquisition services. Certain of the individuals who conduct the affairs of the General Partner, and indirectly those of the Partnership, are and will in the future be committed to the management of other entities that own real estate and may be engaged in other business activities. Conflicts may arise between the interests of the Partnership and the other entities in which such individuals are involved. In addition, affiliates of the General partner may also compete directly with the Partnership.


         NO LIMITATION ON DEBT. Upon completion of the Offering, assuming the Partnership uses a portion of the proceeds to prepay in full its Senior Unsecured Debt (as defined below), the Partnership will no longer be subject to the contractual restrictions contained therein on the level of net annual rentals it must receive from unencumbered properties or its ability to create liens and incur debts. See "Use of Proceeds" below.


         Certain Tax Considerations. Favorable tax treatment of the Partnership and the Subsidiary depends, in large part, on the classification of the Partnership and the Subsidiary as partnerships for federal income tax purposes. Based on certain representations by the General Partner, counsel to the Partnership is of the opinion that, under current law, the Partnership and the Subsidiary will be classified as partnerships for federal income tax purposes. However, this opinion of counsel is not binding on the Internal Revenue Service (the "IRS") or any court and the IRS may challenge the classification of the Partnership or the Subsidiary as a partnership. The law is not entirely clear as to the proper method of allocation of income and loss in the case of the issuance by a partnership of units having the characteristics of the Depositary Units and Preferred Units. The General Partner has modified the Partnership Agreement to provide that income will be accrued to the Preferred Units as a "guaranteed payment" under Section 707(c) of the Internal Revenue Code of 1986, as amended, based on the accrual of the liquidation preference. There is no assurance that the IRS will respect this treatment for tax purposes. In addition, certain aspects of the allocation of taxable income and loss between existing holders of Depositary Units and holders of Depositary Units issued upon exercise of Rights are not entirely clear and may be subject to challenge by the IRS. Each Unitholder will be taxed on the Unitholder's allocable share of the Partnership's taxable income and gains and accrued guaranteed payments, whether or not any cash is distributed to the Unitholder.


         ADDITIONAL CONSIDERATIONS. The Partnership may utilize leverage in connection with its investments which may have the effect of increasing the risks of such investments. The Partnership's cash flow has decreased in recent years and one of the results has been the suspension of distributions to Unitholders. The Partnership also has significant maturing debt requirements in the next several years and is subject to certain operating restrictions under the agreements relating to its Senior Unsecured Debt. For a further discussion of these and certain other considerations, investors should carefully review "Investment Considerations" below.


                               USE OF PROCEEDS

      The General Partner has determined that it is in the best interests of the Partnership and its Unitholders to increase the assets of the Partnership available for investment so that the Partnership will be in a better position to take advantage of investment opportunities in the real estate market and to further diversify its portfolio. While the Partnership does not have pending any negotiations or agreements regarding property acquisitions and no properties have been identified for investment, approximately $________ of the proceeds from the Offering (estimated to be approximately $__ million after payment of offering expenses which are estimated to be approximately $__________) will be used to further diversify and expand the Partnership's investment portfolio and subject to the negotiation of terms favorable to the Partnership, the balance will be used to prepay its Senior Unsecured Debt. If the Senior Unsecured Debt is not prepaid, such funds will be used for additional portfolio investments. See "Purpose of the Offering and Use of Proceeds."

                          INVESTMENT CONSIDERATIONS

POTENTIAL DILUTION

      Upon completion of the Offering contemplated hereby, holders of Depositary Units who do not exercise their Basic Subscription Rights in full will own a smaller proportional interest in the Partnership than would be the case if the Offering had not been made, thereby reducing such holders' influence on matters on which holders of Depositary Units are entitled to vote. Therefore, the only way to avoid dilution is for a Unitholder to exercise all of its Basic Subscription Rights. See "- Risks Associated with Acquisition of Preferred Units." In addition, the Depositary Units have been priced at a discount to the market price to reward the Partnership's Unitholders and to make the Depositary Units attractive to investors. The discount may result in a reduction in the market price of the Depositary Units, however, the Partnership cannot predict what impact, if any, the discount will have on the market price of the Depositary Units.


CONTROL OF THE PARTNERSHIP BY ICAHN


      The Guarantor is a Delaware limited partnership. The general partner of the Guarantor will be American Property Investors, Inc., a Delaware corporation wholly owned by Icahn and the general partner of the Partnership.
 American Property Investors, Inc. will contribute all of the Depositary Units held by it and its affiliates to the Guarantor in exchange for its general partnership interest in the Guarantor. The Guarantor's limited partner will be ACF Industries, Incorporated ("ACF"), a New Jersey corporation that is controlled by Icahn. ACF will enter into an agreement with the Guarantor pursuant to which ACF will agree to contribute to the Guarantor sufficient funds to permit the Guarantor to exercise all Rights issued to it and to fulfill its obligations under the Subscription Guaranty. The Guarantor has applied for an Exemption to permit the Guarantor to purchase Rights during the Offering. If the Exemption is granted, the Guarantor intends to purchase Rights consistent with the Exemption solely with the intention of exercising them to purchase Depositary Units and Preferred Units for investment purposes. The purchase and exercise of additional Rights will increase the Guarantor's pro rata allocation of Depositary Units and Preferred Units in the Over-Subscription Privilege if the number of Depositary Units and Preferred Units subscribed for by Rights Holders (including the Guarantor) exercising the Over-Subscription Privilege exceeds the number available.

      As of the date hereof, Icahn beneficially owns 9.89% of the outstanding Depositary Units. Upon completion of the offering contemplated hereby, Icahn (through the Guarantor) will, assuming no other Rights Holder exercises his Basic Subscription Rights, acquire up to 12,000,000 additional Depositary Units (representing 46.49% of the Depositary Units outstanding after giving effect to the Offering). In addition, assuming that no one but the Guarantor exercises his Basic Subscription Rights, Icahn (through the Guarantor) will acquire all of the outstanding Preferred Units.

      Under the Partnership's Amended and Restated Agreement of Limited Partnership (as further amended to reflect the issuance of the Preferred Units offered hereby, the "Partnership Agreement"), all decisions concerning the management of the Partnership, including selection of the properties in which the Partnership will invest and the payment of distributions on the Depositary Units and the Preferred Units, are made by the General Partner, which is wholly owned by Icahn. Unitholders have no right or power to take part in the management of the Partnership. The affirmative vote of Unitholders holding more than 75% of the total number of all Depositary Units then outstanding, including Depositary Units held by the General Partner and its affiliates, is required to remove the General Partner. Thus, if the Guarantor owns more than 25% of all outstanding Depositary Units after the Offering, the General Partner will not be able to be removed pursuant to the terms of the Partnership Agreement without Icahn's consent. Moreover, under the Partnership Agreement, the affirmative vote of the General Partner and Unitholders owning more than 50% of the total number of all outstanding Depositary Units then held by Unitholders, including the Guarantor, is required to approve, among other things, selling or otherwise disposing of all or substantially all of the Partnership's assets in a single sale or in a related series of multiple sales, dissolving the Partnership or electing to continue the Partnership in certain instances, electing a successor general partner, making certain amendments to the Partnership Agreement or causing the Partnership, in its capacity as sole limited partner of the Subsidiary, to consent to certain proposals submitted for the approval of the limited partners of the Subsidiary. Accordingly, if the Guarantor acquires more than 50% of all outstanding Depositary Units, Icahn, through the Guarantor will have effective control over such approval rights.

REGISTRATION RIGHTS GRANTED TO THE GUARANTOR

      In consideration of the Subscription Guaranty, the Guarantor has been granted two demand and unlimited piggyback registration rights with respect to its Units. These registration rights are set forth in a Registration Rights Agreement, dated the date hereof (the "Registration Rights Agreement"). Under the Registration Rights Agreement, the Partnership has agreed to pay any expenses incurred in connection with a registration requested under the Registration Rights Agreement. No prediction can be made as to the effect, if any, that market sales of Units or the availability of Units for sale will have on the market price of the Units prevailing from time to time. Nevertheless, sales of substantial amounts of Units in the public market could adversely affect prevailing market prices.

RISKS ASSOCIATED WITH ACQUISITION OF PREFERRED UNITS

      The Preferred Units offered hereby involve certain risks to investors, including the following:

      PAYMENT-IN-KIND. The Preferred Units, by their terms, call for distributions to be paid in kind as permitted under the partnership laws of the State of Delaware. Consequently, holders of the Preferred Units will not receive any payment from the Partnership in respect thereof unless such securities are redeemed in accordance with the terms thereof.

      NO ANTI-DILUTION PROTECTION. The Preferred Units have no preemptive rights or anti-dilution protection. The Board of Directors of the General Partner has the power, without any further action by the Unitholders, to issue additional Units with such designations, preferences and relative, participating or other special rights, powers and duties, including rights, powers and duties senior to existing classes of Depositary Units or Preferred Units.

      LIMITED VOTING RIGHTS. Under the Partnership Agreement, the holders of Preferred Units will have no voting rights and will not be entitled to participate in any decisions regarding the management of the Partnership except that in the event that a distribution, which is to be paid in kind, is not made to the holders of Preferred Units on any two Payment Dates (which Payment Dates need not be consecutive), the holders of more than 50% of all outstanding Preferred Units, voting as a class, shall be entitled to appoint two nominees for the Board of Directors of the General Partner. Once elected, the nominees will be appointed to the Board of Directors of the General Partner by Icahn. As directors, the nominees will, in addition to their other duties, be specifically charged with reviewing all future distributions to holders of Preferred Units. Such directors shall serve until the full distributions accumulated on all outstanding Preferred Units have been declared and paid or set aside for payment. If the Guarantor acquires more than 50% of all outstanding Preferred Units, Icahn, through the Guarantor, will have effective control over such appointment. In addition, Icahn, as sole shareholder of the General Partner, will effectively control if distributions are made to the holders of Preferred Units.


      ABSENCE OF PRIOR PUBLIC MARKET. There is no existing market for the Preferred Units; however, the Partnership will seek to list the Preferred Units on the NYSE, although there can be no assurance that they will be accepted for listing on such exchange. No assurance can be given that the market price or liquidity of the Preferred Units will not be adversely affected by the possible non- listing of the Preferred Units. Of course, even if the Preferred Units are accepted for listing on the NYSE, there can be no assurance that a market for the Preferred Units will develop. Therefore, an investment in the Preferred Units may be relatively illiquid.


      REDEMPTION. The Preferred Units are subject to (i) redemption at the option of the Partnership on any Payment Date commencing with the Payment Date on _________, 2000 and (ii) mandatory redemption by the Partnership on _________, 2010. The redemption price is payable at the option of the Partnership either in cash or by issuance of additional Depositary Units. See "Description of Securities - The Preferred Units." In addition, potential investors should refer to "Certain Tax Considerations - Tax Liabilities in Excess of Cash Distributions" for further information regarding the tax consequences of holding Preferred Units.


UNSPECIFIED ACQUISITIONS

      A substantial portion of the proceeds of this Offering are to be used to fund the acquisition of additional properties by the Partnership. No properties have as yet been identified for acquisition and the determination of which properties are to be acquired will be within the sole control of the General Partner. Investors will have no opportunity to evaluate in advance any acquisition by the Partnership.

      In evaluating potential acquisitions, the cash flow generated by a property will be a consideration but the Partnership may acquire properties that are not generating positive cash flow. This may impact cash flow in the near term (see "- Cash Flow Requirements" below) and there can be no assurance that any property acquired by the Partnership will increase in value or generate positive cash flow.

CONFLICTS OF INTEREST

      SUBSTANTIAL FEES TO GENERAL PARTNER AND ITS AFFILIATES. The General Partner and its affiliates may realize substantial fees, commissions and other income from transactions involving the purchase, operation, management, financing and sale of the Partnership's properties, subject to certain limitations relating to properties acquired from the Predecessor Partnerships in the Exchange. Some of such amounts may be paid regardless of the overall profitability of the Partnership and whether any distributions have been made to Unitholders. The amount of such income, fees or commissions that the Gernal Partner or its affiliates can expect to receive as a result of the investment of proceeds of this Offering is not generally determinable since the receipt and amount of such income, fees and commissions will depend on the circumstances of each investment. The General Partner has absolute discretion to act on behalf of the Partnership with respect to all transactions with affiliates, and such transactions may not be the result of arm's-length negotiations. The Audit Committee of the Board of Directors of the General Partner, which consists of members of the Board of Directors of the General Partner not affiliated with the General Partner except by virtue of such directorship, meets on an annual basis, or more often if necessary, to review any conflicts of interest which may arise. See "Purpose of the Offering and Use of Proceeds - Benefits to the Gernal Partner and its Affiliates" for a discussion of the fees, commissions and other income that may be realized by the Gernal Partner or its affiliates in connection with the investment of the proceeds of the Offering.

      MANAGEMENT BY PERSONS NOT SOLELY DEVOTED TO AREP. Certain of the individuals who conduct the affairs of the General Partner, and indirectly those of the Partnership, are and will in the future be committed to the management of other entities that own real estate and may be engaged in other business activities. Accordingly, such individuals will not be devoting all of their professional time to the management of the Partnership, and conflicts may arise between the interests of the Partnership and the other entities or business activities in which such individuals are involved. Affiliates of the General Partner are also engaged in real estate activities that may compete directly with the Partnership. Conflicts of interest may arise in the future as such affiliates and the Partnership may compete for the same properties, purchasers and sellers of properties, lessees or mortgage financing.

      OPTION PLAN FOR OFFICERS AND EMPLOYEES. AREP has also adopted a Nonqualified Unit Option Plan (the "Plan") under which options to purchase an aggregate of 1,416,910 Units may be granted to officers and key employees of the General Partner and AREP who provides services to AREP. To date, no options have been granted under the Plan.

LEVERAGED INVESTMENTS

      The Partnership generally intends to use leverage in connection with the acquisition of properties. While the use of leverage increases the amount of funds available for investment and the aggregate amount of depreciation available to the Partnership, it also increases the risk of loss. As a result of the use of leverage, a relatively slight decrease in revenues of a property may materially and adversely affect the economic operation of the property. The Partnership is not limited in the amount of leverage it may use with respect to a particular property and may under appropriate circumstances finance 100% of the purchase price of a property.

      In connection with the acquisition of a property, the Partnership will evaluate the financing of a property, the funds likely to be required to service its debt and any eventual refinancing, the existing revenue levels generated by such property and the revenue levels expected to be generated in the future. There can be no assurance, however, that the property will meet its debt service requirements, or that the Partnership will be able to refinance such debt when and if necessary. Should the Partnership's revenues and reserves, if any, be insufficient to service any of its debt, the Partnership will be required to seek additional funds or suffer foreclosure. There can be no assurance that additional funds will be available to the Partnership, nor that, if a Property is sold, the proceeds of the sale will be sufficient to pay the balance due on the mortgage loan or other outstanding indebtedness to which a property is subject. Foreclosure on any property could result in tax liability to the Unitholders, without distribution of any cash proceeds to pay such liability.

ELIMINATION OF DISTRIBUTIONS TO HOLDERS OF DEPOSITARY UNITS

      Over the last two years, the General Partner has found it necessary to decrease and, finally, suspend the Partnership's distributions to holders of Depositary Units. This action resulted because the Partnership's cash flow in recent years has not been sufficient to permit distributions to Unitholders in view of the Partnership's liquidity needs, maturing debt obligations and capital funding requirements. See "- Cash Flow Requirements," "-Increased Expenses Resulting from Tenant Bankruptcies" and "- Significant Debt Requirements" below.

REDUCTION IN CASH FLOW


      Generally, the cash needs of the Partnership for day-to-day operations have been satisfied from cash flow generated from current operations. The cash flow generated from day-to-day operations (before payment of maturing debt obligations) has decreased in recent years, although it improved in 1994 due to the acquisition and foreclosure of certain operating properties and the repayment of debt. Cash flow has been negatively impacted by a reduction in operating cash flow caused by, among other things, tenant defaults and the termination of existing leases (due to expiration, rejection in bankruptcy or otherwise). Furthermore, the Partnership has experienced an increase in operating expenses with respect to vacated properties and has been required to perform maintenance and repair work in order to re-let such properties. The Partnership also experienced increased property expenses as a result of its acquisition of certain operating properties and has had to apply a larger portion of its cash flow to the repayment of maturing debt obligations. See "-Increased Expenses Resulting From Tenant Bankruptcies" and "- Significant Debt Requirements" below for a further discussion of factors impacting the Partnership's cash flow.

INCREASED EXPENSES RESULTING FROM TENANT BANKRUPTCIES

      As a result of tenant bankruptcies, the Partnership has incurred and expects - at least in the near term - to continue to incur certain property expenses and other related costs. Thus far, these costs have consisted largely of legal fees, real estate taxes and property operating expenses. Of the Partnership's ten present and former tenants involved in bankruptcy proceedings or reorganization, eight have rejected their leases, affecting twenty-seven properties, all of which have been vacated. During 1992, the Partnership began operating some of these properties through third party management companies. The rejections have had an adverse impact on annual cash flow (including both the decrease in revenues from lost rents, as well as increased operating expenses). Currently none of the Partnership's present tenants is involved in any bankruptcy proceedings.




SIGNIFICANT DEBT REQUIREMENTS

      The Partnership has significant maturing debt requirements under its two unsecured note agreements (the "Note Agreements") that it entered into in May 1988. Under the Note Agreements, the Partnership is required to make quarterly interest payments and annual principal payments. In May 1994, the Partnership repaid $10,000,000 of the outstanding principal balance under the Note Agreements. Principal payments of approximately $11,308,000 are due under such agreements annually from 1995 through 1998.


      In addition to the Note Agreements, during 1994 the Partnership had approximately $10,000,000 in maturing balloon mortgages due, approximately $6,700,000 of which have been repaid and approximately $3,300,000 of which have been refinanced, and approximately $6,800,000 due in 1995. During the period 1996 through 1998 approximately $28,400,000 in maturing balloon mortgages come due. Although the Partnership expects to be able to refinance a portion of these maturing mortgages, it does not expect to be able to refinance all of them and may be required to repay them from cash flow and reserves created from time to time, thereby reducing cash flow otherwise available for other uses.


OPERATING RESTRICTIONS UNDER NOTE AGREEMENTS

      The Note Agreements contain certain covenants restricting the activities of the Partnership. Under the Note Agreements, the Partnership must maintain a specified level of net annual rentals from unencumbered properties (as defined in the Note Agreements) and is restricted, in certain respects, in its ability to create liens and incur debts. Investment by the Partnership in certain types of assets that may be regarded as non-income producing, such as land or non-performing loans, is restricted under the Note Agreements. The holders of the Senior Unsecured Debt have agreed, however, to waive this restriction with respect to any additional capital raised by the Partnership in the Offering. While the Partnership intends, subject to negotiating terms favorable to the Partnership, to prepay its Senior Unsecured Debt, there can be no assurance favorable terms will be negotiated. While the restrictions in the Note Agreements generally have not adversely affected the Partnership's operations in any material manner, if the Partnership encountered severe operating difficulties, certain options that management might otherwise elect, such as seeking additional secured financing, might be limited or prohibited.


NO LIMITATION ON DEBT

         If the Partnership uses a portion of the proceeds to prepay in full its Senior Unsecured Debt, the Partnership will no longer be subject to the contractual restrictions contained therein on the level of net annual rentals it must receive from unencumbered properties or its ability to create liens and incur debts. As a result, the Partnership could become highly leveraged, resulting in an increase in debt service that could adversely affect the Partnership's cash flow and could increase the risk of default on the Company's indebtedness.


CERTAIN TAX CONSIDERATIONS

      There are tax considerations associated with the ownership and exercise of the Rights. These principally relate to uncertainties as to whether the Internal Revenue Service ("IRS") will agree with (1) the Partnership's treatment of Preferred Units as equity, (2) the amount and character of income to holders of Preferred Units to reflect the accrual of liquidation preference and the difference, if any, between the Subscription Price allocated to the Preferred Units and the stated par value of the Preferred Units, and (3) the revaluation of the Partnership's properties upon issuance of new Depositary Units and Preferred Units. See "Income Tax Considerations-Certain Federal Income Tax Considerations Relating to the Rights" and "Income Tax Considerations - Certain Federal Income Tax Considerations Relating to the Partnership and Unitholders." Counsel to the Partnership has issued its opinion as to the tax classification of the Partnership and the Subsidiary and the classification of the Preferred Units as partnership interests for federal income tax purposes. Counsel is unable to opine as to certain issues relating to the Partnership's tax allocations, deduction of certain expenses and the Unitholders' treatment of interest expense on any debt incurred to purchase Preferred Units. See "Income Tax Considerations - Legal Opinion."

      In addition, there are tax considerations and certain risks associated with an investment in the Partnership. These include:

      PARTNERSHIP CLASSIFICATION. Favorable tax treatment of the Partnership and the Subsidiary depends, in large part, on the classification of the Partnership and the Subsidiary as partnerships for federal income tax purposes. Based on certain representations by the General Partner, counsel to the Partnership is of the opinion that, under current law, the Partnership and the Subsidiary will be classified as partnerships for federal income tax purposes. However, the opinion of counsel is not binding upon the IRS or any court and the IRS may challenge the classification of the Partnership or the Subsidiary as a partnership. Counsel's opinion is based, in part, upon representations as to the net worth of the General Partner. If the General Partner were to fail to maintain sufficient net worth, the Partnership and the Subsidiary might be reclassified as entities taxable as corporations.

      In addition, the Partnership will cease to be taxed as a partnership for federal income tax purposes for taxable years beginning after December 31, 1997 unless, for each year, at least 90% of the gross income of the Partnership and the Subsidiary consists of certain qualifying income. The General Partner expects that the Partnership will satisfy the 90% gross income requirement so as to continue to be classified as a partnership. In addition, for taxable years beginning before 1998, the Partnership will cease to be classified as a partnership if it enters into a substantial new line of business and it fails to satisfy the 90% gross income test. The General Partner has represented to counsel that the Partnership has neither entered into a substantial new line of business nor has it failed to satisfy the 90% gross income test since its formation in 1987. See "Income Tax Considerations - Certain Federal Income Tax Considerations Relating to the Partnership and Unitholders - Partnership Classification."

      If either of the Partnership or the Subsidiary were to be classified as an association taxable as a corporation for any year, such partnership would be taxable on its profits at the applicable corporate income tax rates; income, losses and credits would not be passed through to the Unitholders; and any distributions to the Unitholders would be taxable as dividends (to the extent of the current or accumulated earnings and profits of the Partnership or the Subsidiary, as applicable) or treated as a return of capital to the extent of the holder's basis in his Units. The cost of paying federal and possibly state income taxes would be a significant liability to the Partnership or the Subsidiary and would reduce any cash available for distribution to the Unitholders.

      ALLOCATION OF PARTNERSHIP INCOME AND LOSS. The law is not entirely clear as to the proper method of allocation of income and loss in the case of the issuance by a partnership of units having the characteristics of the Depositary Units and Preferred Units. The General Partner has modified the Partnership Agreement to provide that income will be accrued to the Preferred Units as a "guaranteed payment" under Section 707(c) of the Internal Revenue Code based on the accrual of the liquidation preference.

See "Income Tax Considerations - Certain Income Tax Considerations Relating to the Partnership and Unitholders - Allocation of Income and Loss." There is no assurance that the IRS will respect this treatment for tax purposes. In addition, certain aspects of the allocation of taxable income and loss between existing Depositary Unitholders and holders of Depositary Units issued upon exercise of Rights are not entirely clear and may be subject to challenge by the IRS. See "Income Tax Considerations - Certain Federal Income Tax Considerations Relating to the Partnership and Unitholders - Allocation of Income and Loss." If the IRS were to dispute the Partnership's allocation of income or losses, the result would be an increase in the income or reduction of losses to some Unitholders and a decrease in income or increase in losses of other Unitholders for the taxable years involved. Affected Unitholders may be required to amend their personal tax returns in the event of such adjustments. Any costs of such amendment or the payment of additional taxes and interest or penalties would be the sole responsibility of the affected Unitholder.


      TAX LIABILITIES IN EXCESS OF CASH DISTRIBUTIONS. Each Unitholder will be taxed on the Unitholder's allocable share of the Partnership's taxable income and gains and accrued guaranteed payments, whether or not any cash is distributed to the Unitholder. For example, sales of properties may result in taxable income to the Partnership without resulting cash distributions being made to Unitholders, and therefore, Unitholders may have taxable income without the current receipt of cash if the Partnership continues to not make cash distributions while generating taxable income from operations or from the sale of properties.
Consequently, a Unitholder's tax liability with respect to his share of Partnership taxable income may exceed cash actually distributed to him in a given taxable year. The Partnership has had net taxable income in excess of cash distributions for the years ended December 31, 1993 and 1992. Consequently, an average Depositary Unitholder's allocable share of net taxable income attributable to the Partnership for those tax years has exceeded the cash distributed by the Partnership and may exceed the cash distributed in the future. For the tax year ended December 31, 1992, the cash distributions to Depositary Unitholders exceeded the average estimated federal and state tax liability. However, for the 1993 tax year, the average Depositary Unitholder's federal and state tax liability slightly exceeded the cash distributed by the Partnership to such Depositary Unitholders. For the tax year ending December 31, 1994, the Partnership has generated taxable income and no cash distributions were made. In addition, holders of Preferred Units generally will not receive cash distributions unless the Preferred Units are redeemed for cash. Such holders will have taxable income and a tax liability associated with Preferred Units without receiving corresponding distributions of cash from the Partnership with which to pay the tax. See "Income Tax Considerations - Legal Opinion."


LIABILITY OF LIMITED PARTNERS

      The limitations on the liability of holders of limited partner interests for the obligations of a limited partnership have not been clearly established in some states. For example, if it were determined that the Partnership had been conducting business in any state without compliance with the applicable limited partnership statute, or that the right or the exercise of the right by holders of limited partner interests as a group to remove or replace the General Partner, or to make certain amendments to the Partnership Agreement (as defined herein), constituted participation in "control" of the Partnership's business, then the holders of limited partner interests could be held liable for the Partnership's obligations to the same extent as a general partner. See "Description of Partnership Agreement - Liability of General Partners and Unitholders" for a discussion of the limitations on liability and the implications thereof to a Unitholder.

COMPETITION

      The business of investing in real estate is highly competitive. Competition remains strong as current economic and real estate conditions have made it more difficult to re-let upon favorable terms properties vacated by tenants who have rejected their leases in bankruptcy or whose leases have expired. Over recent years, vacancy rates with respect to properties similar to the Partnership's have increased nationwide (although this trend has been reversing for some property categories during the past year), making it significantly more difficult to lease space at rates equal to or more than the rates payable by former tenants. In addition, it is anticipated that any rental property owned by the Partnership (whether retail, office or industrial) will have substantial competition from similar properties in the vicinity in which it is located. Also, there continues to be an oversupply of certain types of properties for sale, which tends to have a downward effect on prices.

RISKS ASSOCIATED WITH REAL ESTATE INVESTMENTS

      GENERAL. The ability of the Partnership to provide investors with a return on their investment will ultimately depend on the successful operation of properties in which the Partnership will be invested. The Partnership's investment in properties will be subject to risks which may be beyond its control, such as fluctuations in occupancy rates and operating expenses, as well as defaults by tenants, including tenants filing for bankruptcy protection. These in turn may be adversely affected by general and local economic conditions, adverse use of adjacent or neighboring real estate, zoning laws, over-supply of available properties, reduced employment in areas of Partnership investments, reduced costs of operating competing properties, increasing real property tax rates and environmental compliance requirements. Since certain costs of real estate ownership (principally debt service, real estate taxes and insurance) do not generally decrease with decreases in occupancy rates, the cost of operating a property may exceed its income.

      The real estate market continues to be weak in certain areas of the country, particularly in certain usage categories including the office and hotel areas. While vacancy rates have declined somewhat, commercial real estate continues to suffer from a combination of oversupply and continuing corporate consolidation and contraction. This has intensified the existing competition among landlords for creditworthy tenants and resulted in lower rentals and continued concessions to tenants. In addition, most of the Partnership's real estate assets continue to be net-leased to single corporate tenants, and as these leases expire and the properties are re-let, there can be no assurance that the terms of the leases will be as favorable. Over the next six to eight years, leases accounting for approximately 40% of the Partnership's net annual rentals are scheduled to expire. To the extent that such leases are not renewed, the Partnership may be required to expend a significant amount of management time and expense in attempting to re-let and sell the unleased properties. See "Purpose of the Offering and Use of Proceeds" for further details.

      DEVELOPMENT PROPERTIES. The Partnership expects to invest in undeveloped land and certain development properties. Undeveloped land and development properties involve more risk than properties on which development has been completed. Undeveloped land and development properties do not generate any operating revenue while costs are incurred to develop the properties. In addition, undeveloped land and development properties incur expenditures prior to completion, including property taxes and development costs. Also, construction may not be completed within budget or as scheduled or projected rental levels or sales prices may not be achieved and other unpredictable contingencies beyond the control of the Partnership could occur. The Partnership will not be able to recoup any of such costs until such time as these properties are either disposed of or developed into income-producing assets. Accordingly, the greater the length of time it takes to develop or dispose of these properties, the greater will be the costs incurred by the Partnership without the benefit of income from these properties, which may adversely affect the ability of the Partnership to successfully develop such properties. Furthermore, the ultimate disposition price of these properties may be less than the costs incurred by the Partnership with respect thereto.

      LIMITED FINANCING AVAILABILITY. Credit availability remains tight for certain property types. Many financial institutions have continued to limit their real estate lending activities and continue to be more conservative with respect to the loans they are willing to make. For example, banks and other financial institutions continue to limit the types of properties they are willing to finance, have been performing greater levels of due diligence which increases the time and expense of obtaining financing and are requiring larger equity positions.

      ENVIRONMENTAL MATTERS. Under various federal, state and local laws, ordinances and regulations, an owner or operator of real property may become liable for the costs of removal or remediation of certain hazardous substances released on or in its property. Such laws often impose such liability without regard to whether the owner or operator knew of, or was responsible for, the release of such hazardous substances. If any such substances were found in or on any property invested in by the Partnership, the Partnership could be exposed to liability and be required to incur substantial remediation costs. The presence of such substances or the failure to undertake proper remediation may adversely affect the ability to finance, refinance or dispose of such property. The Partnership will generally require that properties in which the Partnership invests have been subject to a Phase I environmental audit, which involves record review, visual site assessment and personnel interviews, but does not involve invasive procedures such as soil sampling or ground water analysis. There can be no assurance, however, that these audits will reveal all potential liabilities or that future uses or conditions or changes in applicable environmental laws and regulations will not result in the creation of environmental liabilities with respect to a property.



                               THE PARTNERSHIP

      AREP is in the business of acquiring and managing real estate. Historically, AREP's holdings have been primarily office, retail, industrial, residential and hotel properties. As of January 18, 1995, AREP owned 252 separate real estate assets (primarily consisting of fee and leasehold interests) in 35 states and Canada (one property). In addition to directly holding real property, AREP may originate or purchase mortgage loans including non-performing mortgage loans. AREP will normally acquire non-performing mortgage loans with a view to acquiring title to or control over the underlying properties and recently acquired two such loans on two residential apartment complexes located in Lexington, Kentucky. AREP foreclosed on each of these loans and now holds title to the underlying properties.

AREP also may retain purchase money mortgages in connection with its sale of portfolio properties, with such terms as the General Partner deems appropriate at the time of sale.

      Certain of AREP's investments may be owned by special purpose subsidiaries formed by AREP or by joint venture partnerships (including joint ventures with affiliates of the General Partner) in which AREP, or AREP together with an affiliate, has a controlling interest. For example, AREP entered into two joint ventures with unaffiliated co-venturers in June 1994 for the purpose of developing luxury garden apartment complexes. The first joint venture, formed as an Alabama limited liability company (the "Alabama Venture"), will develop a 240 unit multi-family project in Hoover, Alabama. The second joint venture, a Delaware limited partnership, will develop a 288 unit multi-family project in Cary, North Carolina (the "North Carolina Venture"). AREP also may indirectly acquire interests in real estate by acquiring the securities of entities which own real estate.

      All decisions with respect to the improvement, expansion, acquisition, disposition, development, management, financing or refinancing of properties or other investments are at the sole discretion of the General Partner. While most of the Partnership's real estate assets are
currently net-leased to single corporate tenants,     the Partnership is
endeavoring to further diversify and expand its portfolio. The General Partner believes that in the current real estate market there are undervalued properties available for purchase, including commercial properties, land parcels, residential development projects, non-performing loans and other development opportunities. The General Partner believes that such acquisitions would assist in the diversification of the current portfolio and the enhancement of the Partnership's return on investment. Where opportunities exist, AREP may acquire such assets with the proceeds of the Offering or, to the extent permitted under its senior unsecured credit facility (the "Senior Unsecured Debt"), with sale or refinancing proceeds which AREP retains for reinvestment rather than distributing to Unitholders. See "Description of Partnership Agreement - Distributions of Cash Flow - Distributions from Sales and Refinancings."

      AREP was organized in the State of Delaware on February 17, 1987.
Its principal business address is 90 South Bedford Road, Mt. Kisco, New
York 10549 and its telephone number is (914) 242-7700. AREP's general partner is American Property Investors, Inc. (the "General Partner"), a Delaware corporation which is wholly owned by Carl C. Icahn ("Icahn").
AREP conducts its business through a subsidiary limited partnership, American Real Estate Holdings Limited Partnership (the "Subsidiary"). AREP owns a 99% limited partnership interest in the Subsidiary. The General
   Partner acts as the general partner of the Subsidiary and has a 1% general partnership interest in both AREP and the Subsidiary.

RECENT EVENTS

      UNITHOLDER LITIGATION. On August 15 and 16, 1994, AREP was served with two class action complaints, both filed with the Delaware Court of Chancery, New Castle County, in connection with the Offering, STEVEN YAVERS
v. AMERICAN REAL ESTATE PARTNERS, L.P., AMERICAN PROPERTY INVESTORS, INC., AND CARL C. ICAHN, C.A. No. 13682, and ALLAN HAYMES, I.R.A. v. AMERICAN REAL ESTATE PARTNERS, L.P., AMERICAN PROPERTY INVESTORS, INC., AND CARL C. ICAHN, C.A. No. 13687. An additional complaint relating to the Offering has been filed with the Delaware Court of Chancery, New Castle County, and all three have been consolidated into one action (the "Consolidated Action").

      Plaintiffs in the Consolidated Action claim that defendants have breached fiduciary and common law duties owed to plaintiffs and plaintiffs' putative class by engaging in self-dealing and by failing to disclose all relevant facts regarding the Offering. Plaintiffs seek declaratory and injunctive relief declaring the action properly maintainable as a class action, declaring that defendants breached their fiduciary and other duties, enjoining the Offering, ordering defendants to account for all damages suffered by the class as a result of the alleged acts and awarding further relief as the court deems appropriate.


      By agreement among AREP and the above mentioned plaintiffs, AREP's time to respond to the consolidated complaint has been extended to February 8, 1995. AREP believes the allegations are without merit and intends to vigorously defend the Consolidated Action.

      ENVIRONMENTAL ARBITRATION. Lockheed Missile & Space Company, Inc. ("Lockheed"), a tenant of the Partnership's leasehold property in Palo Alto, California, has entered into a consent decree with the California Department of Toxic Substances ("CDTS") to undertake certain environmental remediation at this property. Lockheed has estimated that the environmental remediation costs may be up to approximately $14,000,000. In a non-binding determination by the CDTS, Lockheed was found responsible for approximately 75% of such costs and the balance was allocated to other parties. The Partnership was allocated no responsibility for any such costs.

      Lockheed has served a notice that it may exercise its statutory right to have its liability reassessed in a binding arbitration proceeding. In this notice of arbitration, Lockheed stated that it will attempt to have allocated to the Partnership and to the Partnership's ground-lessor (which may claim a right of indemnity against the Partnership) approximately 9% and 17%, respectively, of the total remediation costs. The Partnership believes that it has no liability for any of such costs and in any proceeding in which such liability is asserted against the Partnership, the Partnership intends to contest such liability vigorously. In the event any of such liability is allocated to the Partnership, the Partnership intends to seek indemnification for any such liability from Lockheed in accordance with its lease.


      ENVIRONMENTAL SITE ASSESSMENT PROGRAM. Most of AREP's properties continue to be net leased to single corporate tenants and AREP believes these tenants would be responsible for any environmental conditions existing on the properties they lease and normally such conditions should not have a material adverse effect on the capital expenditures, earnings or competitive position of AREP. While most tenants have assumed responsibility for the environmental conditions existing on their leased property, there can be no assurance that the Partnership will not be deemed to be a responsible party or that the tenant will bear the costs of remediation. Many of the properties acquired by AREP in connection with the Exchange were not subjected to any type of environmental site assessment at the time of the acquisition. Consequently, AREP recently has undertaken to have certain properties (approximately 66) in its portfolio which were not inspected at the time of acquisition to be subjected to a Phase I Environmental Site Assessment by a third party consultant. AREP has begun to notify certain tenants of suggested monitoring and compliance actions which were recommended by its consultant. AREP believes that under the terms of its net leases with its tenants, the costs of any environmental problems that may be discovered on these properties generally would be the responsibility of such tenants. However, there can be no assurance that AREP would not be deemed to be a responsible party or that the tenant could bear the costs of remediation. See "Investment Considerations - Risks Associated with Real Estate Investments - Environmental Matters."

       The Phase I Environmental Assessments inconclusively indicate that certain sites may have environmental conditions that should be further reviewed. Based on the results of the Phase I Environmental Site Assessments, the environmental consultant has recommended that limited Phase II Environmental Site Investigations be conducted for approximately 20 of the sites in order to ascertain whether there are any environmental conditions and the anticipated cost of any remediation. AREP will notify each of the tenants of the respective sites of the environmental consultant's recommendations. If such tenants do not promptly arrange for Phase II Environmental Site Investigations to be conducted, AREP may have to undertake the same at its own cost. At the conclusion of the Phase II Environmental Site Investigations, AREP will seek to coordinate with the tenants to attempt to ensure that they cause any required remediation to be performed. As no Phase II Environmental Site Investigations have been conducted by the consultant, there can be no accurate estimation of the need for or extent of any required remediation, or the cost thereof.

      In addition to conducting such Phase I Environmental Site Assessments, AREP has developed a site inspection program. This program is being conducted by an in-house employee (who is an experienced construction manager and registered architect) who visits AREP's properties and visually inspects the premises in an effort to determine whether there is any indication that tenants are engaged in any practices which would potentially expose AREP to liability and to ensure that the property is being maintained properly. There is no assurance, however, that this program will in fact minimize any potential environmental or other cost exposure to AREP.

                                 THE OFFERING

TERMS OF THE OFFER

      For the purposes of this Prospectus, the Partnership has assumed 2,000,000 Rights will be issued and the aggregate number of Depositary Units and Preferred Units have been computed accordingly. However, there can be no assurance that 2,000,000 Rights will be issued, due to mathematical rounding computations. Each Record Date Holder is being issued one Right for each seven Depositary Units owned on the Record Date. The number of Rights issued to a Record Date Holder of a number of Depositary Units not divisible by seven is determined by multiplying the number of Depositary Units held by such Record Date Holder on the Record Date by .14 and then rounding up to the nearest whole number if the fractional amount is greater than or equal to .5 and rounding down to the nearest whole number if the fractional amount is less than .5. In the case of Depositary Units held of record by any firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc., or a commercial bank or a trust company or other person that holds Depositary Units as nominee for more than one beneficial owner (each, a "Nominee Holder"), the number of Rights issued to such Nominee Holder will be adjusted to permit rounding up of the Rights to be received by the beneficial owners for whom it is the holder of record only if such Nominee Holder provides to the Partnership on or before the close of business on _________, 1995 written representation of the number of Rights required for such rounding. No fractional Rights will be issued in this Offering. The Rights entitle the holders thereof to acquire at the Subscription Price six Depositary Units and one Preferred Unit for each Right held. The Rights are evidenced by Subscription Certificates, which will be mailed to Record Date Holders other than Foreign Record
Date Holders.


      Completed Subscription Certificates may be delivered to the Subscription Agent at any time during the Subscription Period, which commences __________, 1995 and ends at 5:00 p.m., New York City time on __________, 1995, unless extended by the Partnership. All Rights may be exercised immediately upon receipt and until 5:00 p.m., New York City time, on the Expiration Date.

      Rights may be exercised by completing a Subscription Certificate and delivering it, together with payment in full, either by means of a notice of guaranteed delivery or a check, to the Subscription Agent. If the Rights Holder chooses to send a Subscription Certificate, such certificate must be accompanied by payment in full. The method by which Rights may be exercised and Depositary Units and Preferred Units paid for is set forth below under "Exercise of Rights" and "Payment for Securities."

      The Rights are freely transferable, and the Partnership will seek to list the Rights for trading on the NYSE. There can be no assurance, however, that the Rights will be listed or that a market for the Rights will develop. See "- Sale of Rights."

      The Partnership does not have the right to withdraw this Offering after the Rights have been distributed.

SUBSCRIPTION PRICE


      The Subscription Price for Depositary Units and Preferred Units subscribed for through the exercise of Basic Subscription Rights and the Over-Subscription Privilege will be $_____, of which $____ is allocable to the Depositary Unit and $10.00 is allocable to the Preferred Unit.

NO MODIFICATION OR REVOCATION

      ONCE A HOLDER OF RIGHTS HAS PROPERLY EXERCISED ITS BASIC SUBSCRIPTION RIGHTS AND THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE MODIFIED OR REVOKED.

EXPIRATION OF OFFERING

      This Offering will expire at 5:00 p.m., New York City time, on ___________, 1995 unless extended by the Partnership (the "Expiration Date"). Rights will expire on the Expiration Date and thereafter may not be exercised.

SUBSCRIPTION AGENT

      The Subscription Agent is Registrar and Transfer Company, a New York corporation. The Subscription Agent is not affiliated with either the Partnership or Icahn. The Subscription Agent will receive for its administration, processing, invoicing and other services as subscription agent, a fee estimated to be approximately $______, including reimbursement for all out-of-pocket expenses related to this Offering. Questions regarding the Subscription Certificates should be directed to the Subscription Agent at ________________; Rights Holders may also consult their brokers or nominees. Signed Subscription Certificates (see Appendix
A) should be sent by mail, hand, express mail or overnight courier, together with payment of the Subscription Price in full to Registrar and Transfer Company, 10 Commerce Drive, Cranford, New Jersey 07016, Attn:
___________.  See "- Payment for Securities."

      Any questions or requests for assistance may be directed to the Subscription Agent at (800) _________ or the Partnership at (800) 255-2737.

OVER-SUBSCRIPTION PRIVILEGE

      If all Basic Subscription Rights are not exercised in full, Depositary Units and Preferred Units not subscribed for by Exercising Rights Holders will be offered, by means of the Over-Subscription Privilege, to Exercising Rights Holders who wish to acquire additional Depositary Units and Preferred Units. The Over-Subscription Privilege may be exercised by any Rights Holder who exercised any of his Basic Subscription Rights. Depositary Units and Preferred Units purchased pursuant to the Over-Subscription Privilege must be purchased as a unit consisting of six Depositary Units and one Preferred Unit and may not be subscribed for separately. Rights Holders should indicate, on the Subscription Certificate which they submit with respect to the exercise of their Basic Subscription Rights, how many additional Depositary Units and Preferred Units they are willing to acquire pursuant to the Over-Subscription Privilege. If all Basic Subscription Rights are exercised, the Over-Subscription Privilege may not be exercised.


      The available Depositary Units and Preferred Units will be allocated pro rata among those who over-subscribed according to the aggregate number of Basic Subscription Rights exercised. The percentage of remaining Depositary Units and Preferred Units each Rights Holder may acquire may be rounded up or down to result in delivery of whole Depositary Units and Preferred Units. The allocation process may involve a series of allocations in order to assure that the total number of Depositary Units and Preferred Units available pursuant to the Over-Subscription Privilege is distributed on a pro rata basis. In the event a Rights Holder exercising the Over- Subscription Privilege is allocated less than the number of Depositary Units and Preferred Units than such Holder subscribed for, excess subscription payments will be refunded. See "- Payment for Securities" below.

SUBSCRIPTION GUARANTY

      The Guarantor holds 1,365,768 Depositary Units, representing approximately 9.89% of the outstanding Depositary Units, has agreed, subject to certain conditions contained in the Subscription Guaranty Agreement, (i) to subscribe for and purchase 1,147,248 Depositary Units and 191,208 Preferred Units through the exercise of its Basic Subscription Rights and
(ii) to subscribe for all other Depositary Units and Preferred Units pursuant to the Over-Subscription Privilege, and, subject to proration as described above, to purchase such additional Depositary Units and Preferred Units. If no Rights are exercised by Rights Holders other than the Guarantor, the Guarantor would beneficially own 13,365,768 Depositary Units (or approximately 51.78% of the then outstanding Depositary Units) and all of the Preferred Units. The Guarantor will receive certain registration rights with respect to its Units for providing the Subscription Guaranty but will not otherwise be compensated. See "- Registration Rights Agreement." The terms of such Subscription Guaranty and the registration rights were reviewed and approved by the Audit Committee of the Board of Directors of the General Partner. In approving the terms of the Subscription Guaranty, the Audit Committee of the Board of Directors of the General Partner considered, among other things, the nature and terms of the securities being offered pursuant to the Offering and the possibility that the Guarantor may increase its ownership in the Partnership at a discount to the market price. The Audit Committee concluded that given the business opportunities currently available to the Partnership and its related requirement for cash to take full advantage of such opportunities, as well as the uncertainty of market conditions which might impact the success of the Offering were the Subscription Guaranty not in place and the fact that the Subscription Guaranty does not permit the Guarantor to acquire Depositary Units in the Offering except on the same terms upon which other Unitholders may acquire Depositary Units, the overall benefits to be received by the Partnership as a result of the Subscription Guaranty warranted approval of such arrangement. The members of the Audit Committee are William A. Leidesdorf and Jack G. Wasserman. Messrs. Leidesdorf and Wasserman are not affiliated with the General Partner or any of its affiliates, including the Guarantor and Icahn.


      As a result of the Subscription Guaranty, assuming the conditions in the Subscription Guaranty Agreement are satisfied, the Partnership is assured of receiving an amount equal to the amount that would have been raised had all Basic Subscription Rights been exercised in full, approximately $110,000,000 assuming the issuance of 2,000,000 Rights (the "Guaranteed Amount").


      SUBSCRIPTION GUARANTY AGREEMENT. Upon the terms and subject to the conditions contained in a Subscription Guaranty Agreement, dated the date hereof (the "Subscription Guaranty Agreement"), the Guarantor has agreed (i) to subscribe for and purchase 1,147,248 Depositary Units and 191,208 Preferred Units through the exercise of its Basic Subscription Rights and
(ii) to subscribe for all other Depositary Units and Preferred Units pursuant to the Over-Subscription Privilege (the "Unsubscribed Units"), and, subject to proration as described above, to purchase such additional Depositary Units and Preferred Units.



      The Subscription Guaranty Agreement provides that the obligation of the Guarantor to pay for and accept delivery of the Unsubscribed Units is subject to certain conditions, including the conditions that, that no stop order suspending the effectiveness of the Registration Statement is in effect and that no proceedings for such purpose have been instituted or threatened by the Commission, the Partnership shall not have terminated the Offering, the outbreak of war or other crisis, the effect of which on the financial markets is such as to make it, in the sole judgment of the Guarantor, impracticable or inadvisable to proceed with the Offering and approval of certain legal matters by counsel to the Guarantor. The Guarantor is obligated to take and pay for all of the Unsubscribed Units if any are purchased pursuant to the Subscription Guaranty Agreement.

         Delivery and payment for the Unsubscribed Units purchased by the Guarantor shall be on the fifth Business Day after written notice is given by the Partnership or the Subscription Agent to the Guarantor of the number and aggregate purchase price of the Unsubscribed Units the Guarantor is obligated to purchase pursuant to the exercise of the Over-Subscription Privilege.

      No fee is being paid to the Guarantor for the Subscription Guaranty, except that any Units held by the Guarantor will be subject to certain registration rights. See "-Registration Rights Agreement." In addition, the Partnership has agreed to reimburse the Guarantor for certain of its accountable expenses in connection with the Offering in the event the Subscription Guaranty Agreement is terminated in accordance with its terms.

      The Partnership and the Guarantor have agreed to indemnify each other against certain liabilities, including liabilities under the federal securities laws.

      REGISTRATION RIGHTS AGREEMENT. Pursuant to the Registration Rights Agreement, the Guarantor has been granted two demand and unlimited piggyback registration rights with respect to its Units. The Partnership has agreed to pay any expenses incurred in connection with a registration requested under the Registration Rights Agreement. No prediction can be made as to the effect, if any, that market sales of Units or the availability of Units for sale will have on the market price of the Units prevailing from time to time. Nevertheless, sales of substantial amounts of Units in the public market could adversely affect prevailing market prices.

SALE OF RIGHTS

      The Rights are transferable until the close of business on the last Business Day prior to the Expiration Date. The Partnership will seek to list the Rights on the NYSE and, if so listed, the Rights may be sold through a broker over the NYSE. In addition, the Rights evidenced by a single Subscription Certificate may be transferred in whole or in part by endorsing the Subscription Certificate for transfer in accordance with the accompanying instructions by delivering to the Subscription Agent a Subscription Certificate properly endorsed for transfer, with instructions to register such portion of the Rights evidenced thereby in the name of the transferee and to issue a new Subscription Certificate to the transferee evidencing such transferred Rights. In such event, a new Subscription Certificate evidencing the balance of the Rights will be issued to the transferring Rights Holder or, if the transferring Rights Holder so instructs, to an additional transferee.

     Rights Holders wishing to transfer all or a portion of their Rights (other than over the NYSE, if so listed), should allow up to three Business Days prior to the Expiration Date (the "Guaranteed Transfer Date") for (i) the transfer instructions to be received and processed by the Subscription Agent; (ii) a new Subscription Certificate to be issued and transmitted to the transferee or transferees with respect to transferred Rights, and to the transferor with respect to retained Rights, if any; and (iii) the Rights evidenced by such new Subscription Certificate to be exercised or sold by the recipients thereof. Neither the Partnership nor the Subscription Agent shall have any liability to a transferee or transferor of Rights if Subscription Certificates are not received on or prior to the Guaranteed Transfer Date.

      Except for the fees charged by the Subscription Agent (which will be paid by the Partnership as described above), all commissions, fees and other expenses (including brokerage commissions and transfer taxes) incurred in connection with the purchase, sale or exercise of Rights will be for the account of the transferor of the Rights, and none of such commissions, fees or expenses will be paid by the Partnership or the Subscription Agent.

      The Rights will be eligible for transfer through, and the exercise of the Basic Subscription Rights (but not the Over-Subscription Privilege) may be effected through, the facilities of The Depository Trust Company ("DTC"); Rights exercised through DTC are referred to as "DTC Exercised Rights." The holder of a DTC Exercised Right may participate in the Over-Subscription Privilege in respect of such DTC Exercised Right by properly executing and delivering to the Subscription Agent, at or prior to 5:00 p.m., New York City time, on the Expiration Date, a Nominee Holder Over-Subscription Form (see Appendix C), together with payment of the Subscription Price for the number of Depositary Units and Preferred Units for which the Over-Subscription Privilege is to be exercised. Copies of the Nominee Holder Over-Subscription Form may be obtained from the Subscription Agent.

EXERCISE OF RIGHTS

      Rights may be exercised by filling in and signing the reverse side of the Subscription Certificate which accompanies this Prospectus and mailing it in the envelope provided, or otherwise delivering the completed and signed Subscription Certificate to the Subscription Agent, together with full payment of the Subscription Price for the Depositary Units and the Preferred Units as described below under "Payment for Securities." Completed Subscription Certificates must be received by the Subscription Agent at the address set forth above. Rights may also be exercised through an Exercising Rights Holder's broker or dealer, who may charge such Exercising Rights Holder a servicing fee.

      Nominees who hold Depositary Units for the account of others, such as brokers, trustees or depositories for securities, should notify the respective beneficial owners of such Depositary Units as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights. If the beneficial owner so instructs, the nominee should complete the Subscription Certificate and submit it to the Subscription Agent with the proper payment. In addition, beneficial owners of Depositary Units or Rights held through such a nominee should contact the nominee and request the nominee to effect transactions in accordance with the beneficial owner's instructions.

EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

      Any Exercising Rights Holder may participate in the Over-Subscription Privilege, if it is granted, by indicating on their Subscription Certificate the number of Depositary Units and Preferred Units he is willing to acquire pursuant thereto. There is no limit on the number of Depositary Units and Preferred Units that Exercising Rights Holders may seek to subscribe for pursuant to the Over-Subscription Privilege.
However, the Depositary Units and Preferred Units purchased pursuant to the exercise of the Over-Subscription Privilege must be purchased as a unit consisting of one Depositary Unit and three Preferred Units and may not be subscribed for separately. The number of Depositary Units and Preferred Units issued to each Rights Holder participating in the Over-Subscription Privilege will be allocated as described above under "Over-Subscription Privilege."

      Banks, brokers and other nominee holders of Rights will be required to certify to the Partnership, before the Over-Subscription Privilege may be exercised as to any particular beneficial owner, as to the aggregate number of Basic Subscription Rights exercised and the aggregate amount of Depositary Units and Preferred Units subscribed for pursuant to the Over-Subscription Privilege by such beneficial owner and that such beneficial owner exercised Basic Subscription Rights.

PAYMENT FOR SECURITIES

      Delivery and payment for the Unsubscribed Units purchased by the Guarantor shall be on the fifth Business Day after written notice is given by the Partnership or the Subscription Agent to the Guarantor of the number and aggregate purchase price of the Unsubscribed Units the Guarantor is obligated to purchase pursuant to the exercise of the Over-Subscription Privilege. Payment for Depositary Units and Preferred Units subscribed for pursuant to the exercise of Basic Subscription Rights and the Over-Subscription Privilege by other Exercising Rights Holders must be tendered to the Subscription Agent along with a properly executed Subscription Certificate on or prior to the Expiration Date. Exercising Rights Holders must choose one of the following methods of payment:


        1. An Exercising Rights Holder can send the Subscription Certificate together with payment in full for the Depositary Units and Preferred Units subscribed for through exercise of their Basic Subscription Rights and the maximum number of Depositary Units and Preferred Units the Exercising Rights Holder wishes to subscribe for pursuant to the Over-Subscription Privilege to the Subscription Agent based upon the Subscription Price of $_____. Subscriptions will be accepted when payment, together with the executed Subscription Certificate, is received by the Subscription Agent at __________; such payment and Subscription Certificates to be received by the Subscription Agent no later than 5:00 p.m., New York City time, on the Expiration Date. The Subscription Agent will deposit all checks received by it for the purchase of Depositary Units and Preferred Units into a segregated interest-bearing account of the Partnership (the interest from which will belong to the Partnership) pending proration and distribution of the Depositary Units and Preferred Units. A PAYMENT PURSUANT TO THIS METHOD MUST BE IN U.S. DOLLARS BY MONEY ORDER OR CHECK DRAWN ON A BANK LOCATED IN THE UNITED STATES, MUST BE PAYABLE TO REGISTRAR AND TRANSFER COMPANY AS SUBSCRIPTION AGENT FOR AMERICAN REAL ESTATE PARTNERS, L.P. AND MUST ACCOMPANY AN EXECUTED SUBSCRIPTION CERTIFICATE FOR SUCH SUBSCRIPTION CERTIFICATE TO BE ACCEPTED AND BE RECEIVED BY 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE.

        2. Alternatively, a subscription will be accepted by the Subscription Agent if, prior to 5:00 p.m., New York City time, on the Expiration Date, the Subscription Agent has received a Notice of Guaranteed Delivery (See Appendix B) by facsimile (telecopy) or otherwise from a bank, a trust company, or a NYSE member guaranteeing delivery of (i) payment of the full Subscription Price for the Depositary Units and the Preferred Units subscribed for through exercise of the Basic Subscription Right and any additional Depositary Units and the Preferred Units subscribed for pursuant to the Over-Subscription Privilege, and (ii) a properly completed and executed Subscription Certificate. The Subscription Agent will not honor a Notice of Guaranteed Delivery unless a properly completed and executed Subscription Certificate and full payment for the Depositary Units and the Preferred Units is received by the Subscription Agent by the close of business on the fifth Business Day after the Expiration Date (the "Protect Period").

      Within seven Business Days following the Protect Period, the Subscription Agent will send to each Exercising Rights Holder (or, if the Depositary Units are held by a Nominee Holder, to such Nominee Holder) certificates representing the Depositary Units and the Preferred Units purchased pursuant to exercise of the Basic Subscription Rights and, if applicable, the Over-Subscription Privilege along with a letter explaining the allocation of Depositary Units and the Preferred Units pursuant to the Over-Subscription Privilege. Any excess payment to be refunded by the Partnership to a Rights Holder who is not allocated the full amount of Depositary Units and Preferred Units subscribed for pursuant to the Over-Subscription Privilege will be mailed by the Subscription Agent within seven Business Days after the Protect Period. All payments by a Rights Holder must be in United States dollars by money order or check drawn on a bank located in the United States and payable to Registrar and Transfer Company, as Subscription Agent for American Real Estate Partners, L.P.

      Whichever of the two methods described above is used, issuance and delivery of certificates for the Depositary Units and the Preferred Units purchased are subject to collection of checks and actual payment.

      If an Exercising Rights Holder who acquires Depositary Units and Preferred Units through the exercise of its Basic Subscription Rights or pursuant to the Over-Subscription Privilege does not make payment of any amounts due, the Partnership and the Subscription Agent reserve the right to take any or all of the following actions: (i) find other holders of Depositary Units or Rights for such subscribed and unpaid for Depositary Units and Preferred Units; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Depositary Units and Preferred Units which could be acquired by such holder upon exercise of its Basic Subscription Rights and/or pursuant to the Over-Subscription Privilege; and/or (iii) exercise any and all other rights or remedies to which it may be entitled, including, without limitation, the right to set-off against payments actually received by it with respect to such subscribed Depositary Units and Preferred Units.

      THE METHOD OF DELIVERY OF SUBSCRIPTION CERTIFICATES AND PAYMENT OF THE SUBSCRIPTION PRICE TO THE PARTNERSHIP WILL BE AT THE ELECTION AND RISK OF THE RIGHTS HOLDERS, BUT IF SENT BY MAIL IT IS RECOMMENDED THAT SUCH CERTIFICATES AND PAYMENTS BE SENT BY REGISTERED MAIL, PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, AND THAT A SUFFICIENT NUMBER OF DAYS BE ALLOWED TO ENSURE DELIVERY TO THE SUBSCRIPTION AGENT AND CLEARANCE OF PAYMENT PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE EXPIRATION DATE. BECAUSE UNCERTIFIED PERSONAL CHECKS MAY TAKE AT LEAST FIVE BUSINESS DAYS TO CLEAR, RIGHTS HOLDERS ARE STRONGLY URGED TO PAY, OR ARRANGE FOR PAYMENT, BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.

      All questions concerning the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Partnership whose determinations will be final and binding. The Partnership in its sole discretion may waive any defect or irregularity or permit a defect or irregularity to be corrected within such time as it may determine, or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Partnership determines in its sole discretion. The Partnership will not be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

SALE OF API NOMINEE CORP. RIGHTS

      Pursuant to the Exchange, the Partnership acquired the real estate and other assets of the Predecessor Partnerships. In connection with the Exchange, the Depositary Units of certain non-consenting investors in the Predecessor Partnerships issued in connection with the Exchange were registered in the name of Nominee Corp. As of January 18, 1995 Nominee Corp. held 161,921 Depositary Units. Unless such non-consenting investors execute and return their transfer applications and the certificates evidencing their interests in the Predecessor Partnerships issued in connection with the Exchange, thereby becoming holders of record of the Depositary Units held by Nominee Corp., prior to the Record Date, Nominee Corp shall use its reasonable efforts to sell the Rights issued to Nominee Corp. and the proceeds from such sale, if any, will be held in escrow by Nominee Corp. Neither the General Partner nor the Guarantor intends to purchase Rights from Nominee Corp.

FOREIGN RECORD DATE UNITHOLDERS

      Subscription Certificates will not be mailed to Foreign Record Date Unitholders. The Rights to which such Subscription Certificates relate will be held by the Subscription Agent for such Foreign Record Date Unitholders' accounts until instructions are received to exercise, sell or transfer the Rights. If no instructions have been received by 12:00 Noon, New York City time, three Business Days prior to the Expiration Date, the Subscription Agent will use its best efforts to sell the Rights of those Foreign Record Date Unitholders. The net proceeds, if any, from the sale of those Rights by the Subscription Agent will be remitted to the Foreign Record Date Unitholder.


                 PURPOSE OF THE OFFERING AND USE OF PROCEEDS

PURPOSE OF THE OFFERING

      GENERAL. Most of AREP's real estate assets continue to be net-leased to single corporate tenants. By the end of the year 2000, net leases representing approximately 26% of AREP's net annual rentals from its portfolio will be due for renewal, and by the end of the year 2002, net leases representing approximately 40% of AREP's net annual rentals will be due for renewal. In many of these leases, the tenant has an option to renew at the same rents they are currently paying and in many of these leases the tenant also has an option to purchase. The Partnership believes that tenants acting in their best interest may be expected to renew those leases which will be at below market rents, while leases for properties that are less marketable (either as a result of the condition of such property or its location) or at above market rents may well be turned back to AREP. Since most of AREP's properties are net leased to single corporate tenants, it is expected that it may be difficult, or at the very least, take a fair amount of time to re-lease or sell those properties that existing tenants decline to re-let or purchase and the Partnership may be required to incur expenditures to renovate properties for new tenants. In addition, the Partnership may become responsible for the payment of certain expenses including maintenance, utilities, taxes, insurance and environmental compliance costs, associated with such properties which are presently the responsibility of the tenant.
As a result, AREP could experience an impact on net revenue from such properties in the next decade.


      The Partnership is seeking to raise funds in the Offering to take advantage of investment opportunities that exist in the real estate market, diversify its portfolio and mitigate against the impact of lease expirations.
 The General Partner believes that, because of the recession and imbalances in the real estate market in the last several years, there are significant opportunities available to acquire undervalued properties that will enhance the value of the Partnership's investment portfolio. If in the future these investments enhance the Partnership's investment portfolio, the Partnership may reinstate distributions to holders of Depositary Units. There can be no assurance, however, that the Partnership will be able to take advantage of any such opportunities or that distributions to holders of Depositary Units will be reinstated. As the Partnership intends to focus on undervalued opportunities which may provide capital appreciation, it desires to receive funds for such investments in part through the issuance of the Preferred Units on which distributions are payable in kind as opposed to cash.


       In addition, the Offering seeks to reward Unitholders by giving them the right to purchase additional Depositary Units, at a price below market without incurring any commission charge. The distribution to Unitholders of transferable Rights which themselves may have intrinsic value, will also afford non-participating Unitholders the potential of receiving a cash payment upon sale of such Rights, receipt of which may be viewed as partial compensation for the dilution of their interest in the Partnership and the possible adverse effect on the prevailing market price of the Depositary Units resulting from the Offering.


      INVESTMENT STRATEGIES. In selecting investments, the Partnership intends to focus on assets that it believes are undervalued in the current real estate market, such as development properties and non-performing loans, which the General Partner believes have the potential to diversify and enhance the long-term value of AREP's portfolio. Such investments may require active management which could result in higher operating expenses for the Partnership. The cash flow generated by an asset will be a consideration, but the Partnership may acquire assets that are not generating positive cash flow. While this may impact cash flow in the near term and there can be no assurance that any property acquired by the Partnership will increase in value or generate positive cash flow, management intends to focus on assets that it believes may provide opportunities for long-term growth and diversification of its portfolio.

Investment by the Partnership in certain types of assets that may be regarded as non-income producing, such as land or non-performing loans, is currently restricted under the Partnership's Senior Unsecured Debt. The holders of the Senior Unsecured Debt have agreed, however, to waive this restriction with respect to any additional capital raised by AREP in the Offering and the Partnership intends, subject to negotiating terms favorable to the Partnership, to prepay in full the Senior Unsecured Debt with a portion of the proceeds from the Offering.

      Management will seek to identify and evaluate opportunities that could permit an investment to be made on favorable terms. For example, management believes that such attractive investment opportunities will be available in the context of assets held or controlled by persons who do not intend to hold such assets for long-term investment (such as assets of failed financial institutions sold in connection with their interim management by federal or state regulators and similar assets which management believes will be available from insurance companies or financial institutions under regulatory pressure to sell). The Partnership will also consider investments in properties encumbered by indebtedness that is in default, is not performing or is believed by management to be likely to be subject to future default and properties performing at a level believed by management to be substantially below their potential, due to identifiable management weaknesses or temporary market conditions such as oversupply of comparable space or stagnant or recessionary local or regional economies.

      The Partnership may also elect to establish an ownership position by first acquiring debt secured by targeted assets and then negotiating for the ownership of some or all of the underlying equity in such assets. For example, the Lexington, Kentucky properties were purchased at substantial discounts through the acquisition of the mortgages secured by these properties. The Partnership also may seek to establish a favorable economic and negotiating position through the acquisition of other rights or interests that provide it with leverage in negotiating the acquisition of targeted assets.

      The Partnership also will seek to acquire assets that are not in financial distress but which, due to the particular circumstances of their ownership, use or location present substantial opportunities for development or long term growth.

      Management also intends to continue investing in properties through the use of special purpose subsidiaries or by joint ventures, including joint ventures with affiliates of the General Partner, as demonstrated in June 1994 with the investments with third party developers in the Alabama Venture and the North Carolina Venture in which the Partnership, or the Partnership together with an affiliate, has a controlling interest. The Partnership also may indirectly acquire interests in real estate by acquiring the securities of entities which may own real estate.

     The determination of which properties are to be acquired will be within the sole discretion of the Gernal Parter, and no properties have as yet been identified for acquisition nor has the Partnership entered into any negotiations or agreements relating to the acquisition of any properties with the proceeds of the Offering.


      BENEFITS TO THE GENERAL PARTNER AND ITS AFFILIATES. The General Partner and its affiliates will benefit from the Offering because in their capacity as Exercising Rights Holders, they will have the same right to increase their investment in the Partnership as other Unitholders, including acquiring additional Depositary Units at a price less than market. The Guarantor also will receive certain registration rights with respect to its Units for providing the Subscription Guaranty. See "The Offering - Subscription Guaranty - Registration Rights Agreement." Affiliates of the General Partner may receive fees in connection with the acquisition, sale, financing, development and management of new properties acquired by the Partnership. For example, to the extent that AREP acquires any properties requiring management (e.g., operating properties that are not net leased) or supervisory management or development services, including on site services, it may enter into management or other arrangements with the General Partner or its affiliates. Generally, it is contemplated that under management arrangements, the entity managing the property would receive a management fee (generally 3% to 6% of gross rentals depending upon the location) in payment for its services and reimbursement for costs incurred. AREP also may pay affiliates of the General Partner insurance brokerage commissions on properties acquired by it, provided the cost of providing such services, including the cost of insurance, is no greater than the cost of obtaining comparable insurance from an unaffiliated party, as well as real estate brokerage commissions. Moreover, AREP may enter into other transactions with the General Partner and its affiliates, including, without limitation, buying and selling properties from or to the General Partner or its affiliates, joint venture developments, borrowing and lending money from or to the General Partner or its affiliates and issuing securities to the General Partner or its affiliates in exchange for, among other things, assets that they now own or may acquire in the future, provided the terms of such transactions are fair and reasonable to AREP. In addition, the General Partner is entitled to reimbursement by the Partnership for all allocable direct and indirect overhead expenses (including, but not limited to, salaries and rent) incurred in the performance of its obligations.


         The Partnership primarily intends to acquire properties which will require development or active management and operation since the General Partner believes such properties have greater potential for long-term growth. As development and other properties are acquired, developed, constructed, operated, leased and financed, affiliates of the General Partner may perform acquisition functions, including the review, verification and analysis of data and documentation with respect to potential acquisitions, and perform development and construction oversight and other land development services, property management and leasing services, either on a day-to-day basis or on a supervisory management basis, and may perform other services and be entitled to fees and reimbursement of expenses relating thereto, provided the terms of such transactions are fair and reasonable to AREP in accordance with the Partnership Agreement and customary to the industry.


         Subject to the limitations described below, the General Partner is also entitled to receive a reinvestment incentive fee (a "Reinvestment Incentive Fee") for performing acquisition services equal to a percentage of the purchase price (whether paid in cash, Units, other securities and/or with mortgage financing) of properties (other than Predecessor Properties (as defined below)) acquired from July 1, 1987 through July 1, 1997. This percentage is 1% for the first five years and 1/2% for the second five years. Although a Reinvestment Incentive Fee accrues each time a property is acquired, Reinvestment Incentive Fees are only payable on an annual basis, within 45 days after the end of each calendar year, if the following subordination provisions are satisfied. Reinvestment Incentive Fees accrued in any year will only be payable if the sum of (x) the sales price of all Predecessor Partnership properties (the "Predecessor Properties") (net of associated debt which encumbered these properties at the consummation of the Exchange) sold through the end of that year and (y) the appraised value of all Predecessor Properties which have been financed or refinanced (and not subsequently sold), net of the amount of any refinanced debt through the end of that year determined at the time of such financings or refinancings, exceeds the aggregate values assigned to those Predecessor Properties for purposes of the Exchange. If the subordination provisions are not satisfied in any year, payment of Reinvestment Incentive Fees for that year will be deferred. At the end of each year a new determination will be made with respect to subordination requirements (reflecting all sales, financings and refinancings from the consummation of the Exchange through the end of that year) in order to ascertain whether Reinvestment Incentive Fees may be payable irrespective of whether distributions have been made or are projected to be made to Unitholders.


         Because no investments have as yet been firmly identified, it is not possible to state precisely what role, if any, any affiliates of the General Partner may have in the acquisition, development or management of any new investments. Furthermore, with the exception of the Reinvestment Incentive Fee discussed below, it is not possible to state the amount of the income, fees or commissions the General Partner or its affiliates might be paid in connection with the investment of the Offering proceeds since the amount thereof is dependent upon the specific circumstances of each investment, including the nature of the services provided, the location of the investment and the amount customarily paid in such locality for such services. With respect to the Reinvestment Incentive Fee, assuming that (i) the Senior Unsecured Debt is prepaid in full leaving approximately $60,000,000 in Offering proceeds for new investments; (ii) the Partnership incurs $60,000,000 in additional debt to finance new investments; (iii) the Partnership acquires $120,000,000 in new investments prior to July 1, 1997; and (iv) the subordination requirements are satisfied during all relevant periods, the General Partner would be entitled to receive approximately $ 600,000 in Reinvestment Incentive Fees as a result of the Offering. The Audit Committee of the Board of Directors of the General Partner meets on an annual basis, or more often if necessary, to review any conflicts of interest which may arise, including the payment by the Partnership of any fees to the General Partner or any of its affiliates.


USE OF PROCEEDS

      The proceeds from the Offering are estimated to be approximately $___________ after the payment of Offering expenses estimated to be approximately $___________. While the Partnership does not have pending any negotiations or agreements regarding property acquisitions utilizing the proceeds of the Offering or identified any properties for investment, the net proceeds of the Offering will be used to further diversify and expand the Partnership's investment portfolio and, subject to negotiating terms favorable to the Partnership, the balance will be used to prepay its Senior Unsecured Debt. If the Senior Unsecured Debt is not prepaid, such funds will be available for additional portfolio investments.

      As of December 31, 1994, the Partnership had $45,231,106 of Senior Unsecured Debt outstanding. Pursuant to the Note Agreements, the Partnership is required to make semi-annual interest payments and annual principal payments. The interest rate charged on the Senior Unsecured Debt is 9.6% per annum. Under the terms of the Note Agreements, the Partnership deferred and capitalized 2% annually of its interest payment through May 1993. In May 1994, the Partnership repaid $10 million of its outstanding Senior Unsecured Debt under the Note Agreements and principal payments of approximately $11,308,000 are due annually from 1995 through the final payment date of May 27, 1998.


      The Partnership intends, subject to negotiating favorable terms, to prepay its Senior Unsecured Debt under the Note Agreements with a portion of the proceeds from this Offering. The Note Agreements contain certain prepayment penalties which the Partnership would be required to pay if it extinguishes any portion of the outstanding principal prior to its annual due date. The Note Agreements require that such prepayment consist of 100% of the principal amount to be prepaid plus a premium based on a formula described therein. As of January 13, 1995 such premium would have been approximately $1,948,000. While such penalties may be substantial, prepayment will release the Partnership from certain covenants which restrict its operating and investment activities, including, among others, covenants relating to the level of net annual rentals from unencumbered properties and the ability to create liens and incur additional debt. The Partnership believes that this prepayment and the resulting release from the covenants in the Note Agreements will further permit it to take advantage of the investment opportunities that exist in the real estate market.


                     RATIO OF EARNINGS TO FIXED CHARGES
                      AND PREFERRED UNIT DISTRIBUTIONS


     The following table sets forth the computation of the ratio of earnings to fixed charges for the quarters ended September 30, 1994 and 1993 and each of the years in the five-year period ended December 31, 1993. The financial information for purposes of computing the ratio of earnings to fixed charges has been derived from the unaudited and audited Consolidated Financial Statements of American Real Estate Partners, L.P. and Subsidiary (the "Company") incorporated by reference herein.

      The following table also sets forth the pro forma computation of the ratio of earnings to fixed charges and Preferred Unit distributions for the quarter ended September 30, 1994 and the year ended December 31, 1993. The pro forma ratio of earnings to fixed charges and Preferred Unit distributions has been prepared by adjusting the historical Consolidated Financial Statements of the Company to give effect to the exercise of the Rights being offered hereby. The pro forma ratio of earnings to fixed charges and Preferred Unit Distributions for the quarter ended September 30, 1994 and the year ended December 31, 1993 has been prepared as if the exercise of the Rights occurred on January 1, 1993. The pro forma ratio of earning to fixed charges and Preferred Unit Distributions does not purport to be indicative of the ratio of earnings to fixed charges and Preferred Unit distributions which might have occurred had the Rights been exercised on January 1, 1993, or which may be expected to occur in the future.



                          PERIOD ENDED SEPTEMBER 30,                            YEAR ENDED DECEMBER 31,
                          --------------------------     ---------------------------------------------------------------------

                              1994           1993           1993           1992           1991           1990           1989
                          ------------   ------------   ------------   ------------   ------------   ------------   ------------
Earnings:
Net earnings  . . . . .    $18,121,935    $18,421,274    $22,676,754    $11,291,877   $1 9,436,477    $18,106,059    $27,412,945
Add back fixed charges
  charged to earnings .     17,565,719     18,918,647     25,386,816     26,068,454     27,443,207     27,987,781     27,974,270
                           -----------    -----------    -----------    -----------    -----------    -----------    -----------
    Earnings before
     fixed charges  . .    $35,687,654    $37,339,921   $48,063,5703    $37,360,331    $46,879,684    $46,093,840    $55,387,215
                           ===========    ===========    ===========    ===========    ===========    ===========    ===========
Fixed Charges:

Interest expense as
  reported  . . . . . .    $17,317,094    $18,724,571    $25,127,931    $25,859,176    $27,244,057    $27,819,859    $27,822,465
Amortization of debt
  placement costs . . .        248,625        194,076        258,885        209,278        199,150        167,922        151,805
                           -----------    -----------    -----------    -----------    -----------    -----------    -----------
                                                          25,386,816     26,068,454     27,443,207     27,987,781     27,974,270
Capitalized interest  .                       210,000        210,000         58,540
                           -----------    -----------    -----------    -----------    -----------    -----------    -----------

                                                             26

                          PERIOD ENDED SEPTEMBER 30,                            YEAR ENDED DECEMBER 31,
                          --------------------------     ---------------------------------------------------------------------

                              1994           1993           1993           1992           1991           1990           1989
                          ------------   ------------   ------------   ------------   ------------   ------------   ------------
  Total Fixed charges .    $17,565,719    $19,128,647    $25,596,816    $26,126,994    $27,443,207    $27,987,781    $27,974,270
                           ===========    ===========    ===========    ===========    ===========    ===========    ===========
Ratio:
  Earnings/Fixed
  charges:  . . . . . .           2.03           1.95           1.88           1.43           1.71           1.65           1.98
                           -----------    -----------    -----------    -----------    -----------    -----------    -----------
Pro forma Ratio of
  Earnings to Fixed
  Charges and Preferred
  Unit Distributions
  Fixed charges,
  per above   . . . . .    $17,565,719    $19,128,647    $25,596,816

  Preferred Unit
  distributions(1)  . .        787,500        750,000      1,000,000
                           -----------    -----------    -----------
  Total fixed charges .     18,353,219    $19,878,647     26,596,816
                           -----------    -----------    -----------

  Pro forma:
  Earnings/fixed
  charges:  . . . . . .           1.94           1.88           1.81
                           -----------    -----------    -----------

_____________
<F1>  (1) Assumes $20,000,000 worth of Preferred Units are issued.

                          DESCRIPTION OF SECURITIES

      The following is a brief description of (i) the Depositary Units and certain provisions of the Depositary Agreement (the "Depositary Agreement") related thereto, entered into among the Partnership, Registrar and Transfer Company, as depositary (the "Depositary"), and the Unitholders and (ii) the Preferred Units.

THE DEPOSITARY UNITS

      General. The Depositary Units represent limited partner interests in AREP. The percentage interest in AREP represented by a Depositary Unit is equal to the ratio it bears at the time of such determination to the total number of Depositary Units in AREP (including any undeposited Depositary Units) outstanding, multiplied by 99%, which is the aggregate percentage interest in AREP of all holders of Depositary Units. Subject to the rights and preferences of the Preferred Units, each Depositary Unit evidences entitlement to a portion of AREP's net cash flow, net proceeds from capital transactions and allocation of AREP's net income and net loss, as determined in accordance with the Partnership Agreement.

      The Depositary Units are registered under the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the Partnership is subject to the reporting requirements of the 1934 Act. The Partnership is required to file periodic reports containing financial and other information with the Commission.

      The Depositary Units outstanding prior to this Offering are listed, and the Depositary Units to be issued upon exercise of the Rights will be listed, on the NYSE under the symbol "ACP." Depositary Units acquired pursuant to exercise of the Rights will be freely transferable after consummation of this Offering. Resale of Depositary Units held by the General Partner and its affiliates will be restricted under federal securities laws and by virtue of certain agreements of the General Partner and its affiliates. Depositary Units are evidenced by Depositary Receipts issued by the Depositary.

      The Partnership is authorized to issue additional Depositary Units or other securities of the Partnership from time to time to Unitholders or additional investors without the consent or approval of Unitholders. There is no limit to the number of Depositary Units or additional classes thereof that may be issued. The Board of Directors of the General Partner has the power, without any further action by the Unitholders, to issue units with such designations, preferences and relative, participating or other special rights, powers and duties, including rights, powers and duties senior to existing classes of Depositary Units or Preferred Units. The Depositary Units have no preemptive rights.

      Transfer of Depositary Units. Until a Depositary Unit has been transferred on the books of the Depositary, the Depositary and the Partnership will treat the record holder thereof as the absolute owner for all purposes. A transfer of Depositary Units will not be recognized by the Depositary or the Partnership unless and until the transferee of such Depositary Units (individually, a "Subsequent Transferee," and collectively, the "Subsequent Transferees") executes and delivers a Transfer Application to the Depositary. Transfer Applications appear on the back of each Depositary Receipt and also will be furnished at no charge by the Depositary upon receipt of a request therefor. By executing and delivering a Transfer Application to the Depositary, a Subsequent Transferee automatically requests admission as a substituted Unitholder in the Partnership, agrees to be bound by the terms and conditions of the Partnership Agreement and grants a power of attorney to the General Partner. On a monthly basis, the Depositary will, on behalf of Subsequent Transferees who have submitted Transfer Applications, request the General Partner to admit such Subsequent Transferees as substituted limited partners in the Partnership. If the General Partner consents to such substitution, a Subsequent Transferee will be admitted to the Partnership as a substituted limited partner upon the recordation of such Subsequent Transferee's name in the books and records of the Partnership. Upon such admission, which is in the sole discretion of the General Partner, he will be entitled to all of the rights of a limited partner under the Delaware Act and pursuant to the Partnership Agreement. A Subsequent Transferee will, after submitting a Transfer Application to the Depositary but before being admitted to the Partnership as a substituted Unitholder of record, have the rights of an assignee under the Delaware Act and the Partnership Agreement, including the right to receive his pro rata share of distributions.

      A Subsequent Transferee who does not execute and deliver a Transfer Application to the Depositary will not be recognized as the record holder of Depositary Units and will only have the right to transfer or assign his Depositary Units to a purchaser or other transferee. Therefore, such Subsequent Transferee will neither receive distributions from the Partnership nor be entitled to vote on Partnership matters or any other rights to which record holders of Depositary Units are entitled under the Delaware Act or pursuant to the Partnership Agreement. Distributions made in respect of the Depositary Units held by such Subsequent Transferees will continue to be paid to the transferor of such Depositary Units. A Subsequent Transferee will be deemed to be a party to the Depositary Agreement and to be bound by its terms and conditions whether or not such Subsequent Transferee executes and delivers a Transfer Application to the Depositary. A transferor will have no duty to ensure the execution of a Transfer Application by a Subsequent Transferee and will have no liability or responsibility if such Subsequent Transferee neglects or chooses not to execute and deliver the Transfer Application to the Depositary.

      Whenever Depositary Units are transferred, the Transfer Application requires that a Subsequent Transferee answer a series of questions. The required information is designed to provide the Partnership with the information necessary to prepare its tax information return. If the Subsequent Transferee does not furnish the required information, the Partnership will make certain assumptions concerning this information, which may result in the transferee receiving a lower dollar amount of depreciation.

      Withdrawal of Depositary Units from Deposit. A Unitholder may withdraw from the Depositary the Depositary Units represented by his Depositary Receipts upon written request and surrender of the Depositary Receipts evidencing such Depositary Units in exchange for a certificate issued by the Partnership evidencing the same number of Depositary Units.
A Subsequent Transferee is required to become a Unitholder of record before being entitled to withdraw Depositary Units from the Depositary.
Depositary Units which have been withdrawn from the Depositary, and are therefore not evidenced by Depositary Receipts, are not transferable except upon death, by operation of law, by transfer to the Partnership or redeposit with the Depositary. A holder of Depositary Units withdrawn from deposit will continue to receive his respective share of distributions and allocations of net income and losses pursuant to the Partnership Agreement. In order to transfer Depositary Units withdrawn from the Depositary (other than upon death, by operation of law or to the Partnership), a Unitholder must redeposit the certificate evidencing such withdrawn Depositary Units with the Depositary and request issuance of Depositary Receipts representing such Depositary Units, which Depositary Receipts then may be transferred. Any redeposit of such withdrawn Depositary Units with the Depositary requires 60 days' advance written notice and payment to the Depositary of a redeposit fee (initially $5.00 per 100 Depositary Units or portion thereof), and will be subject to the satisfaction of certain other procedural requirements under the Depositary Agreement.

      Replacement of Lost Depositary Receipts and Certificates. A Unitholder or Subsequent Transferee who loses or has his or her certificate for Depositary Units or Depositary Receipts stolen or destroyed may obtain a replacement certificate or Depositary Receipt by furnishing an indemnity bond and by satisfying certain other procedural requirements under the Depositary Agreement.

      Amendment of Depositary Agreement. Subject to the restrictions described below, any provision of the Depositary Agreement, including the form of Depositary Receipt, may at any time and from time to time be amended by the mutual agreement of the Partnership and the Depositary in any respect deemed necessary or appropriate by them, without the approval of the holders of Depositary Units. No amendment to the Depositary Agreement, however, may impair the right of a holder of Depositary Units to surrender a Depositary Receipt and to withdraw any or all of the deposited Depositary Units evidenced thereby or to redeposit Depositary Units pursuant to the Depositary Agreement and receive a Depositary Receipt evidencing such redeposited Depositary Units. The Depositary will furnish notice to each record holder of a Depositary Unit, and to each securities exchange on which Depositary Units are listed for trading, of any material amendment made to the Depositary Agreement. Each record holder of a Depositary Unit at the time any amendment of the Depositary Agreement becomes effective will be deemed, by continuing to hold such Depositary Unit, to consent and agree to the amendment and to be bound by the Depositary Agreement as so amended.

      The Depositary will give notice of the imposition of any fee or charge (other than fees and charges provided for in the Depositary Agreement), or change thereto, upon record holders of Depositary Units to any securities exchange on which the Depositary Units are listed for trading and to all record holders of Depositary Units. The imposition of any such fee or charge, or change thereto, will not be effective until the expiration of 30 days after the date of such notice, unless it becomes effective in the form of an amendment to the Depositary Agreement effected by the Partnership and the Depositary.

      Termination of Depositary Agreement. The Partnership may not terminate the Depositary Agreement unless such termination (i) is in connection with the Partnership entering into a similar agreement with a new depositary selected by the General Partner, (ii) is as a result of the Partnership's receipt of an opinion of counsel to the effect that such termination is necessary for the Partnership to avoid being treated as an "association" taxable as a corporation for federal income tax purposes or to avoid being in violation of any applicable federal or state securities laws or (iii) is in connection with the dissolution of the Partnership.
The Depositary will terminate the Depositary Agreement, when directed to do so by the Partnership, by mailing notice of such termination to the record holders of Depositary Units then outstanding at least 60 days before the date fixed for the termination in such notice. Termination will be effective on the date fixed in such notice, which date must be at least 60 days after it is mailed. Upon termination of the Depositary Agreement, the Depositary will discontinue the transfer of Depositary Units, suspend the distribution of reports, notices and disbursements and cease to perform any other acts under the Depositary Agreement, except in the event the Depositary Agreement is not being terminated in connection with the Partnership entering into a similar agreement with a new depositary, the Depositary will assist in the facilitation of the withdrawal of Depositary Units by holders who desire to surrender their Depositary Receipts.

      Resignation or Removal of Depositary. The Depositary may resign as Depositary and may be removed by the Partnership at any time upon 60 days' written notice. The resignation or removal of the Depositary becomes effective upon the appointment of a successor Depositary by the Partnership and written acceptance by the successor Depositary of such appointment. In the event a successor Depositary is not appointed within 75 days of notification of such resignation or removal, the General Partner will act as Depositary until a successor Depositary is appointed. Any corporation into or with which the Depositary may be merged or consolidated will be the successor Depositary without the execution or filing of any document or any further act.

THE PREFERRED UNITS

      General. The Preferred Units represent limited partner interests in AREP and have such rights and designations as described below. The Preferred Units will be evidenced by certificates issued by the Partnership. The Partnership is required to file periodic reports containing financial and other information with the Commission.

      There is no existing market for the Preferred Units and there can be no assurance that a market for the Preferred Units will develop. The Partnership will seek to list the Preferred Units on the NYSE, however, there can be no assurance that the Preferred Units will be accepted for listing on such exchange. Resale of Preferred Units held by the General Partner and its affiliates will be restricted under federal securities laws and by virtue of certain agreements of the General Partner and its affiliates. The Preferred Units will not be evidenced by Depositary Receipts.

      Each Rights Holder who subscribes for the purchase of Depositary Units and Preferred Units pursuant to the Offering shall be deemed to have applied for admission as a limited partner of the Partnership with respect to Units acquired and to have agreed to be bound by all of the terms and conditions of the Partnership Agreement, as from time to time in effect.

      The Partnership is authorized to issue additional Units or other securities of the Partnership from time to time to Unitholders or additional investors without the consent or approval of Unitholders. There is no limit to the number of Units or additional classes thereof that may be issued. The Board of Directors of the General Partner has the power, without any further action by the Unitholders to issue units with such designations, preferences and relative, participating or other special rights, powers and duties, including rights, powers and duties senior to existing classes of Depositary Units or Preferred Units. The Preferred Units have no preemptive rights.

      Liquidation. Holders of the Preferred Units are entitled, subject to the rights of creditors, in the event of any voluntary or involuntary liquidation of the Partnership, to an amount in cash equal to $10.00 per Preferred Unit plus any accrued and unpaid distributions. The rights of the holders of the Preferred Units upon liquidation of the Company rank prior to those of holders of Depositary Units issued by the Partnership.

      Distributions. Each Preferred Unit will have a liquidation preference of $10.00 and will entitle the holder thereof to receive distributions thereon, payable solely in additional Preferred Units, at the rate of $.50 per Preferred Unit per annum (which is equal to a rate of 5% of the liquidation preference thereof), payable annually on _________ of each year (each, a "Payment Date"), commencing __________, 1996. For purposes of determining the number of new Preferred Units to be issued in respect of distributions on existing Preferred units, new Preferred Units will be valued at the liquidation preference thereof.

      The Preferred Units, including those issued as a result of distributions by the Partnership, will be represented by certificates issuable solely in whole Preferred Units. No certificates representing fractional Preferred Units will be issued, but record of ownership will be kept on the books of the Partnership and allocations, distributions, voting rights, rights with respect to redemption and the like shall be determined in accordance with fractional Preferred Unit ownership.


      Redemption. On any Payment Date commencing with the Payment Date on ____________, 2000, the Partnership, with the approval of the Audit Committee of the Board of Directors of the General Partner, may opt to redeem all, but not less than all, of the Preferred Units for a price, payable either in cash or Depositary Units, equal to the liquidation preference of the Preferred Units, plus any accrued but unpaid distributions thereon. For purposes of redemption, the Preferred Units will be valued at the liquidation value thereof and the Depositary Units will be valued at (i) if the Depositary Units are listed or admitted to trading on one or more national securities exchanges, the average price at which the Depositary Units had been trading over the 20-day period immediately preceding such redemption on the principal national securities exchange on which the Depositary Units are listed or admitted to trading; (ii) if the Depositary Units are not listed or admitted to trading on a national securities exchange but are quoted by NASDAQ, the average bid price per Depositary Unit at which the Depositary Units had been trading over the 20-day period immediately preceding such redemption, as furnished by the National Quotation Bureau Incorporated or such other nationally recognized quotation service as may be selected by the General Partner for such purpose, if such Bureau is not at the time furnishing quotations; or (iii) if the Depositary Units are not listed or admitted to trading on a national securities exchange or quoted by NASDAQ, an amount equal to the book value as reflected in the most recent audited financial statement of the partnership as of the date of redemption. On __________, 2010, the Partnership must redeem the Preferred Units on the same terms as any optional redemption.

      Business Combinations. In the event that the Partnership shall effect any capital reorganization or reclassification of its Units or shall consolidate or merge with or into, or shall sell or transfer all or substantially all of its assets to, any other entity, the holders of Preferred Units then outstanding shall be entitled to receive the same kind and amount of securities, cash, property, rights or interests as shall have been receivable for each Depositary Unit by the holders thereof in such reorganization, reclassification, consolidation, merger, sale or transfer had such Preferred Units been redeemed for Depositary Units immediately prior to such reorganization, reclassification, consolidation, merger, sale or transfer.

      Voting Rights. So long as any Preferred Units are outstanding, the Partnership shall not amend, alter or repeal any provisions of the Partnership Agreement, as amended so as to alter or change the express powers, preferences or special rights of the Preferred Units so as to affect them adversely without the consent of the holders of at least two-thirds of the total number of outstanding Preferred Units (including those held by the General Partner and its affiliates), given in person or by proxy, by vote at a meeting called for that purpose or by written consent as permitted by the Partnership Agreement. Except as described in "- Nomination of Additional Independent Directors," the holders of the Preferred Units will have no other rights to vote or to participate in the management of the Partnership.

      Nomination of Additional Independent Directors. If distributions (which are payable in kind) are not made to the holders of Preferred Units on any two Payment Dates (which need not be consecutive), the holders of more than 50% of all outstanding Preferred Units, including the General Partner and its affiliates, voting as a class, shall be entitled to appoint two nominees for the Board of Directors of the General Partner. Holders of Preferred Units owning at least 10% of all outstanding Preferred Units, including the General Partner and its affiliates to the extent that they are holders of Preferred units, may call a meeting of the holders of Preferred Units to elect such nominees. See "Description of Partnership Agreement - Meetings; Voting Rights of Unitholders." Once elected, the nominees will be appointed to the Board of Directors of the General Partner by Icahn. As directors, the nominees will, in addition to their other duties as directors, be specifically charged with reviewing all future distributions to the holders of the Preferred Units. Such additional directors shall serve until the full distributions accumulated on all outstanding Preferred Units have been declared and paid or set apart for payment. If and when all accumulated distributions on the Preferred Units have been declared and paid or set aside for payment in full, the holders of Preferred Units shall be divested of the special voting rights provided by the failure to pay such distributions, subject to revesting in the event of each and every subsequent default. Upon termination of such special voting rights attributable to all holders of Preferred Units with respect to payment of distributions, the term of office of each director nominated by the holders of Preferred Units (the "Preferred Unit Directors") pursuant to such special voting rights shall terminate and the number of directors constituting the entire Board of Directors shall be reduced by the number of Preferred Unit Directors. The holders of the Preferred Units will have no other rights to participate in the management of the Partnership and will not be entitled to vote on any matters submitted to a vote of the holders of Depositary Units.

      Transfer Agent, Registrar and Distribution Paying Agent. Registrar and Transfer Company acts as the transfer agent, registrar and distribution-paying agent (the "Transfer Agent") for the Preferred Units and the Depositary Units and receives a fee from the Partnership for serving in such capacities. All fees charged by the Transfer Agent for transfers and withdrawals of Preferred Units are borne by the Partnership and not by the Unitholders, except that fees similar to those customarily paid by stockholders for surety bond premiums to replace lost or stolen certificates, taxes or other governmental charges, special charges for services requested by a Unitholder and other similar fees or charges are borne by the affected Unitholder. There is no charge to Unitholders for disbursements of the Partnership's cash distributions. The Partnership indemnifies the Transfer Agent and its agents from certain liabilities.

      The Transfer Agent may at any time resign, by notice to the Partnership, or be removed by the Partnership, such resignation or removal to become effective upon the appointment by the General Partner of a successor transfer agent, registrar and distribution-paying agent and its acceptance of such appointment. If no successor has been appointed and has accepted such appointment within 30 days after notice of such resignation or removal, the General Partner is authorized to act as transfer agent, registrar and distribution-paying agent until a successor is appointed.

      Transfer of Preferred Units. Until a Preferred Unit has been transferred on the books of the Partnership, the Partnership and the Transfer Agent will treat the record holder thereof as the absolute owner for all purposes, notwithstanding any notice to the contrary or any notation or other writing on the certificate representing such Preferred Unit, except as otherwise required by law. Any transfers of a Preferred Unit will not be recorded by the Transfer Agent or recognized by the Partnership unless certificates representing the Preferred Units are surrendered and the transferee executes and delivers a Transfer Application to the Partnership. By executing and delivering a Transfer Application, the transferee of Preferred Units is an assignee until admitted to the Partnership as a substituted limited partner, automatically requests admission to the Partnership as a substituted limited partner, agrees to be bound by the terms and conditions of the Partnership Agreement, represents that such transferee has the capacity and authority to enter into the Partnership Agreement and grants powers of attorney to the General Partner. On a monthly basis, the Transfer Agent will, on behalf of transferees who have submitted Transfer Applications, request the General Partner to admit such transferees as substituted limited partners in the Partnership. If the General Partner consents to such substitution, a transferee will be admitted to the Partnership as a substituted limited partner upon the recordation of such transferee's name in the books and records of the Partnership. Upon such admission, which is in the sole discretion of the General Partner, he will be entitled to all of the rights of a limited partner under the Delaware Act and pursuant to the Partnership Agreement.
A transferee will, after submitting a Transfer Application to the Partnership but before being admitted to the Partnership as a substituted Unitholder of record, have the rights of an assignee under the Delaware Act and the Partnership Agreement, including the right to receive his distributions. Preferred Units are securities and are transferable according to the laws governing transfers of securities.

      A transferee who does not execute and deliver a Transfer Application to the Partnership will not be recognized as the record holder of Preferred Units and will only have the right to transfer or assign his Preferred Units to a purchaser or other transferee. Therefore, such transferee will neither receive distributions from the Partnership or any other rights to which record holders of Preferred Units are entitled under the Delaware Act or pursuant to the Partnership Agreement. Distributions made in respect of the Preferred Units held by such transferees will continue to be paid to the transferor of such Preferred Units. A transferor will have no duty to ensure the execution of a Transfer Application by a transferee and will have no liability or responsibility if such transferee neglects or chooses not to execute and deliver the Transfer Application to the Partnership.

      Whenever Preferred Units are transferred, the Transfer Application requires that a transferee answer a series of questions. The required information is designed to provide the Partnership with the information necessary to prepare its tax information return. If the transferee does not furnish the required information, the Partnership will make certain assumptions concerning this information, which may result in the transferee receiving a lower dollar amount of depreciation.

      Replacement of Lost Preferred Unit Certificates. A Unitholder or transferee who loses or has his or her certificate for Preferred Units stolen or destroyed may obtain a replacement certificate by furnishing an indemnity bond and by satisfying certain other procedural requirements under the Partnership Agreement.


                    DESCRIPTION OF PARTNERSHIP AGREEMENT

      The rights of a limited partner of the Partnership are set forth in the Partnership Agreement, which is filed as an exhibit to the Registration Statement of which this Prospectus is a part. The following is a summary of certain provisions of the Partnership Agreement and the Agreement of Limited Partnership of the Subsidiary (the "Subsidiary Partnership Agreement"), which is similar to the Partnership Agreement in all material respects (except for the Preferred Units) and also is included as an exhibit to the Registration Statement of which this Prospectus is a part. The following summary discusses certain provisions which relate to both, and is qualified in its entirety by reference to both the Partnership Agreement and the Subsidiary Partnership Agreement. A reference to the "Partnership Agreement" in this Prospectus refers to each of the Partnership Agreement and the Subsidiary Partnership Agreement, unless otherwise indicated.

ORGANIZATION

      The Partnership and the Subsidiary were organized as limited partnerships under the Delaware Act. The General Partner is the general partner of both the Partnership and the Subsidiary. The Partnership owns a 99% limited partnership interest in the Subsidiary. The General Partner owns a 1% general partnership interest in both the Partnership and the Subsidiary. Exercising Rights Holders, who are not limited partners as of the date of exercise of their Rights, will, following such exercise, be admitted as limited partners of the Partnership. The limited partnership interests of Record Date Holders who exercise their rights will be adjusted on the books and records of the Partnership accordingly.

PURPOSES, BUSINESS AND MANAGEMENT

      The purposes and business of the Partnership are (a) to directly or indirectly invest in, acquire, own, hold, manage, operate, sell, exchange and otherwise dispose of interests in real estate (including a limited partner interest in the Subsidiary) and (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of such purposes.

      The General Partner is authorized, in general, to perform all acts necessary or appropriate to carry out the purposes and to conduct the business of the Partnership, including the issuance of additional Depositary Units or other securities of the Partnership (to which the Unitholders are not required to consent). No Unitholder, in such capacity, may take part in the operation, management or control of the business of the Partnership. The General Partner, its affiliates and their employees may have other business interests and engage in other activities and are not required to manage the Partnership as their sole and exclusive function. The Partnership Agreement generally provides that, subject to the satisfaction of certain conditions, the General Partner and its affiliates will be exculpated from liability for losses sustained or liabilities incurred by the Partnership and, to the maximum extent permitted by law, will be indemnified for all liabilities and related expenses arising out of proceedings or claims related to the business of the Partnership.

      The authority of the General Partner is limited in certain respects. The General Partner is prohibited, without the written consent or affirmative vote of Unitholders owning more than 50% of the total number of all outstanding Depositary Units then held by Unitholders, including the General Partner and its affiliates to the extent that they are Unitholders (a "Majority Interest"), from, among other things, selling or otherwise disposing of all or substantially all of the Partnership's assets in a single sale or in a related series of multiple sales, dissolving the Partnership or electing to continue the Partnership in certain instances, electing a successor general partner, making certain amendments to the Partnership Agreement (see "Amendment of the Partnership Agreement") or causing the Partnership, in its capacity as sole limited partner of the Subsidiary, to consent to certain proposals submitted for the approval of the limited partners of the Subsidiary. See "- Meetings; Voting Rights of Unitholders" below, for a discussion of certain limitations on the voting rights of Unitholders.

REMOVAL OF THE GENERAL PARTNER

      Subject to the limitation on the exercise by Unitholders of voting rights as described under "-Meetings; Voting Rights of Unitholders", the General Partner may be removed by the written consent or affirmative vote of holders of Depositary Units owning more than 75% of the total number of all outstanding Depositary Units voting as a class then held by Unitholders, including the General Partner and its affiliates to the extent that they are holders of Depositary Units. If the Guarantor acquires more than 25% of all outstanding Depositary Units, the General Partner will not be able to be removed as provided above without Icahn's consent. The Guarantor, together with its affiliates, currently holds 1,365,768 Depositary Units, representing approximately 9.89% of the outstanding
Depositary Units.    Upon completion of the Offering, Icahn, through the
Guarantor and its affiliate will, assuming the exercise by all Rights Holders of their Basic Subscription Rights, own 2,513,016 Depositary Units (representing 9.74% of the Depositary Units outstanding after giving effect to the Offering); if no Rights are exercised by Rights Holders other than the Guarantor, the Guarantor will own 13,365,768 Depositary Units or approximately 51.78% of the then outstanding Depositary Units.

      Upon the removal of the General Partner as general partner of the Partnership by holders of Depositary Units, the holders of Depositary Units will be obligated to elect a successor general partner of the Partnership and to continue the business of the Partnership. At the election of the General Partner, a successor general partner will be required, at the effective date of its admission to the Partnership as a general partner, to purchase the General Partner's 1% general partner interest directly from the General Partner for a price equal to its "fair market value" as described below. If the General Partner does not elect to sell its interest, the successor general partner will be required to contribute to the capital of the Partnership cash in an amount equal to 1/99th of the product of the number of Depositary Units outstanding immediately prior to the effective date of such successor general partner's admission (but after giving effect to the conversion described below) and the average price at which the Depositary Units had been trading over the 20-day period immediately preceding such successor general partner's admission.

Thereafter, such successor general partner will be entitled to one percent (1%) of all partnership allocations and distributions.

      If the General Partner chooses not to sell its 1% General Partner interest directly to a successor general partner, the General Partner's general partner interest in the Partnership will be converted into Depositary Units, with the number of Depositary Units to be received to be based upon the "fair market value" of its General Partner interest at the time of such removal and the average price at which the Depositary Units had been trading over the 20-day period preceding the effective date of the General Partner's departure. In this regard, the "fair market value" of the departing General Partner's general partner interest is the amount that would be distributable to the General Partner on account of such interest if the Partnership were to dispose of all of its assets in an orderly liquidation commencing on the effective date of such removal at a price equal to the fair market value of those assets (discounted at the rate then payable on one-year U.S. Treasury obligations to the effective date of such removal to reflect the time reasonably anticipated to be necessary to consummate such sales), as agreed upon between the departing General Partner and its successor, or in the absence of such of an agreement, as determined by an independent appraiser.

      Upon removal of the General Partner from the Partnership, the General Partner will also be removed as general partner of the Subsidiary and its general partner interest therein will either be purchased by the successor general partner or converted into Depositary Units (in which case such successor shall also contribute to the capital of the Subsidiary) in the same manner as provided above with respect to the Partnership.

      The Partnership Agreement provides that, upon the departure of the General Partner and the conversion of its general partner interest in the Partnership to Depositary Units, the Partnership will, at the request of the departing General Partner, file with the Securities and Exchange Commission up to three registration statements under the Securities Act of 1933 registering the offering and sale of all or a portion of the Depositary Units owned by such departing General Partner, including those Depositary Units received upon conversion of its general partner interest in the Partnership and the Subsidiary. The cost of the first of any such registrations will be borne by the Partnership and the cost of any other such registration will be borne by the departing General Partner.

WITHDRAWAL OF THE GENERAL PARTNER

      The General Partner may withdraw from the Partnership after May 18, 1997, but only if: (i) such withdrawal is with the consent of a Majority Interest; (ii) the General Partner, with the consent of a Majority Interest, transfers all of its interest as general partner in the Partnership; (iii) the transferee consents to be bound by the Partnership Agreement and the transferee has the necessary legal authority to act as successor general partner of the Partnership; and (iv) the Partnership receives an opinion of counsel to the effect that such vote by the Unitholders and the admission of a new general partner is in conformity with local law, will not cause the loss of limited liability to the Unitholders and will not cause the Partnership to be treated as an "association" taxable as a corporation for federal income tax purposes.

      Notwithstanding the foregoing, the General Partner may, without the consent of the Unitholders (to the extent permitted by law), transfer its interest as general partner in the Partnership to any person or entity that has, by merger, consolidation or otherwise, acquired all or substantially all of the assets or stock of the General Partner and continued its business, provided that such person or entity has a net worth no less than that of the General Partner and has accepted and agreed to be bound by the terms and conditions of the Partnership Agreement. The General Partner also may mortgage, pledge, hypothecate or grant a security interest in its interest as general partner in the Partnership without the consent of Unitholders.

DISTRIBUTIONS OF CASH FLOW TO DEPOSITARY UNITHOLDERS

      Distributions from Operations. The Partnership Agreement provides that, subject to the rights of the holders of Preferred Units to receive their in-kind distributions, net cash flow of the Partnership for each fiscal year or portion thereof shall be distributed quarterly, or at any other time to the extent deemed appropriate by the General Partner in its sole and absolute discretion, to the holders of Depositary Units and the

General Partner in accordance with their respective ownership interests in the Partnership. The holders of the Preferred Units are not entitled to distributions of net cash flow of the Partnership. The General Partner has the power and authority to retain or use Partnership assets or revenues as, in the sole and absolute discretion of the General Partner, may be required to satisfy the anticipated present and future cash needs of the Partnership, whether for operations, expansion, improvements, acquisitions or otherwise.

      The Partnership's ability to pay the distributions of net cash flow is also based on the business plan of the Partnership, which includes retaining capital transaction proceeds for reinvestment, and an assessment of the Partnership's ability to distribute net cash flow in the future, its expenses, obligations, investments and reserves. The availability of net cash flow in the future depends as well upon events and circumstances outside the Partnership's control and no assurance can be given that the Partnership will be able to make distributions of net cash flow or as to the timing of the distribution.

      Over the last two years, the General Partner has found it necessary to decrease and, finally, suspend the Partnership's distributions to holders of Depositary Units. The General Partner determined that this action was necessary after evaluating the Partnership's anticipated cash flows, liquidity and debt service needs and its capital funding requirements. While payment of maturing debt obligations requires the use of operating cash flow and the establishment of reserves in the near-term, it should enhance AREP's equity in its investments and its cash flow in later years. AREP does not believe it would be prudent or in the long-term best interest of AREP to encumber or sell assets for the purpose of paying distributions.

      Distributions from Sales and Refinancings. Capital transaction proceeds may be distributed or retained by the Partnership for reinvestment or other Partnership purposes in the discretion of the General Partner. Generally, the Partnership intends that capital transaction proceeds will be reinvested, subject to the establishment of any reserves. The amount and timing of distributions of capital transaction proceeds, if any, will be in the sole discretion of the General Partner.

      If, in the opinion of the General Partner, a combination of capital transactions during a tax year would result in a material tax liability to holders of Depositary Units, the General Partner may distribute a portion of capital transaction proceeds sufficient to pay all or a portion of such tax liability, assuming the maximum federal capital gains tax rate for individuals. However, there can be no assurance that holders of Depositary Units may not be required to recognize taxable income in excess of cash distributions made in respect of such period. See "Income Tax Considerations."

      To the extent that capital transaction proceeds are distributed, such capital transaction proceeds will be distributed by the Partnership to the holders of Depositary Units and to the General Partner in accordance with their respective ownership interests in the Partnership.

      Generally, distributions resulting from a liquidation of the Partnership will be made in the same manner as distributions of capital transaction proceeds, subject to the overall requirement that distributions be made to partners in accordance with their positive capital account balances and the rights of the holders of Preferred Units to their liquidation preference.

      Distribution Reinvestment Plan. A Distribution Reinvestment Plan (the "Reinvestment Plan") is available to holders of Depositary Units and is designed to enable such holders to have their distributions from the Partnership invested in Depositary Units.

      Pursuant to the Reinvestment Plan, the Registrar and Transfer Company (the "Agent"), as agent for the Reinvestment Plan participants will use any distributions paid on the Depositary Units of participants to purchase additional Depositary Units in the open market. There is no assurance such Depositary Units will be available from other investors. If a participant's distribution is not large enough to purchase a full Depositary Unit, he or she will be credited with fractional Depositary Units, computed to three decimal places. To the extent Depositary Units are not available in the open market, the Agent will distribute cash to the participants.

      At the time of reinvestment, each participant will pay a service charge of 5% of the amount invested, but not less than $.75 or more than $2.50 for each investment transaction, to the Agent, plus a proportionate share of the cost of acquiring the Depositary units purchased for all participants.

      Holders of Depositary Units may become participants at any time by completing and delivering to the Agent the appropriate authorization form which will be available from the Agent and the Partnership. Participation in the Reinvestment Plan will start the next distribution payable after receipt of a participant's authorization form. A participant will be able to terminate his or her participation in the Reinvestment Plan at any time without penalty by delivering written notice to the Agent. A service charge of $2.50 will be charged by the Agent for a termination.

      Holders of Depositary Units that participate in the Reinvestment Plan will be taxed on their share of Partnership income in the same manner as if they received their Partnership distributions in cash; thus participants may incur a tax liability even though they do not receive a distribution of cash.

ALLOCATIONS OF INCOME AND LOSS

      The Partnership Agreement provides, in general, that all items of income, gain, loss and deduction are allocated to the General Partner and to the holders of Depositary Units in accordance with their respective percentage ownership in the Partnership. Items allocated to the holders of Depositary Units are further allocated among them pro rata in accordance with the respective number of Depositary Units owned by each of them. The Partnership's taxable income and losses will be computed on an annual basis and apportioned monthly among record holders of Depositary Units in proportion to the number of Depositary Units owned by them as of the close of business on the second to last day of the month in which such taxable income or losses are apportioned, notwithstanding that cash will be distributed quarterly to record holders of Depositary Units forty-five days after the end of each quarter. See "Certain Federal Income Tax Considerations." The Partnership's gains and losses from capital transactions generally will be allocated among record holders of Depositary Units in proportion to the number of Depositary Units owned by them as of the close of business on the last day of the month in which such gains and losses are realized.

      Holders of Preferred Units will be treated as having received ordinary income each year equal to the value of the liquidation preference paid or accrued for the year. The amounts included in income by the Preferred Unit holder will be deducted by the Partnership or capitalized, depending upon the use of the contributed capital. See "Certain Federal Income Tax Contributions - Certain Federal Income Tax Considerations Relating to the Partnership and Unitholders - Allocation of Income and Loss."

AMENDMENT OF THE PARTNERSHIP AGREEMENT

      Amendments to the Partnership Agreement may be proposed by the General Partner or by holders of Depositary Units owning at least 10% of the total number of Depositary Units outstanding then owned by all Unitholders. Any proposed amendment (other than those described below) must be approved by the General Partner in writing and, subject to the limitations on the exercise by Unitholders of voting rights as described under "- Meetings; Voting Rights of Unitholders", by at least a Majority Interest in order to be adopted. Unless approved by the General Partner in writing and, subject to the limitations on the exercise by Unitholders of voting rights as described under "-Meetings; Voting Rights of Unitholders", by all of the holders of Depositary Units, no amendment may be made to the Partnership Agreement if such amendment, in the opinion of counsel would result in the loss of the limited liability of Unitholders or the Partnership as the sole limited partner of the Subsidiary or would cause the Partnership or the Subsidiary to be treated as an association taxable as a corporation for federal income tax purposes. In addition, no amendment to the Partnership Agreement may be made which would: (i) enlarge the obligations of the General Partner or any Unitholder or convert the interest of any Unitholder into the interest of a general partner; (ii) modify the expense reimbursement payable to the General Partner and its affiliates pursuant to the Partnership Agreement or the fees and compensation payable to the General Partner and its affiliates pursuant to the Subsidiary Partnership Agreement; (iii) modify the order and method for allocations of net income and net loss or distributions of net cash flow from operations without the consent of the General Partner or the Unitholders adversely affected; or (iv) amend Sections 14.01, 14.02 and

14.03 of the Partnership Agreement concerning amendments thereof without the consent of Unitholders owning more than 95% of the total number of Depositary Units outstanding then held by all Unitholders.

      Notwithstanding the foregoing, the General Partner may make amendments to the Partnership Agreement without the consent of the Unitholders, if such amendments are necessary or appropriate: (i) to reflect a change in the name or location of the principal office of the Partnership; (ii) to reflect the admission, substitution, termination, or withdrawal of Unitholders in accordance with the Partnership Agreement;
(iii) to qualify the Partnership as a limited partnership or to ensure that the Partnership will not be treated as an association taxable as a corporation for federal income tax purposes; (iv) in connection with or as a result of the General Partner's determination that the Partnership does not or no longer will qualify as a partnership for federal income tax purposes, including, without limitation, an amendment reflecting the reorganization of the Partnership into a qualified "real estate investment trust"; (v) to reflect a change that is of an inconsequential nature and does not adversely affect the Unitholders in any material respect, or to cure any ambiguity, correct or supplement any provision in the Partnership Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under the Partnership Agreement that will not be inconsistent with law or with the provisions of the Partnership Agreement; (vi) to satisfy any requirements, conditions, or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state agency or contained in federal or state law; (vii) to facilitate the trading of the Depositary Units or comply with any requirement or guideline of any securities exchange on which the Depositary Units are or will be listed for trading; (viii) to make any change required or contemplated by the Partnership Agreement; (ix) to amend any provisions requiring any action by the General Partner if applicable provisions of the Delaware Act related to the Partnership are amended or changed so that such action is no longer necessary; or (x) to authorize the Partnership to issue Units (or other securities) in one or more additional classes, or one or more series of classes, with any designations, preferences and relative, participating, optional or other special rights as shall be fixed by the General Partner.

      In accordance with the foregoing, the General Partner amended the Partnership Agreement providing for the issuance of the Preferred Units offered hereby.

ISSUANCE OF ADDITIONAL SECURITIES

      The Partnership is authorized to issue additional Depositary Units or other securities of the Partnership from time to time to Unitholders or additional investors without the consent or approval of Unitholders. There is no limit to the number of Depositary Units or additional classes thereof that may be issued. The Board of Directors of the General Partner has the power, without any further action by the Unitholders to issue securities with such designations, preferences and relative, participating or other special rights, powers and duties, including rights, powers and duties senior to existing classes of Depositary Units or Preferred Units.

MEETINGS; VOTING RIGHTS OF UNITHOLDERS

      Any action that is required or permitted to be taken by Unitholders may be taken either at a meeting of the holders of Depositary Units or Preferred Units or without a meeting if consents in writing setting forth the action so taken are signed by holders of Depositary Units owning not less than the minimum number of Depositary Units or Preferred Units that would be necessary to authorize or take such action at a meeting. Meetings of the holders of Depositary Units may be called by the General Partner or by Unitholders owning at least 10% of the total Depositary Units outstanding then owned by all such Unitholders. If a distribution is not made to holders of Preferred Units for a period of two years, holders of Preferred Units owning at least 10% of the total Preferred Units outstanding then owned by all such holders, including the General Partner and its affiliates, may call a meeting of the holders of Preferred Units to elect two nominees for the Board of Directors of the General Partner. Each nominee must be approved by holders of Preferred Units owning more than 50% of all Preferred Units outstanding then owned by all such holders, including the Guarantor and its affiliates. Holders of Depositary Units or Preferred Units may vote either in person or by proxy at meetings. Unitholders of record who constitute a Majority Interest or more than 50% of all outstanding Preferred Units, and who are represented in person or proxy will constitute a quorum at a meeting of holders of Depositary Units or Preferred Units. Except as described above, the holders of Preferred Units have no rights to call meetings and will not be entitled to vote on any of the matters submitted to a vote of the holders of Depositary Units. See "- Description of Securities - Description of Preferred Units - Nomination of Additional Independent Directors."

      Matters submitted to the Unitholders for their consent will be determined by the affirmative vote, in person or by proxy, of a Majority Interest, except that a higher vote will be required for certain amendments referred to above under "- Amendment of the Partnership Agreement," the removal of the General Partner, as described above under "-Removal of the General Partner," and the continuation of the Partnership after certain events that would otherwise cause dissolution, as described below under "- Termination, Dissolution and Liquidation," and as otherwise required by law. Each Unitholder will have one vote for each Depositary Unit as to which such Unitholder has been admitted as a Unitholder. A Subsequent Transferee of Depositary Units who has not been admitted as a Unitholder of record with respect to such Depositary Units will have no voting rights with respect to such Depositary Units, even if such Subsequent Transferee holds other Depositary Units as to which it has been admitted as a Unitholder. The voting rights of a Unitholder who transfers a Depositary Unit will terminate with respect to such Depositary Unit upon such transfer, whether or not the Subsequent Transferee thereof is admitted as a Unitholder of record with respect thereto.

      The Partnership Agreement does not provide for annual meetings of the Unitholders, and the General Partner does not anticipate calling such meetings.

LIABILITY OF GENERAL PARTNER AND UNITHOLDERS

      The General Partner will be liable for all general obligations of the Partnership to the extent not paid by the Partnership. The General Partner will not, however, be liable for the nonrecourse obligations of the Partnership.

      Assuming that a Unitholder does not take part in the control of the business of the Partnership and otherwise acts in conformity with the provisions of the Partnership Agreement, the liability of the Unitholder will, under the Delaware Act, be limited, subject to certain possible exceptions, generally to the amount contributed by the Unitholder or the Unitholder's predecessor in interest to the capital of the Partnership, plus such Unitholder's share of any undistributed Partnership income, profits or property. However, under the Delaware Act, a Unitholder who receives a distribution from the Partnership that is made in violation of the Delaware Act and who knew at the time of the distribution that the distribution was improper, is liable to the Partnership for the amount of the distribution. Such liability or liability under other applicable Delaware law (such as the law of fraudulent conveyances) ceases after expiration of three years from the date of the applicable distribution. Under the Delaware Act, a partnership is prohibited from making a distribution to a partner to the extent that at the time of the distribution, after giving effect to the distribution, all liabilities of the partnership, other than liabilities to partners on account of their partnership interests and liabilities for which the recourse of creditors is limited to specified property of the partnership, exceed the fair value of the assets of the partnership (except that fair value of property that is subject to a liability for which the recourse of creditors is limited is included in the assets of the partnership only to the extent that the fair value of the property exceeds that liability). An assignee of a limited partner who becomes a substituted limited partner does not, under the Delaware Act, become liable for any obligation of the assignor to restore prior distributions.

      The Partnership conducts business through the Subsidiary in several states. Maintenance of limited liability will require compliance with legal requirements of those states. The Partnership is the sole limited partner of the Subsidiary. Limitations on the liability of a limited partner for the obligations of a limited partnership have not clearly been established in many states; accordingly, if it were determined that the possession or exercise of the right by the Partnership, as limited partner of the Subsidiary, to remove the General Partner as general partner thereof, to approve certain amendments to the Subsidiary Partnership Agreement or to take other action pursuant to the Subsidiary Partnership Agreement constituted "control" of the Subsidiary's business for the purposes of the statutes of any relevant state, the Partnership and/or Unitholders might be held personally liable for the Subsidiary's obligations. Further, under the laws of certain states, the Partnership might be liable for other amounts, such as the amount of any undistributed profits to which it is entitled, with interest, or for the amount of distributions made to the Partnership by the Subsidiary. The Partnership and the Subsidiary will operate in a manner the General Partner deems reasonable, necessary and appropriate to preserve the limited liability of the Unitholders and the Partnership.

      Upon dissolution of the Partnership for any reason (including the withdrawal or removal of the General Partner if no successor general partner is selected), the assets of the Partnership may, in certain instances, be distributed in kind to the Unitholders of record. If a distribution in kind is made, the Unitholder receiving the distribution in kind will no longer have limited liability with respect to, and will be required to make arrangements for further operation of the assets distributed to him and will receive the assets subject to certain operating agreements and liabilities of the Partnership. Disposing of distributed assets or arranging for the operation thereof could be difficult, particularly in view of the large number of persons who could receive undivided interests in certain events. See "-Termination, Dissolution and Liquidation."


EXCULPATION AND INDEMNIFICATION OF THE GENERAL PARTNER

         The Partnership Agreement provides that the General Partner and its affiliates and all of their officers, directors, employees and agents will not be liable to the Partnership or to any Unitholder for any losses sustained or liabilities incurred as a result of any action that does not constitute (i) a breach of that person's duty of loyalty to the Partnership as described in the Partnership Agreement, (ii) an act or omission in bad faith which involves intentional misconduct or a knowing violation of law or
(iii) a transaction from which an improper personal benefit is derived. The Partnership Agreement also provides that the Partnership will indemnify the General Partner and its affiliates, officers, directors, employees and agents to the fullest extent permitted by law against any liability and related expenses (including attorneys' fees) incurred in conjunction with any proceeding in which any of them may be involved, or threatened to be involved, as a party or otherwise, arising out of or incidental to the business of the Partnership, if (i) such party seeking indemnification acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and
(ii) such party's conduct did not constitute willful misconduct. Unitholders may have more limited recourse against the General Partner than would apply absent these provisions. The Partnership may purchase and maintain liability insurance covering the General Partner, or any other persons as the General Partner shall determine, against any liability that may be asserted against the General Partner or any such person in connection with the activities of the Partnership, regardless of whether indemnification against such liability would be permitted under the provisions of the Partnership. TO THE EXTENT THAT SUCH INDEMNIFICATION PROVISIONS PURPORT TO INCLUDE INDEMNIFICATION FOR LIABILITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, IN THE OPINION OF THE SECURITIES AND EXCHANGE COMMISSION, SUCH INDEMNIFICATION IS CONTRARY TO PUBLIC POLICY AND THEREFORE UNENFORCEABLE.

NO WITHDRAWAL OF CAPITAL

      A Unitholder will not have the right to request withdrawal of his capital from the Partnership nor will a Unitholder be entitled to demand or receive any return of his capital.

BOOKS AND REPORTS

      The General Partner is required to keep complete and accurate books with respect to the Partnership's business at the principal office of the Partnership. The books are maintained for financial accounting purposes on the accrual basis, in accordance with generally accepted accounting principles. The fiscal year of the Partnership is the calendar year. Unitholders will be entitled to have access to the Partnership books and certain other records at reasonable times upon reasonable notice to the General Partner, subject to certain limitations including those intended to protect confidential business information.

      The General Partner will furnish to each Unitholder, within 120 days after the close of each fiscal year, reports containing certain financial statements of the Partnership for such fiscal year, including a balance sheet and statements of income, Unitholders' equity and changes in financial position, which will be audited by a nationally recognized firm of independent certified public accountants. In addition, after the close of each fiscal quarter (except the fourth quarter), the General Partner will furnish to each Unitholder a quarterly report for the fiscal quarter containing certain financial and other information relating to the Partnership.

      Within 90 days after the close of each taxable year, the Partnership will use its best efforts to furnish to each Unitholder as of the last day of any month during such taxable year such information as may be required by the Unitholders for the preparation of their individual federal, state and local tax returns. Such information will be furnished in summary form so that certain complex calculations normally required can be avoided. The Partnership's ability to furnish such summary information may depend on the cooperation of Unitholders in supplying certain information to the Partnership.

POWER OF ATTORNEY

      Pursuant to the terms of the Partnership Agreement, each investor who receives Units pursuant to the exercise of Rights and each Subsequent Transferee who is admitted as a Unitholder of record in the Partnership following the consummation of the Rights Offering appoints the General Partner and each of the General Partner's authorized officers as such Unitholder's or substituted Unitholder's attorney-in-fact (a) to enter into the Depositary Agreement and deposit the Depositary Units of such Unitholder or substituted Unitholder in the deposit account established by the Depositary, and admit the holders of Depositary Units and Preferred Units acquired upon exercise of the Rights (to the extent such holders are not already admitted) as limited partners in the Partnership and (b) to make, execute, file and/or record (i) instruments with respect to any amendment of the Partnership Agreement; (ii) conveyances and other instruments and documents with respect to the dissolution, termination and liquidation of the Partnership pursuant to the terms of the Partnership Agreement; (iii) financing statements or other documents necessary to grant or perfect a security interest, mortgage, pledge or lien on all or any of the assets of the Partnership; (iv) instruments or papers required to continue the business of the Partnership pursuant to the Partnership

Agreement; (v) instruments relating to the admission of substituted limited partners in the Partnership; and (vi) all other instruments deemed necessary or appropriate to carry out the provisions of the Partnership Agreement. Such power of attorney is irrevocable, will survive the subsequent death, incompetency, dissolution, disability, incapacity, bankruptcy or termination of the granting Unitholder, and will extend to such Unitholder's heirs, successors and assigns.

DEATH, BANKRUPTCY OR INCOMPETENCY OF A UNITHOLDER

      The death, bankruptcy or adjudication of incompetency of a Unitholder will not dissolve the Partnership. In such event, the legal representatives of such Unitholders will have all the rights of a Unitholder for the purpose of settling or managing the estate and such power as the deceased, bankruptcy or incompetent Unitholder possessed to assess, sell or transfer any part of his interest. The transfer of Depositary Units and Preferred Units by such legal representative to any person or entity is subject to all of the restrictions to which such transfer would have been subject if it had been made by the deceased, bankrupt or incompetent Unitholder.

TERMINATION, DISSOLUTION AND LIQUIDATION

      The Partnership will continue until December 31, 2085, unless sooner dissolved or terminated and its assets liquidated upon the occurrence of the earliest of: (i) the withdrawal, removal or bankruptcy of the General Partner (subject to the right of the Unitholders to reconstitute and continue the business of the Partnership by written agreement of a Majority Interest and designation by them of a successor general partner within 90 days); (ii) the written consent or affirmative vote of a Majority Interest, with the approval of the General Partner, to dissolve and terminate the Partnership; (iii) the sale or other disposition of all or substantially all of the assets of the Partnership; (iv) the Partnership's insolvency or bankruptcy; or (v) any other event causing or requiring a dissolution under the Delaware Act. The Unitholder's right to continue the Partnership described in (i) above is subject to the receipt by the Partnership of an opinion of counsel to the effect that such continuation and the selection of a successor general partner will not result in the loss of limited liability of the Unitholders and will not cause the Partnership to be treated as an association taxable as a corporation for federal income tax purposes.

      Upon dissolution, the General Partner or other entity or person authorized to wind up the affairs of the Partnership will proceed to liquidate the assets of the Partnership and apply the proceeds of liquidation in the order of priority set forth in the Partnership Agreement.


                          INCOME TAX CONSIDERATIONS

      The following is a summary of the federal income tax aspects which are material to a typical Unitholder who is a U.S. citizen or resident regarding the ownership, exercise or sale of Rights and the owndership and sale of Depositary Units and Preferred Units and is based upon the Internal Revenue Code of 1986, as amended (the "Code"), judicial decisions, final, temporary and proposed Treasury regulations ("Regulations") and administrative rulings and pronouncements of the Internal Revenue Service ("IRS"). No attempt has been made to comment on all federal income tax matters affecting the Partnership, the Subsidiary or the Unitholders. The tax aspects of an investment to certain categories of Unitholders (such as C corporations, tax-exempt organizations, dealers in securities, banks, insurance companies, real estate investment trusts or foreign persons) may differ significantly from those described below. Prospective investors should consult their own tax advisors about the federal, state, local and foreign income tax consequences to them prior to exercising Rights.

      This summary is based on current legal authority and there is no assurance that legislative or administrative changes or court decisions may not occur which would significantly modify the statements and opinions expressed herein. The General Partner must make certain federal income tax determinations that will impact Unitholders which may be based on factual determinations or upon which no legal precedent or authority is available (e.g., the allocation of the exercise price of rights between Depositary Units and Preferred Units, the determination of the valuation of the Partnerships' assets for purposes of making tax allocations and the proper allocations of income and loss as between the holders of Depositary Units and Preferred Units). There is no assurance that the IRS will agree with the General Partner's determinations and it is possible that the allocation or treatment of tax items by the General Partner may be modified upon audit.

LEGAL OPINION

      Rogers & Wells, counsel to the Partnership ("Counsel"), has expressed its opinion as to the following matters: (i) the Partnership and the Subsidiary each will continue to be classified as a partnership for federal income tax purposes following the issuance and exercise of the Rights and not as an association taxable as a corporation; and (ii) it is more likely than not that the Preferred Units will be classified as partnership interests for federal income tax purposes rather than as debt obligations of the Partnership and, if so, an assignee of record of a Depositary Unit or a Preferred Unit generally will be treated as a partner of the Partnership for federal income tax purposes from the date such person becomes the record owner of such Unit. Counsel has based its opinion on applicable legal authority, the facts set forth in this Prospectus and certain factual representations made by the General Partner and its opinion is conditioned on the accuracy of such facts. Counsel's opinion represents only its best legal judgment, and does not bind the IRS or the courts. Thus, no assurance can be provided that the opinions and statements set forth herein will not be challenged by the IRS or would be sustained by a court if litigated. Due to the factual nature of the issue, or uncertainty of the law, Counsel is not able to opine with respect to certain issues that involve: (i) the allocation of the Subscription Price between the Preferred Units and Depositary Units upon exercise of Rights due to the factual nature of the issue; (ii) whether certain expenses of the Partnership deducted as business expenses may have to be capitalized for tax purposes due to the factual nature of the issue; (iii) whether the allocations of income and loss of the Partnership, including amounts reported as income to holders of Preferred Units, will be respected for federal income tax purposes due to the absence of authority regarding the methods used by the Partnership as described below in "Certain Federal Income Tax Considerations Relating to the Partnership and the Unitholders - Allocation of Income and Loss"; and (iv) whether any interest expense on debt incurred to purchase Preferred Units will be treated as investment interest or interest subject to the passive activity loss limitations due to the absence of authority on this issue.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE RIGHTS

       Effect of Rights Distribution. The distribution by a partnership to its partners of rights to purchase partnership interests does not generally give rise to taxable income to the partnership or the partners.
Accordingly, neither the Partnership nor the holders of Depositary Units will recognize gain or loss upon the distribution of Rights.

      Unitholder's Basis in Rights. Although not completely certain, the tax basis of Rights received by a Unitholder from the Partnership likely will be zero and the distribution of Rights will not change the tax basis of the existing Depositary Units. If Rights received by a Unitholder are not exercised but are allowed to expire, no loss will be allowed to the Unitholder, unless the Right had been acquired by purchase, in which case there will be a capital loss equal to the cost basis of the Right.

      Effect of Exercise of Rights. No gain or loss will be recognized by a Unitholder or the Partnership on the purchase of Depositary Units and Preferred Units through the exercise of Rights. The tax basis of the Depositary Units and Preferred Units purchased thereby will be equal to the sum of the price paid for the Depositary Units and Preferred Units plus the share of the Partnership's nonrecourse liabilities allocated to the Depositary Units and Preferred Units, and the amount, if any, paid for the Rights. See "- Unitholders' Basis in his Units."

      Sale of the Rights. Any gain or loss on the sale of a Right will be treated as a short-term capital gain or loss if the Right is a capital asset in the hands of the seller.

      Sale of the Depositary Units or the Preferred Units. Gain or loss will be recognized by a Unitholder upon the sale of the Depositary Units or the Preferred Units acquired upon exercise of the Rights in an amount equal to the difference between the amount realized on the sale and the tax basis of the Unitholder allocable to the Depositary Units or the Preferred Units, as the case may be. Except to the extent attributable to unrealized receivables or certain inventory items (as determined under Section 751 of the Code), which are not expected to be material, such gain or loss will be a capital gain or loss if the Depositary Units or the Preferred Units are capital assets in the hands of the holder thereof and will be a long-term capital gain or loss if the holder's holding period in the Depositary Units or the Preferred Units is more than one year. The holding period of the Depositary Units and the Preferred Units purchased through exercise of Rights likely will begin on the date of exercise.

      It is the position of the IRS that a partner has a single aggregate basis in all of the partner's partnership interests and that, to determine gain or loss upon a sale of a part of such partnership interests, the portion of the partner's basis allocated to the interests being sold equals the partner's share of partnership liabilities transferred in the sale plus the partner's aggregate tax basis (excluding basis attributable to partnership liabilities) multiplied by the ratio of the fair market value of the interests sold to the fair market value of all of the partner's partnership interests. This portion may produce unexpected results if applied to a Unitholder who owns both Depositary Units and Preferred Units and who sells some Units while retaining other Units because the sale may result in significantly different gains or losses than in the case of a partner who held only the Units being sold. It is not clear whether the IRS's ruling position applies to interests in publicly traded partnerships represented by separate certificates.

      A Unitholder who is a natural person, trust, estate, a personal service company or a closely held "C" corporation, generally is subject to limitations on deducting passive activity losses. Most or all of any loss realized upon a sale or retirement of Depositary Units or Preferred Units will be subject to these limitations. See "- Limitations on Deductibility of Losses."

      In the case of a corporate Unitholder, under Section 291(a)(1) of the Code, a sale or other disposition of its Units might result in recapture (to the extent of gain) as ordinary income of a portion of its allocable share of the depreciation claimed with respect to the Partnership's properties.

      The amount realized on the sale or disposition of a Depositary Unit includes, among other things, an allocable share of the outstanding amount of the Partnership's nonrecourse indebtedness (including unpaid interest accrued thereon) to the extent such amount was includable in the basis of such Unit. Therefore, it is possible that the gain realized on the sale or disposition of a Depositary Unit may exceed the cash proceeds of such sale or disposition and, in some cases, the income taxes payable with respect to such disposition may exceed such cash proceeds.

      Retirement of Preferred Units. A holder of Preferred Units who does not own any other Units may recognize a taxable gain or loss upon the retirement of the Preferred Units in exchange for cash. Such gain or loss would equal the difference, if any, between the amount of cash paid to the holder and his tax basis in the Preferred Units. Such gain or loss generally will be treated as a long-term capital gain or loss provided the holder has held the Preferred Units for a period of one year or more.

      If the holder also owns Depositary Units, the holder generally will not recognize gain or loss upon receipt of a redemption distribution except that gain would be recognized to the extent the amount of cash paid exceeds the holder's basis in all of his or her Units. However, the holder may recognize ordinary income or loss to the extent redemption proceeds are treated as an exchange for all or part of the holder's share of the Partnership's unrealized receivables or certain inventory items under
Section 751 of the Code.

      In general, no gain or loss will be recognized by a holder of Preferred Units if the Preferred Units are redeemed by the Partnership for Depositary Units. The holder would take a tax basis in the Depositary Units equal to his prior basis in the Preferred Units, adjusted for any increase or decrease in the holder's share of the Partnership's nonrecourse liabilities. In order to cause the Depositary Units received upon redemption to have the same book capital accounts as other Depositary Units, the General Partner is authorized to allocate gross income or loss to the holder to adjust his capital account in his or her Depositary Units to equal that of the other Depositary Units of the Partnership. Such an allocation may increase or decrease the amount of taxable income otherwise allocable to the holder in the year of the exchange of the Preferred Units for Depositary Units.

CERTAIN FEDERAL INCOME TAX CONSIDERATIONS RELATING TO THE PARTNERSHIP AND UNITHOLDERS

      Taxation of the Partnership and the Unitholders. A partnership itself is not subject to any federal income tax. Assuming it is classified as a partnership for tax purposes, the Partnership, as a partner in the Subsidiary, is required to report on its information tax return its distributive share of income, gain, loss, deduction and items of tax preference, if any, of the Subsidiary. Similarly, each Unitholder is required to report on his personal income tax return his distributive share of Partnership income, gain, loss deduction and items of tax preference (substantially all of which will be derived from the Subsidiary) and will be subject to tax on his distributive share of the Partnership's taxable income, regardless of whether any portion of that income is, in fact, distributed to such Unitholder. Thus, holders of Depositary Units may be required to accrue income, without the current receipt of cash if the Partnership continues not to make cash distributions while generating taxable income from operations or from the sale or foreclosure of properties. Holders of Preferred Units will accrue income, without the current receipt of cash, as discussed in "Allocation of Income and Loss," below. Consequently, a Unitholder's tax liability with respect to his share of Partnership taxable income may exceed the cash actually distributed to him in a given taxable year.

      The Partnership must file a federal information tax return on Form 1065. The Partnership will provide information as to each Unitholder's distributive share of the Partnership's income, gain, loss, deduction and items of tax preference on a Schedule K-1 supplied to such Unitholder after the close of the Partnership's fiscal year. In preparing such information, the General Partner will utilize various accounting and reporting conventions, some of which are discussed herein, to determine each Unitholder's allocable share of income, gain, loss and deduction. There is no assurance that the use of such conventions will produce a result that conforms to the requirements of the Code, Regulations or IRS administrative pronouncements and there is no assurance that the IRS will not successfully contend that such conventions are impermissible. Any such contentions could result in substantial expenses to the Partnership and the Unitholders as a result of contesting such contentions, as well as an increase in tax liability to Unitholders as a result of adjustments to their allocable share of the Partnership's income, gain, loss and deduction. See "- Tax Returns, Audits, Interest and Penalties."

      Partnership Classification. Most of the tax benefits of the Partnership are due to the classification of the Partnership and the Subsidiary as partnerships for tax purposes. If either the Partnership or the Subsidiary were treated as an association taxable as a corporation in any taxable year, its taxable income, gains, losses, deductions and credits would be subject to corporate income tax and would not be passed through to its partners. In addition, distributions made to Unitholders would be treated as either taxable dividend income (to the extent of the Partnership's or Subsidiary's current and accumulated earnings and profits) and the balance a non-taxable return of capital to the extent of the partner's basis in his or her Units. Also, the reclassification of the Partnership or the Subsidiary as an association taxable as a corporation would be treated as a deemed incorporation of such entity upon which gain could be recognized, and which could result in additional corporate tax. Treatment of either the Partnership or the Subsidiary as an association taxable as a corporation would substantially reduce the Partnership's economic income and cash resources and would result in reduction of the after-tax return to Unitholders.

      The General Partner and the Partnership believe that the Partnership and the Subsidiary have been properly classified as partnerships for federal income tax purposes since the initial issuance of Depositary Units. Counsel has advised the Partnership of its opinion that the Partnership and the Subsidiary will continue to be treated as partnerships for federal income tax purposes following the issuance and exercise of the Rights and the holders of Depositary Units will continue to be treated as partners of the Partnership for federal income tax purposes. Counsel also has expressed its opinion that holders of Preferred Units likely will be treated as partners for federal income tax purposes provided Preferred Units are classified as equity. See "- Tax Treatment of Preferred Units." In rendering such opinions, Counsel has relied on representations by the General Partner including that: (i) the General Partner has and will maintain a minimum level of assets to satisfy any creditors of the Partnership and the Subsidiary; (ii) the General Partner will hold its interest as general partner in the Partnership and the Subsidiary for its own account, and will not act under the direction of, or as agent for, the limited partners of either partnership; (iii) the General Partner will maintain a minimum interest of at least one percent in each item of the Partnership's and Subsidiary's income, gain, loss, deduction and credit; and (iv) the Partnership Agreement of the Partnership has been modified to appropriately reflect the issuance of Preferred Units and that, as modified, the Partnership and the Subsidiary will operate in accordance with their partnership agreements, and applicable state law.

      In 1987, Congress added Section 7704 to the Code to tax most publicly traded partnerships as corporations. The Partnership is a publicly traded partnership. Section 7704 of the Code provides two relevant exceptions to the corporate taxation of publicly traded partnerships. Section 7704(c)(2) provides that a publicly traded partnership which is not an investment company will not be taxed as a corporation for a taxable year if at least 90% of its gross income for the year consists of "qualifying income". Qualifying income includes interest, dividends, real property rents, gain from the sale or other disposition of real property, gain from the sale or disposition of assets held for the production of qualifying income and certain income from currency, forwards and commodity options. The General Partner expects that substantially all of the income of the Partnership and the Subsidiary will consist of qualifying income. In addition, a transition rule provided in the Revenue Act of 1987, which added Section 7704 to the Code, provides that a partnership which was publicly traded on December 17, 1987 will continue to be classified as a partnership through December 31, 1997, provided that it does not acquire or commence a substantial new line of business. Recently adopted regulations provide guidance as to what constitutes a "substantial new line of business." The General Partner intends to limit the activities of the Partnership and the Subsidiary so that they will not be treated as acquiring or commencing a substantial new line of business for purposes of this transition rule. Accordingly, for taxable years ending on or prior to December 31, 1997, the General Partner does not anticipate that the Partnership would be taxed as a corporation, even if it were to fail to satisfy the 90% gross income test in one or more such years. Counsel's opinion as to partnership classification relies on representations of the General Partner that the Partnership and the Subsidiary will satisfy the gross income requirement of Section 7704(c)(2) of the Code and the requirements of Section 10211(c)(2) of the Revenue Act of 1987. Failure of the Partnership or the Subsidiary to satisfy the transition rule and the 90% gross income test would result in a deemed incorporation of the Partnership or Subsidiary, respectively, as discussed above.

      Tax Treatment of Preferred Units. The Partnership intends to treat Preferred Units as equity of the Partnership for federal income tax purposes. The Preferred Units have some characteristics in common with debt, such as a fixed redemption date, a fixed rate of return and a right to payment senior to distributions to holders of Depositary Units. The IRS therefore may seek to recharacterize Preferred Units as debt of the Partnership, rather than equity. Such a recharacterization could affect the amount of gain or loss recognized by a Unitholder upon the sale of his Depositary Units or Preferred Units, the deductibility of interest paid by the Unitholder on debt incurred to acquire Preferred Units and could, under some circumstances, affect the tax treatment of income attributable to, or payments by the Partnership to, a holder of Preferred Units. Treatment of Preferred Units as debt also may result in some recognition of gain or loss upon the payment of Preferred Units with Depositary Units. However, the Preferred Units have many of the significant characteristics of equity and are intended by the Partnership to be equity of the Partnership. These equity characteristics include: (i) the status of the Preferred Units as limited partnership interests under Delaware law; (ii) the fact that payment upon maturity is subject to the requirements of Delaware partnership law, including limitation of payment in the event such payment would cause the Partnership to become insolvent; (iii) the ability of the Partnership, at its option, to redeem Preferred Units for Depositary
Units rather than make payments of cash; (iv) the subordination of the holders of Preferred Units to other creditors of the Partnership, including unsecured creditors; (v) the fact that holders of Preferred Units will have more limited and different rights against the Partnership than those available to creditors; (vi) the fact that holders of Preferred Units will have certain rights of limited partners, including limited voting rights;
(vii) the fact that the right to payments on Preferred Units are unsecured and will be limited to the net assets of the Partnership; and (viii) the fact that the Partnership intends to treat Preferred Units as equity for both financial accounting and tax reporting purposes.

      Although there is limited authority which deals directly with the issue of when a formal partnership interest will be characterized as debt for federal income tax purposes, Counsel has advised the Partnership that in its opinion the proposed tax treatment of Preferred Units as equity for tax purposes more likely than not is correct and would be sustained if the issue were fully litigated in court. The following discussion assumes that the Preferred Units will be treated as partnership interests for federal income tax purposes.

      Allocation of Income and Loss. Holders of Preferred Units will accrue income in an amount equal to the accrued liquidation preference amounts plus the difference, if any, between the portion of the Subscription Price allocated to the Preferred Units and their par value. Such amounts will be treated by the Partnership as "guaranteed payments" under Section 707(c) of the Code. Holders of Preferred Units will be required to include these amounts in ordinary income for their taxable year within or with which the Partnership's taxable year ends, regardless of whether they receive any distributions during such year. The Partnership intends to deduct these amounts to the extent not required to be capitalized.

      In general, the balance of the Partnership's income, gain, loss and deduction will be allocated 1% to the General Partner and 99% to the holders of Depositary Units. Items allocated to the holders of Depositary Units will be shared among them according to the respective number of Depositary Units owned by each holder.

      The Partnership Agreement's allocation provisions will be recognized for federal income tax purposes only if they are considered to have "substantial economic effect" and are not retroactive allocations. If any allocation of an item fails to satisfy the "substantial economic effect" requirement, the item will be allocated among the Unitholders based on their respective "interests in the Partnership," determined on the basis of all of the relevant facts and circumstances. Such a determination could result in the income, gains, losses, deductions, or credits allocated under the Partnership Agreement being reallocated among the Unitholders or the General Partner. Such a reallocation, however, would not alter the distribution of cash flow under the Partnership Agreement.

      Regulations provide detailed rules for the maintenance of capital accounts. The Regulations permit partners' capital accounts to be increased or decreased to reflect the revaluations of partnership property (at fair market value) on a partnership's books in connection with a contribution or distribution of money or other property. Capital accounts will be restated to reflect the issuance of additional Depositary Units and Preferred Units upon the exercise of Rights.

      Adjusting a partner's book capital account to reflect a property's fair market value will create a disparity between the partner's "book" capital account and his "tax" capital account (a "Book-Tax Disparity"), because the tax capital account reflects only recognized tax consequences (i.e., it reflects only the basis rather than the value of contributed property). A Book-Tax Disparity exists because the partner has been given credit for specific economic consequences, through the amount recorded in his book capital account, but has not recognized the corresponding tax consequences. Section 704(c) of the Code provides rules for the allocation of gain, loss and certain deductions to eliminate Book-Tax Disparities by requiring allocations that cause the partner whose book capital account reflects built-in gain or loss to bear the tax burden or receive the tax benefit corresponding thereto.

      Allocations under Section 704(c) of the Code may require the allocation of depreciation deductions from property contributed to a partnership, or property whose book value is adjusted by a partnership upon issuing additional partnership interests, away from the contributing or previously admitted partners where there is unrealized gain inherent in such property. If the actual depreciation deductions available with respect to the property are insufficient to fully eliminate the Book-Tax Disparity, the so-called "ceiling rule" limits the depreciation to that actually realized by the partnership. This rule can prevent the full elimination of Book-Tax Disparities and could result in less depreciation being allocated to a person who exercises Rights than his share of book depreciation. The result would be that holders of Depositary Units received upon exercise of Rights may be allocated somewhat greater taxable income than their share of the Partnership's book income.

      The Partnership will attempt to correct ceiling rule problems by making allocations of gross income to the contributing partner or the previously admitted partner pursuant to Section 704(c) of the Code, which should completely eliminate Book-Tax Disparities and will give the non-contributing or newly admitted partners the equivalent of depreciation deductions equal to book depreciation. Regulations under Section 704(c) of the Code were recently issued. The allocations of gross income by the Partnership may not technically comply with Section 704(c) and the Regulations thereunder and might be challenged by the IRS. In that event, the allocations of income (including any allocations of gross income described above to correct a ceiling rule problem) or loss to the Depositary Unitholders may be affected.

      Specific Regulations have been promulgated relating to partnership allocations of losses and deductions attributable to nonrecourse indebtedness (the "Nonrecourse Regulations"). In general, the Nonrecourse Regulations require that deductions and credits associated with nonrecourse debt must be allocated in accordance with the partners' interests in the partnership. The amount of nonrecourse deductions for a partnership's taxable year equals the net increase, if any, in the amount of that partnership's "minimum gain" during that taxable year. Partnership minimum gain is determined by computing, with respect to each nonrecourse liability of the Partnership or the Subsidiary (other than a nonrecourse liability payable to or guaranteed by a partner), the amount of book gain, if any, that would be realized for tax purposes by disposing of the property (subject to such liability) in a taxable transaction in full satisfaction of such liability. The Partnership Agreement will allocate Nonrecourse Deductions between the General Partner and holder of Depositary Units in proportion to their shares of other income and loss.

      As noted above, in general, the Partnership's income, gains, losses and deductions are allocated 99% to the Unitholders and 1% to the General Partner. The Partnership Agreement provides, for both book and federal income tax purposes, certain special allocations of income and gain if a Unitholder has a negative book capital account in excess of certain cumulative allocations of Nonrecourse Deductions or upon a sale of a property which had minimum gain. These allocations are required by the Regulations.

      The Partnership Agreement also requires that gain from the sale of Partnership properties, characterized as ordinary income attributable to prior depreciation deductions ("Recapture Income"), will be allocated (to the extent such allocation does not alter the allocation of gain otherwise provided for in the Partnership Agreement) among the partners (or their successors) in the same manner in which such partners were allocated the deductions giving rise to such Recapture Income. The Nonrecourse Regulations and Sections 1.1245-1(e) and 1.1250(f) of the Regulations tend to support a special allocation of Recapture Income. However, such Regulations do not specifically address a special allocation based on the allocation of the deductions giving rise to such Recapture Income as stated in the Partnership Agreement. Therefore, it is not clear that the allocation of Recapture Income will be given effect for federal income tax purposes. If it is not, such Recapture Income will be allocated among Depositary Unitholders and the General Partner.

      Based on the analysis set forth above, the Partnership has followed the allocations under the Partnership Agreement on the belief that they generally should be respected under the standards of Section 704(b) of the Code. Counsel is unable to opine to that effect, however, because the Partnership Agreement has not been amended to reflect certain technical changes to the Regulations adopted since formation of the Partnership, certain methods used by the Partnership to account for Book-Tax Disparities do not follow all technical requirements of the Regulations and because certain allocations to preserve uniformity as among Depositary Units and eliminate Book-Tax Disparities are not in technical compliance with the Regulations, although such allocations are consistent with the underlying purpose of Section 704(c) in fully eliminating Book-Tax Disparities.

      Unitholder's Basis in his Units. A Unitholder's adjusted basis in his Units is relevant in determining the gain or loss on the sale or other disposition of his Units and the tax consequences of a distribution from the Partnership. See "- Treatment of Gain or Loss on Sale or Disposition of Units" and "- Treatment of Cash Distributions to Depositary Unitholders from the Partnership." In addition, a limited partner is entitled to deduct on his personal income tax return, subject to the limitations discussed below, his distributive share of a partnership's net loss, if any, to the extent of such partner's adjusted basis in his partnership interest.

      A Unitholder's initial basis in newly issued Units will be the portion of the Subscription Price allocated to the Units, increased by (i) his share of nonrecourse indebtedness of the Partnership and (ii) his share of items of Partnership income and gain, and reduced, but not below zero, by (i) his share of items of Partnership loss and deduction, and (ii) any cash distributions received by such Unitholder from the Partnership. Cash distributions are considered to include, for this purpose, any reductions in the amount of the Partnership's nonrecourse indebtedness (including a reduction due to amortization thereof). Regulations under Section 752 of the Code employ an economic risk of loss analysis to determine (1) whether a partnership liability is recourse or nonrecourse, and (2) the partners' shares of any recourse liability of the partnership. Under the regulations, a partnership liability is a recourse liability to the extent that any partner bears the economic risk of loss for the liability. If no partner bears the economic risk of loss for a partnership liability, the liability is a nonrecourse liability of the partnership. A partnership's nonrecourse liabilities are allocated among the partners first to reflect the partners' shares of (1) any partnership minimum gain and (2) any tax gain that would be allocated to the partners under Section 704(c) of the Code if the partnership disposed of all partnership property subject to one or more nonrecourse liabilities of the partnership in full satisfaction of the liabilities and for no other consideration. The balance of the nonrecourse liabilities are shared by the partners according to their interests in the partnership profits. Because Preferred Units do not share in profits of the Partnership, other than through their cumulative liquidation preference, the Partnership Agreement has been amended to allocate nonrecourse liabilities solely to the General Partner and holders of Depositary Units.

      Treatment of Cash Distributions to Depositary Unitholders from the Partnership. Cash distributions made to holders of Depositary Units will generally be treated as a non-taxable return of capital and will not generally increase or decrease such holders' share of taxable income or loss from the Partnership. A return of capital generally does not result in any recognition of gain or loss for federal income tax purposes but reduces a Unitholder's adjusted basis in his Depositary Units. Distributions of cash (including reductions in nonrecourse liabilities) in excess of a Unitholder's adjusted basis in his Depositary Units immediately prior thereto will result in the recognition of gain to the extent of such excess. See "- Unitholder's Basis in his Units."

      Limitations on Deductibility of Losses. It is not anticipated that the Partnership will generate any tax losses. A corporate Unitholder generally will be entitled to deduct its distributive share of any losses of the Partnership to the extent of the tax basis of its Units at the end of the year in which such losses occur. However, Unitholders who are individuals, trusts, estates, personal service companies and certain closely held C corporations are subject to limitations on deducting losses of the Partnership. In general, losses from the Partnership's "passive activities," such as ownership of rental real estate or operating real estate such as hotels, may offset only subsequent Partnership income of the Unitholder from the Partnership, but not including income accrued in respect of Preferred Units, or gain upon the sale of Units. Disallowed losses from passive activities may be carried forward and treated as a deduction in the next taxable year, subject to these limitations. Closely held corporations (a corporation more than 50% of the stock of which is owned directly or indirectly by not more than five individuals) may not offset portfolio income (such as interest and dividends) with passive losses but may use passive losses to offset active business income. Any disallowed losses from a passive activity are allowed in full when the taxpayer disposes of his entire interest in the Partnership in a taxable transaction. Interest incurred in passive activities and interest incurred to purchase an interest in a passive activity (such as Depositary Units and, possibly, Preferred Units) are not generally subject to these limitations (and not the previously applicable investment interest limitations). See "--Limitation on Interest Deductions."

      At Risk Limitations. A Unitholder subject to the "at risk" rules under Section 465 of the Code may not deduct from taxable income his share of the Partnership's losses to the extent that such losses exceed the lesser of (a) the adjusted tax basis of his Units at the end of the Partnership's taxable year in which the loss occurs or (b) the amount the Unitholder is considered "at risk" under Section 465 of the Code at the end of that year. It is not contemplated that the Partnership's operations will result in deductions or losses that would cause the application of the "at risk" limitation.

      Limitation on Interest Deductions. The deductibility of a non-corporate taxpayer's "investment interest" expense is generally limited to the amount of such taxpayer's "net investment income." Investment interest expense includes (i) interest on indebtedness incurred or continued to purchase or carry property held for investment and that is not part of a passive activity (such as rental real estate), (ii) a partnership's interest expense attributed to portfolio income under the passive loss rules, and (iii) the portion of interest expense incurred or continued to purchase or carry an interest in a passive activity (such as a Depositary Unitholder's interest in the Partnership) to the extent attributed to portfolio income under the passive loss rules. Net investment income includes gross income from property held for investment gain attributable to the disposition of property held for investment, and amounts treated as gross portfolio income pursuant to the passive loss rules less deductible expenses (other than interest) directly connected with the production of investment income.

      Specifically, a Depositary Unitholder would treat as investment interest his allocable portion of the Partnership's total interest expense, or of any margin account or other interest expense incurred to purchase or carry a Unit, that is attributable to the Partnership's gross portfolio income less deductible expenses directly connected with such portfolio income. The portion of a Depositary Unitholder's allocable share of interest expense of the Partnership, or of any margin account or other interest expense incurred to purchase or carry a Unit, that is attributable to the Partnership's passive income is subject to the passive loss limitations described above.

      The income of holders of Preferred Units from the Partnership likely will be treated as investment income. The law is not clear as to whether margin and other interest expense of a holder of Preferred Units incurred to acquire or hold Preferred Units will be treated as investment interest or as interest attributable to a passive activity. If interest is treated as passive activity interest, the interest would be subject to the passive loss limitation discussed in "Limitations on Deductibility of Losses." However, a literal interpretation of existing Regulations and IRS rulings is that such interest is subject to the passive loss limitations and is not investment interest. Investment interest deductions which are disallowed may be carried forward and deducted in subsequent years to the extent of net investment income in such years. Rights Holders who intend to borrow funds to exercise their Rights should consult their tax advisors.

      Deductibility of Interest Connected with Tax-Exempt Income. Section 265(a)(2) of the Code disallows any deduction for interest paid by a taxpayer on indebtedness incurred or continued for the purpose of purchasing or carrying a tax-exempt obligation. The IRS announced in Revenue Procedure 72-18, 1972-1 C.B. 940, that a purpose to carry tax-exempt obligations will be inferred whenever a taxpayer owns tax-exempt obligations and has outstanding indebtedness which is neither directly connected with personal expenditures nor incurred in connection with the active conduct of a trade or business. Therefore, in the case of a Unitholder (or a related person) owning tax-exempt obligations (or stock in a regulated investment company which distributes exempt interest as "dividends") the IRS might take the position that his allocable portion of any interest paid by the Partnerships on their borrowings and any interest paid by the Unitholder on indebtedness incurred to purchase an interest in the Partnership should be viewed in whole or in part as incurred to enable such Unitholder to continue carrying such tax-exempt obligations and, therefore, that the deduction of any such interest by such Unitholder should be disallowed in whole or in part.

      Partnership Expenses. The Partnership has incurred or will incur various expenses in connection with its ongoing administration and with the operation of its properties. Payments for services generally are deductible if the payments are ordinary and necessary expenses, are reasonable in amount and are for services performed during the taxable year in which paid or accrued. Payments for services related to the acquisition of an asset having a useful life in excess of one year, such as brokerage fees, generally must be capitalized into the cost basis of the acquired property. The IRS may not agree with the Partnership's determinations as to the deductibility of fees and expenses and might require that certain expenses be capitalized and amortized or depreciated over a period of years. These issues are essentially questions of fact with respect to which Counsel cannot opine. If all or a portion of such deductions were to be disallowed, on the basis that some of the foregoing expenses are non-deductible syndication fees or otherwise, the Partnership's taxable income would be increased or its losses would be reduced.

      An individual's miscellaneous itemized deductions, including his investment expenses, are deductible only to the extent they exceed 2% of his adjusted gross income. The Tax Reform Act of 1988 also authorized the Treasury Department to issue Regulations prohibiting an individual's indirect deduction, through the use of pass-through entities, such as partnerships, of expenses that could not be deducted by such individual directly.

      Offering Expenses. Expenses of issuing and marketing Units in the Partnership ("syndication expenses") are not allowable deductions to the Partnership or any Unitholder. Syndication expenses are defined as expenditures connected with the issuing and marketing of interests in partnerships. Fees payable to dealer managers and soliciting dealers, registration fees, printing costs, selling and promotional material costs and legal fees for securities and tax advice pertaining to registration of the Units with the Commission are syndication expenses and, therefore, do not qualify for amortization.

      Depreciation and Cost Recovery Deductions. Real property purchased or developed by the Subsidiary generally is subject to a 31 1/2-year or 39-year recovery period (27 1/2-years in the case of residential rental property), and is recovered using the straight-line method. Any personal property acquired by the Subsidiary generally will be depreciated over a seven-year recovery period using the double declining balance method

(switching to straight-line at a time to maximize the depreciation deductions). In addition, if any tax-exempt entities hold Units and the Partnership's allocations are not considered to be "qualified allocations," then a portion of the Partnership's depreciation deductions, corresponding to the tax-exempt entities' percentage interest in the Partnership, may be required to be depreciated over somewhat longer recovery periods than those otherwise applicable.

      The Partnerships have made elections under Section 754 of the Code and are required to adjust the basis of partnership property on the transfer of partnership interests by the difference between the transferee's basis for his partnership interest and the transferee's allocable share of the basis of all partnership property. The increase or decrease affects the basis of partnership property only with respect to the transferee partner. The procedure for allocating the basis adjustment is complex and there is no assurance that the IRS would not challenge the allocations of the step-up among the Subsidiary's assets.

      Pursuant to Proposed Regulation Section 1.168-2(n)(1), the Section 743(b) "step-up" allocable to depreciable, tangible assets must be recovered over a new recovery period (7-years or 39-years, as the case may be) and will be recovered as discussed above. Thus, under the Proposed Regulations, the recovery period associated with the Section 743(b) adjustment will differ from the remaining recovery period used by the Partnership to compute its depreciation deductions in such assets. The differing useful lives will likely result in different tax consequences for Units acquired upon exercise of the Rights and Units already outstanding. Based on the advice of its accountants, the General Partner has determined that there is a reasonable and meritorious reporting position to depreciate a Section 743(b) adjustment (or a portion thereof) using the remaining recovery period attributable to a depreciable asset. The General Partner adopted such depreciation method, despite its inconsistency with Proposed Regulation Section 1.168-2(n)(1). In addition, the IRS may seek to challenge the allocation of the step-up to depreciable assets. If the IRS were successful, the effect would be to reduce the Partnership's cost recovery deductions.

      Depreciation Recapture. There is generally no depreciation recapture for real property that is depreciated pursuant to the straight-line method. If real property is sold or otherwise disposed of within 12 months after it was acquired, however, all depreciation claimed will be recaptured as ordinary income on such disposition. All depreciation deductions attributable to personal property are subject, to the extent of any gain recognized, to being fully recaptured as ordinary income on a sale or other disposition of the personal property. See "-Treatment of Gain or Loss on Sale or Disposition of Units".

      Under Section 291(a)(1) of the Code, which applies only to corporate Unitholders, 20% of a corporate Unitholder's share of the depreciation deductions claimed by the Partnership will be subject to recapture as ordinary income on such disposition to the extent of the Unitholder's share of any gain recognized, even though the Partnership and the Unitholder might not otherwise be subject to general depreciation recapture on such depreciation.

      Tax Considerations for Tax-Exempt Entities. Unitholders who are exempt from federal income tax (including IRAs and tax-exempt organizations such as trusts that hold assets of employee benefit retirement plans) may be subject to federal income tax on their allocable share of Partnership income to the extent that such income is "unrelated business taxable income." Tax-exempt entities (including IRAs and trusts that hold assets of employee benefit or retirement plans) are subject to tax on certain income derived from a trade or business regularly carried on by the organization that is unrelated to its exempt activities (i.e., unrelated business taxable income). Unrelated business taxable income generally does not include rental income from real property, gain from the sale of property other than inventory, interest, dividends, and certain other types of passive investment income, unless such income is derived from "debt-financed property" (as defined in Section 514 of the Code). A Unitholder that is otherwise exempt from tax may have unrelated business taxable income with respect to such Unitholder's distributive share of Partnership taxable income in the proportion that the Partnership's acquisition indebtedness bears to the Partnership's total adjusted bases for its properties. Acquisition indebtedness could arise from indebtedness incurred directly by a Unitholder in connection with its Units or from indebtedness incurred by the Partnership.

      Section 514(c)(9)(A) of the Code provides, as a general rule, that a "qualified organization" (i.e., qualified corporate or government pension plans and certain educational organizations) will not be treated as having incurred "acquisition indebtedness" with respect to real property owned by a partnership. Section 514(c)(9)(A) is not applicable, however, if the

Partnership's tax allocations are not "qualified allocations." Because allocations to the Preferred Units may prevent the Partnership from having "qualified allocations" and the Partnership may not otherwise satisfy all requirements for qualified allocations, the General Partner does not anticipate that the exemption of Section 514(c)(9) will be available.

      Any borrowing incurred by a qualified plan to acquire a Unit will constitute acquisition indebtedness resulting in the qualified plan realizing unrelated business taxable income on its income from the Partnership in accordance with the ratio of the indebtedness to the purchase price of his Unit.

      For social clubs, voluntary employee beneficiary associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from federal income taxation under Section 501(c)(7),
(c)(9), (c)(17) and (c)(20) of the Code, respectively, income from an investment in the Partnership will constitute unrelated business taxable income unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the unrelated business taxable income generated by its investment in the Partnership. Such prospective Unitholders should consult their professional tax advisors concerning these "set aside" and reserve requirements.

      The receipt of unrelated business taxable income by a tax-exempt entity generally has no effect on its status or on the exemption from tax of its other income. However, for certain types of tax-exempt entities, the receipt of any unrelated business taxable income may have extremely adverse consequences. For example, the receipt of any taxable income from an unrelated business by a charitable remainder trust (defined under Section 664 of the Code) during a taxable year will result in the taxation of all of the trust's income from all sources during such year.

      An entity that is subject to tax on unrelated business taxable income would be subject to tax only to the extent that the sum of its unrelated business taxable income, if any, from Units and from other sources exceeds $1,000 in any particular year and would be required to file federal income tax returns for any taxable year in which it has gross income, included in computing unrelated business taxable income, in excess of $1,000 (whether or not any tax was due).

      Backup Withholding. Distributions to Unitholders whose Units are held on their behalf by a "broker" may constitute "reportable payments" under the federal income tax rules regarding "backup withholding." Backup withholding, however, would apply only if the Unitholder (i) failed to furnish his Social Security number or other taxpayer identification number of the person subject to the backup withholding requirement (e.g., the "broker") or (ii) furnished an incorrect Social Security number or taxpayer identification number. If "backup withholding" were applicable to a Unitholder, Partnership would be required to withhold 31% of each distribution to such Unitholder and to pay such amount to the IRS on behalf of such Unitholder.

      Tax Considerations for Foreign Investors. A resident alien generally is taxed in the United States as if he were a United States citizen (with the result that this entire discussion of federal income tax considerations generally will apply to him). In contrast, a non-resident alien is taxed by the United States only on income arising out of (i.e., "effectively connected with") a United States trade or business (and, under some income tax treaties to which the United States is a party, only if such income is effectively connected with a permanent establishment in the United States) and on certain other types of income.

      A non-resident alien, as well as a foreign corporation, trust or estate (a "foreign person") who is a partner in a partnership engaged in a trade or business in the United States, such as the Partnership, will be considered to be engaged in such trade or business, even though the foreign person is only a limited partner. The activities of the Partnership constitute a United States trade or business for this purpose, and such activities will be deemed to be conducted through a permanent establishment within the meaning of the Code and applicable tax treaties. Therefore, a foreign person who becomes a Unitholder in the Partnership will be required to file a United States tax return on which he must report his distributive share of the Partnership's items of income, gain, loss, deduction, and credit, and to pay United States taxes at regular United States rates on his share of any Partnership net income, whether ordinary income or capital gains. Thus, the entire discussion of federal income tax considerations also is generally applicable to foreign persons who are Unitholders.

      The Partnership may have interest income or certain other investment-type income from United States sources that is not effectively connected with the Partnership's business. Such income, if any, would be subject to U.S. withholding tax at a 30% rate except to the extent that an applicable tax treaty provides for a reduced rate or an exemption for portfolio debt applies. Such income would be excluded in determining such Unitholder's distributive share of the Partnership's taxable income subject to regular tax.

      The Partnership generally is required to withhold 31% of all amounts attributable to effectively connected income that are distributed to foreign Unitholders. Amounts withheld in excess of a Unitholder's actual tax liability will be eligible for refund. This withholding requirement does not apply to distributions from United States source income that are investment income subject to the 30% withholding or that would be subject to withholding but for an income tax treaty as described above. The withholding requirements will be coordinated with the withholding requirements on the disposition of United States real property interests in order to avoid duplication.

      The Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA"), as amended, generally subjects foreign persons to United States taxation at regular United States rates, and imposes withholding requirements, on the sales by foreign persons of United States real property interests ("USRPIs"), which include (i) interests in United States real estate and
(ii) interests in certain entities (including publicly traded partnerships) holding United States real estate. FIRPTA generally requires foreign persons to pay tax on the net gain from dispositions of USRPIs during the taxable year at rates generally identical to rates imposed on U.S. persons (but, with respect to non-resident aliens, at a minimum rate of 26%). Further, FIRPTA provides that, unless an exception applies or under Regulations to be promulgated, the proceeds of a sale of a partnership interest by a foreign person are treated as received from the sale of USRPIs to the extent of the seller's interest in the partnership's USRPIs. It is anticipated that substantially all of the proceeds of a sale of a Unit will be attributable to USRPIs. There is, however, an exception to these provisions which applies to investors in publicly traded partnerships, such as the Partnership. In general, any foreign person owning publicly traded Depositary Units comprising not more than a 5% interest in the Partnership will not be subject to U.S. taxation on the disposition of such Depositary Units, and any foreign persons owning publicly traded Depositary Units (regardless of the percentage interest owned) will not be subject to the withholding provisions of a disposition of such Depositary Units. This exception may not apply upon the sale of Preferred Units or the exchange of Preferred Units for Depositary Units. FIRPTA also subjects foreign persons to U.S. taxation at regular U.S. rates on, and imposes certain withholding obligations with respect to, dispositions of USRPIs by a partnership if the Partnership does not satisfy the withholding requirement for effectively connected income, discussed above.

      In addition, the Code imposes a branch-level tax on profits of foreign corporations engaged in a trade or business in the United States. The amount of the tax is 30% (or lower treaty rate for branch profits or dividends) of the earnings and profits of a U.S. branch of a foreign corporation for the taxable year which are attributable to its income that is effectively connected with a U.S. trade or business. Since foreign corporate Unitholders will be considered to be engaged in a trade or business in the United States, such Unitholders will be subject to the branch profits tax.

      A foreign person may be subject to tax on his distributive share of the Partnership's income and gain in his country of nationality, residence or elsewhere. The methods of taxation, if any, in such jurisdictions may differ considerably from the United States tax system described previously, and may be affected by the United States characterization of the Partnership and its income. Prospective Unitholders who are foreign persons should consult with their professional tax advisors with respect to the potential tax effects of these and other items relating to an investment in the Partnership.

      Issuance of Additional Units. The Partnership may issue new Units to additional investors, to finance the acquisition of additional properties, pursuant to the Partnership's Nonqualified Unit Option Plan, under which options to purchase an aggregate of 1,416,910 Depositary Units may be granted to officers and certain key employees of the General Partner and the Partnership, or to raise capital for other purposes. On any issuance of additional Units, the capital accounts of the existing partners will be adjusted to reflect a revaluation of the Partnership's properties (based on their then fair market value, net of liabilities, to which they are then subject). Any resulting unrealized gain or loss will be allocated among the existing partners and subsequent allocations of taxable income, gain, loss and deduction will be allocated in such a manner as to eliminate any Book-Tax Disparities with respect to the revalued assets. See "-
 Allocation of Income and Loss."

      The issuance of additional Units could also result in a decrease in a Unitholder's percentage interest in the Partnership and thereby decrease the Unitholder's share of nonrecourse debt. Any such reduction would be treated as a distribution of cash. See "- Treatment of Cash Distributions from the Partnership." In addition, a Unitholder may recognize ordinary income to the extent that the cash distribution is treated as an exchange of "substantially appreciated inventory" and "unrealized receivables." In part, to avoid any constructive exchange occurring upon the Partnership's issuance of additional Units, the Partnership Agreement provides for special allocations of certain items of income, gain, loss or deduction. Thus, for example, certain items of recapture income will be allocated, to the extent possible, to the partner allocated the related depreciation deduction.

      Tax Returns, Audits, Interest and Penalties. The Partnership will supply Schedules K-1 to Form 1065 to each Unitholder of record as of the last day of each month after the end of each calendar year. See
"Description of Partnership Agreement - Books and Reports."  The
Partnership is not obligated to provide tax information to persons who are not such Unitholders of record.

      Any Unitholder who sells or exchanges a Unit will be required to notify the Partnership of such transaction in writing within 30 days of the transaction (or, if earlier, by January 25 of the calendar year after the year in which the transaction occurs). The notification is required to include (i) the names and addresses of the transferor and the transferee;
(ii) the taxpayer identification number of the transferor and, if known, of the transferee; and (iii) the date of the sale or exchange. A Unitholder will not be required to notify the Partnership of a sale or exchange of a Unit if an information return is required to be filed by a broker with respect to such sale or exchange. Any transferor who fails to notify the Partnership of a sale or exchange may be subject to a $50 penalty for each such failure. The Partnership will treat any transferor Unitholder who provides all of the information requested of the transferor on the depositary receipt as having satisfied this notification requirement.

      In addition, the Partnership must file a return notifying the IRS of any sale or exchange of a Unit of which the Partnership has notice and report the name and address of the transferee and the transferor who were parties to such transaction, along with all other information required by applicable Regulations, including the fair market value of the selling Unitholder's allocable share of unrealized receivables (including depreciation recapture, if any). If the Partnership does not know the identity of the beneficial owner of the Unit, the record holder of such Unit may be treated as the transferor or transferee, as the case may be.
If the Partnership fails to file such a return, it may be subject to a penalty of $50 for each such failure up to an annual maximum of $250,000 (with no limit in the case of intentional disregard of the filing requirement). The Partnership is also required to provide this information to the transferor and the transferee. If the Partnership fails to furnish any such information, it may be subject to a penalty of $50 per failure up to an annual maximum of $250,000. However, the Partnership would not be required to file a return upon the sale or exchange of a Unit with respect to which an information return is required to be filed by a broker.

      The tax treatment of items of the Partnership's income, gain, loss or deductions or credit will be determined at the partnership level in a unified partnership proceeding, rather than in separate proceedings with Unitholders. With respect to proposed tax deficiency adjustments at the administrative level, in general each partner (other than a partner owning less than a 1% profits interest in a partnership having more than 100 partners) whose name and address is furnished to the IRS (a "notice partner") will receive notice of the commencement of a partnership level audit as well as notice of the final partnership administrative adjustment. All partners have the right to participate in the partnership audit proceeding. In general, each partner is free to negotiate his own settlement of partnership items with the IRS. If the IRS enters into a settlement agreement with any partner, it must offer the same settlement terms to the other parties who request settlement. A "tax matters partner" must be designated by the partnership who may enter into a settlement on behalf of, and binding on, partners owning less than a 1% profits interest in partnerships having more than 100 partners. The Partnership Agreement designates the General Partner as the tax matters partner. Under the Code, the tax matters partner may not settle on behalf of partners with less than a 1% profits interest if (i) an aggregate of 5% or more of such partners designate with the IRS a notice-partner to receive notice from the IRS on behalf of the group or (ii) such partners notify the IRS that the tax matters partner may not settle on their behalf. Except for the above-described settlement power granted the tax matters partner, any settlement entered into by any partner (including the tax matters partner) is not binding on any partner who does not wish to be bound thereby. However, the tax matters partner may extend the statute of limitations for assessment of a deficiency with respect to all partners.

      Because such a proceeding will control the way in which all Unitholders treat Partnership items and the allocation thereof, the chances of an audit occurring are greater than they were before this proceeding was allowed. Any adverse determination following an audit of the Partnership's return by the appropriate taxing authorities would result in an adjustment of the returns of Unitholders, and, under certain circumstances, they may be precluded from separately litigating a proposed adjustment to Partnership items. Such an adjustment could also result in an audit of their returns and adjustments of non-Partnership, as well as Partnership, income and loss. Audits of other limited partnerships of which the General Partner or its affiliates are general partners could result in an audit of the Partnership's (or a Unitholder's) return.

STATE, LOCAL AND FOREIGN INCOME TAXES

      In addition to the federal income tax consequences described above, Rights Holders should consider potential state, local and foreign tax consequences of an investment in the Partnership and are urged to consult their individual tax advisors in this regard. The rules of some states and localities for computing and/or reporting taxable income may differ from the federal rules. The Partnership owns property in thirty-five states and Canada. Certain of these states will impose an income tax on that portion of an individual Unitholder's distributive share of Partnership net income, as adjusted, attributable to that state in excess of certain allowable prorated deductions and/or personal exemptions (or credits). A number of states and Canada also impose withholding requirements on either income or distributions to holders who are nonresidents of such state or Canada.

      Both the substantive features and the filing requirements of state income taxation of Unitholders will vary according to several factors which include the following: (i) the status of the Unitholder as an individual (and, if so, his state or other jurisdiction of residence), taxable "C" corporation, taxable "S" corporation, taxable trust, tax-exempt trust (including IRAs and other employee benefit plans) or tax-exempt corporation; (ii) whether the state imposes personal or corporate income taxation or instead imposes a form of franchise, unincorporated business or occupational taxation; (iii) whether the state will allow credits or exemptions for income taxes to which a Unitholder is subject in his state or other jurisdiction of residence; (iv) the level of personal exemptions or credits allowed by the state and whether those exemptions or credits are required to be prorated in the ratio of income sourced in the taxing state to total income; and (v) whether the applicable tax rate structure is applied on the basis of income sourced in the taxing jurisdiction or on the basis of total income of a nonresident taxpayer. The Partnership may be required and, although there is no present intention to do so, the General Partner is allowed where not so required in its sole and absolute discretion, to withhold state taxes from distributions to Unitholders in some instances.

      Unitholders of record on December 31 of each year will be required to file a Canadian tax return for such year and will be subject to Canadian taxes on their share of the Partnership's Canadian income from Partnership operations for the entire year. Unitholders who dispose of their Units during the year will not be subject to Canadian taxes and will not be required to file a Canadian tax return. The amount of any Canadian tax paid by a Unitholder will, in general, be deductible for U.S. income tax purposes. Alternatively, at the election of the Unitholder, subject to various conditions and limitations, the amount paid in Canada may be credited against the Unitholder's U.S. income tax.

      The state of residence of a Unitholder may also impose state, local and foreign taxes for which such Unitholder may be liable as a result of his investment in the Partnership. Unitholders should consult with their individual tax advisors concerning the applicability of state, local and foreign taxes to an investment in the Partnership.

      The summary tax consequences set forth above is for general information only and does not address the circumstance of any particular Unitholder. Unitholders should consult their own tax advisors as to the specific tax consequences of the receipt, exercise or lapse of Rights and the ownership of Units including the application of state, local and foreign tax laws.


                                LEGAL MATTERS

      The validity of the issuance of the Depositary Units and the Preferred Units offered hereby has been passed upon for the Partnership by Rogers & Wells and by its special Delaware counsel, Morris, Nichols, Arsht & Tunnell.


                                   EXPERTS

      The financial statements and schedule of American Real Estate Partners, L.P. and Subsidiary as of December 31, 1993 and 1992, and for each of the years in the three-year period ended December 31, 1993, have been incorporated by reference herein and in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                 APPENDIX A
                     [FORM OF SUBSCRIPTION CERTIFICATE]

              SUBSCRIPTION CERTIFICATE NUMBER: ____________________________ NUMBER OF RIGHTS: ____________________________
              CUSIP NO: ____________________________

                     AMERICAN REAL ESTATE PARTNERS, L.P.
         SUBSCRIPTION RIGHT FOR DEPOSITARY UNITS AND PREFERRED UNITS

       This Subscription Certificate represents the number of Rights set forth in the upper right hand corner of this Form. The registered holder hereof is entitled to acquire the following securities: (i) six depositary units representing limited partner interests (the "Depositary Units") in American Real Estate Partners, L.P. (the "Partnership") and (ii) one 5% cumulative pay-in-kind redeemable convertible preferred unit representing a limited partner interest in the Partnership (the "Preferred Units") for each Right held. Depositary Units and Preferred Units purchased through the exercise of Basic Subscription Rights and the Over-Subscription Privilege must be purchased as a unit consisting of six Depositary Units and one Preferred Unit and may not be subscribed for separately.


       To subscribe for Depositary Units and Preferred Units, the Holder must present to Registrar and Transfer Company (the "Subscription Agent"), prior to 5:00 p.m., New York City time, on the Expiration Date, either:

         (1) a properly completed and executed Subscription Certificate and a money order or check drawn on a bank located in the United States and payable to Registrar and Transfer Company, as Subscription Agent for American Real Estate Partners, L.P. for the Subscription Price of the number of Depositary Units and Preferred Units subscribed for under its Basic Subscription Rights and, if applicable, payment of the Subscription Price for the number of Depositary Units and Preferred Units for which the Over-Subscription Privilege is to be exercised; or

       (2) a Notice of Guaranteed Delivery guaranteeing delivery of (i) a properly completed and executed Subscription Certificate and (ii) a money order or check drawn on a bank located in the United States and payable to Registrar and Transfer Company, as Subscription Agent for American Real Estate Partners, L.P. for the Subscription Price of the number of Depositary Units and Preferred Units subscribed for under its Basic Subscription Rights and, payment of the Subscription Price for the number of Depositary Units and Preferred Units for which the Over-Subscription Privilege is to be exercised (which certificate and full payment must then be delivered by the close of business on the fifth Business Day after the Expiration Date).

        If the Holder of this certificate subscribes for additional Depositary Units and Preferred Units pursuant to the Over-Subscription Privilege, Part B of Section I of the Subscription Certificate must be completed to indicate the maximum number of Depositary Units and Preferred Units for which the Over-Subscription Privilege is being exercised.

       No later than ______ Business Days following the Expiration Date, the Subscription Agent will send to each Exercising Rights Holder (or, if the Partnership's Depositary Units are held by Cede & Co. or any other depositary or nominee, to Cede & Co. or such other depositary or nominee), the certificates representing the Depositary Units and Preferred Units purchased pursuant to its Basic Subscription Rights and, if applicable, in the Over-Subscription Privilege, along with a letter explaining the allocation of Depositary Units and Preferred Units pursuant to the Over-Subscription Privilege. Any excess payment to be refunded by the Partnership to a Rights Holder who is not allocated the full amount of Depositary Units and Preferred Units subscribed for pursuant to the Over-Subscription Privilege will be mailed by the Subscription Agent. An Exercising Rights Holder will have no right to modify or rescind a subscription after the Subscription Agent has received payment, either by means of a notice of guaranteed delivery or a check. Any excess payment to be refunded by the Partnership to a Rights Holder will be mailed by the Subscription Agent to him as promptly as practicable.

       If the Holder does not make payment of any amounts due in respect of Depositary Units and Preferred Units subscribed for, the Partnership and the Subscription Agent reserve the right to (i) find other Holders or Rights Holders for the subscribed and unpaid for Depositary Units and Preferred Units; (ii) apply any payment actually received by it toward the purchase of the greatest whole number of Depositary Units and Preferred Units which could be acquired by such Holder upon exercise of his Basic Subscription Rights and/or pursuant to the Over-Subscription Privilege, and/or (iii) exercise any and all other rights and/or remedies to which it may be entitled, including, without limitation, the right to set-off against payments actually received by it with respect to such subscribed Depositary Units and Preferred Units.

       The Subscription Certificate may be transferred, in the same manner and with the same effect as in the case of a negotiable instrument payable to specific persons, by duly completing and signing the assignment on the reverse side hereof. Capitalized terms used but not defined in this Subscription Certificate shall have the meanings assigned to them in the Prospectus, dated _______ __, 1994 relating to the Rights.

                           AMERICAN REAL ESTATE PARTNERS, L.P.


                           By:_____________________________________________

THIS SUBSCRIPTION RIGHT IS TRANSFERABLE AND MAY BE COMBINED OR DIVIDED (BUT ONLY INTO SUBSCRIPTION CERTIFICATES EVIDENCING A WHOLE NUMBER OF RIGHTS) AT THE OFFICE OF THE SUBSCRIPTION AGENT.
Any questions regarding this Subscription Certificate and the Offer may be directed to the Subscription Agent toll-free at (800) __________ or to the Partnership toll-free at (800) 255-2737 or collect at (914) 242-7700.

                                              Expiration Date:_____________

                 PLEASE COMPLETE ALL APPLICABLE INFORMATION

BY MAIL:                       BY OVERNIGHT COURIER:          BY HAND:
_____________________________  _____________________________  _____________________________
_____________________________  _____________________________  _____________________________
_____________________________  _____________________________  _____________________________
_____________________________  _____________________________  _____________________________


SECTION I: TO SUBSCRIBE: I hereby irrevocably subscribe for the dollar amount of Depositary Units and Preferred Units indicated in A and B below upon the terms and conditions specified in the Prospectus related hereto, receipt of which is acknowledged. I will send the Partnership a check or money order for the Subscription Price for the number of Depositary Units and Preferred Units indicated in A together with the Subscription Price for the number of Depositary Units and Preferred Units indicated in B. I hereby apply for admission as a limited partner of the Partnership with respect to all Depositary Units and Preferred Units acquired by me and agree to be bound by all of the terms of the Partnership Agreement, as from time to time in effect.

Please check (X) below:

[  ]     A.  Basic            ________________________=  __________________.000  X $_____________________  = $___________________
             Subscription       (Rights Exercised)       (Units Requested)           (Subscription Price)      (Amount Required)
             Rights

[  ]    B.  Over-                                        __________________.000  X $_____________________  = $__________________
            Subscription                                 (Units Requested)           (Subscription Price)      (Amount Required)
             Privilege

[  ]    C.  Amount of Check or Money Order Enclosed (Total of A and B).  Make check payable to             = $_________________
            "Registrar and Transfer Company, as Subscription Agent for American Real Estate Partners, L.P."


            __________________________________________   Please provide your      Day   (___)____________________
             Signature of Subscriber(s)/Seller(s)        telephone number       Evening (___)____________________



SECTION II:   TO TRANSFER RIGHTS:
              For value received in the amount of $____________, _______________ of the Rights represented by this Subscription Certificate are assigned to

     _______________-________________-_______________ ________________________________________________
        Social Security Number or Tax ID of Assignee              (Print Full Name of Assignee)

      ________________________________________________ ________________________________________________

      ________________________________________________ ________________________________________________
                 Signature(s) of Assignee(s)             (Print Fill Address including postal Zip Code)


The signature(s) must correspond with the name(s) as written upon the face of this Subscription Certificate, in every particular, without alteration.

IMPORTANT: For transfer, a Signature Guarantee must be provided by an eligible financial institution as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, subject to the standards and procedures adopted by the issuer.

SIGNATURE GUARANTEED BY:

___________________________________________

PROCEEDS FROM THE SALE OF RIGHTS MAY BE SUBJECT TO WITHHOLDING OF U.S. TAXES UNLESS THE SELLER'S CERTIFIED U.S. TAXPAYER IDENTIFICATION NUMBER (OR CERTIFICATION REGARDING FOREIGN STATUS) IS ON FILE WITH THE SUBSCRIPTION AGENT AND THE SELLER IS NOT OTHERWISE SUBJECT TO U.S. BACKUP WITHHOLDING.

[ ] CHECK HERE IF RIGHTS ARE BEING EXERCISED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY DELIVERED TO THE SUBSCRIPTION AGENT PRIOR TO THE DATE HEREOF AND COMPLETE THE FOLLOWING:

     NAMES(S) OF REGISTERED OWNERS(S):

     WINDOW TICKET NUMBER (IF ANY):

     DATE OF EXECUTION OF NOTICE OF GUARANTEED DELIVERY:

     NAME OF INSTITUTION WHICH GUARANTEED DELIVERY:

                                 APPENDIX B

                   [FORM OF NOTICE OF GUARANTEED DELIVERY]

  NOTICE OF GUARANTEED DELIVERY FOR DEPOSITARY UNITS AND PREFERRED UNITS OF
                     AMERICAN REAL ESTATE PARTNERS, L.P.
          SUBSCRIBED FOR PURSUANT TO BASIC SUBSCRIPTION RIGHTS AND
                       THE OVER-SUBSCRIPTION PRIVILEGE



       As set forth in the Prospectus under "The Offer - Payment for Securities," this form or one substantially equivalent hereto may be used as a means of effecting subscription and payment for all Depositary Units and Preferred Units of American Real Estate Partners, L.P. subscribed for pursuant to Basic Subscription Rights and the Over-Subscription Privilege. Such form may be delivered by hand or sent by facsimile transmission, overnight courier or mail to the Subscription Agent.



                         The Subscription Agent is:

                       Registrar and Transfer Company


                    BY MAIL:                           BY FACSIMILE:

           _________________________             _________________________
           _________________________             _________________________
           _________________________             _________________________
           _________________________             _________________________


                    BY HAND:                       BY OVERNIGHT COURIER:

           _________________________             _________________________
           _________________________             _________________________
           _________________________             _________________________
           _________________________             _________________________




         DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION
       OF INSTRUCTIONS VIA A TELECOPY OR FACSIMILE NUMBER, OTHER THAN
          AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY

       The New York Stock Exchange member firm or bank or trust company which completes this form must communicate the guarantee and the number of Depositary Units and Preferred Units subscribed for (under Basic Subscription Rights and the Over-Subscription Privilege) to the Subscription Agent and must deliver this Notice of Guaranteed Delivery of Payment guaranteeing delivery of (i) payment in full for all subscribed Depositary Units and Preferred Units and (ii) a properly completed and executed Subscription Certificate (which certificate and full payment must then be delivered by the close of business on the fifth business day after the Expiration Date, as defined in the Prospectus) to the Subscription Agent prior to 5:00 p.m., New York City time, on the Expiration Date (______________, unless extended). Failure to do so will result in a forfeiture of the Rights.

                                  GUARANTEE

       The undersigned, a member firm of the New York Stock Exchange or a bank or trust company guarantees delivery to the Subscription Agent by the close of business (5:00 p.m., New York City time) on the fifth Business Day after the Expiration Date (_____________, unless extended) of (A) a properly completed and executed Subscription Certificate and (B) payment of the full Subscription Price for Depositary Units and Preferred Units subscribed for pursuant to Basic Subscription Rights together with payment of the Subscription Price for the number of Depositary Units and Preferred Units for which the Over-Subscription Privilege is to be exercised, as subscription for such Depositary Units and Preferred Units is indicated herein or in the Subscription Certificate.

      ________________________________________________ ________________________________________________
      Number of Depositary Units and Preferred Units    Number of Depositary Units and Preferred Units
      Pursuant to Basic Subscription Rights for which   on Over-Subscription Privilege for which you are
      you are guaranteeing delivery of Rights and       guaranteeing delivery of Rights and payment
      payment

      ________________________________________________  Number of Rights to be delivered:
                                                        A.  Through DTC
      Method of Delivery [circle one]                   B.  Direct to Company


      Please note that if you are guaranteeing for Depositary Units and Preferred Units subscribed for pursuant to the Over-Subscription Privilege and are a DTC participant, you must also execute and forward to _________________________________ a Nominee Holder Over-Subscription Exercise
Form.



      ________________________________________________ ________________________________________________
      Name of Firm                                      Authorized Signature

      ________________________________________________ ________________________________________________
      Address                                           Title

      ________________________________________________ ________________________________________________
      Zip Code                                          Name (Please Type or Print)

      ________________________________________________ ________________________________________________
      Name of Registered Holder (If Applicable)         Date

      ________________________________________________
      Telephone Number


* IF THE RIGHTS ARE TO BE DELIVERED THROUGH DTC, A REPRESENTATIVE OF THE COMPANY WILL PHONE YOU WITH A PROTECT IDENTIFICATION NUMBER, WHICH NEEDS TO BE COMMUNICATED BY YOU TO DTC.

                                 APPENDIX C

          [FORM OF NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM]

                     AMERICAN REAL ESTATE PARTNERS, L.P.
                               RIGHTS OFFERING

                NOMINEE HOLDER OVER-SUBSCRIPTION EXERCISE FORM
                 PLEASE COMPLETE ALL APPLICABLE INFORMATION
             BY MAIL:                  BY HAND:          BY OVERNIGHT COURIER:
     To: ____________________  To: ____________________   ____________________
         ____________________      ____________________   ____________________
         ____________________      ____________________   ____________________
         ____________________      ____________________   ____________________


THIS FORM IS TO BE USED ONLY BY NOMINEE HOLDERS TO EXERCISE THE OVER-SUBSCRIPTION PRIVILEGE IN RESPECT OF RIGHTS WITH RESPECT TO WHICH ITS BASIC SUBSCRIPTION RIGHTS WERE EXERCISED AND DELIVERED THROUGH THE FACILITIES OF A COMMON DEPOSITARY. ALL OTHER EXERCISES OF OVER-SUBSCRIPTION PRIVILEGES BY RIGHTS HOLDERS MUST BE EFFECTED BY THE DELIVERY OF SUBSCRIPTION CERTIFICATES.

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE PARTNERSHIP'S PROSPECTUS DATED _______________ (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE PARTNERSHIP.

VOID UNLESS RECEIVED BY THE SUBSCRIPTION AGENT WITH PAYMENT IN FULL BY 5:00 PM, NEW YORK CITY TIME, ON ______________, UNLESS EXTENDED BY THE
PARTNERSHIP (THE "EXPIRATION DATE").

1. The undersigned hereby certifies to the Subscription Agent that it is a participant in ______________________________________________________
____________________________ [Name of Depositary] (the "Depositary") and
that it has either (i) exercised Basic Subscription Rights in respect of Rights and delivered such exercised Rights to the Subscription Agent by means of transfer to the Depositary Account of the Partnership or (ii) delivered to the Subscription Agent a Notice of Guaranteed Delivery in respect of the exercise of Basic Subscription Rights and will deliver the Rights called in for by such Notice of Guaranteed Delivery to the Subscription Agent by means of transfer to such Depositary Account of the Partnership.

2. The undersigned hereby exercises the Over-Subscription Privilege to purchase, to the extent available, ______ Depositary Units and ______ Preferred Units and certifies to the Subscription Agent that such Over-Subscription Privilege is being exercised for the account or accounts of persons (which may include the undersigned) who are Rights Holders and on whose behalf Basic Subscription Rights have been exercised. The undersigned hereby applies for admission as a limited partner of the Partnership with respect to all Depositary Units and Preferred Units subscribed for pursuant to this Over-Subscription Privilege and agrees to be bound by all of the terms and conditions of the Partnership Agreement, as from time to time in effect.

3. The undersigned understands that payment of the Subscription Price of $______ per each six Depositary Units and one Preferred Unit subscribed for pursuant to the Over-Subscription Privilege must be received by the Subscription Agent at or before 5:00 p.m. New York City time on the Expiration Date and represents that such payment, in the aggregate amount
of $                 either (check appropriate box):

   [ ] has been or is being delivered to the Subscription Agent pursuant to the Notice of Guaranteed Delivery referred to above

       or

   [ ]          is being delivered to the Subscription Agent herewith

       or

   [ ]          has been delivered separately to the Subscription Agent;
                and, in the case of funds not delivered pursuant to a Notice of Guaranteed Delivery, is or was delivered in the manner set forth below (check appropriate box and complete information relating thereto):

   [ ]      uncertified check

   [ ]      certified check

   [ ]      bank draft

      ________________________________________________ ________________________________________________
      Basic Subscription Right Confirmation Number      Name of Nominee Holder

      ________________________________________________ ________________________________________________
      Depositary Participant Number                     Address

      Contact Name:___________________________________ ________________________________________________
                                                        State                                  Zip Code
      Phone Number:___________________________________

By:_____________________________________________


Name:___________________________________________
      Dated:                , 1994

Title:__________________________________________


* PLEASE ATTACH A BENEFICIAL OWNER LISTING CONTAINING THE RECORD DATE POSITION OF BASIC SUBSCRIPTION RIGHTS OWNED, THE NUMBER OF BASIC SUBSCRIPTION RIGHTS SUBSCRIBED, THE NUMBER OF DEPOSITARY UNITS AND PREFERRED UNITS SUBSCRIBED PURSUANT TO THE OVER-SUBSCRIPTION PRIVILEGE REQUESTED BY EACH OWNER.

   NO PERSON HAS BEEN AUTHORIZED IN
CONNECTION WITH THE OFFERING MADE
HEREBY TO GIVE ANY INFORMATION OR TO
MAKE ANY REPRESENTATION NOT
CONTAINED IN THIS PROSPECTUS, AND IF
GIVEN OR MADE, SUCH INFORMATION OR
REPRESENTATION MAY NOT BE RELIED
UPON AS HAVING BEEN AUTHORIZED BY
AMERICAN REAL ESTATE PARTNERS, L.P.
THIS PROSPECTUS DOES NOT CONSTITUTE
AN OFFER OR SOLICITATION OF AN OFFER
TO BUY ANY OF THE SECURITIES OFFERED
HEREBY BY ANY PERSON IN ANY
JURISDICTION IN WHICH IT IS UNLAWFUL
FOR SUCH PERSON TO MAKE SUCH AN
OFFER OR SOLICITATION.  NEITHER THE
DELIVERY OF THIS PROSPECTUS NOR ANY
SALE MADE HEREUNDER SHALL UNDER ANY
CIRCUMSTANCES IMPLY THAT THE
INFORMATION CONTAINED HEREIN IS
CORRECT AS OF ANY TIME SUBSEQUENT TO
THE DATE OF THIS PROSPECTUS.

             ----------

          TABLE OF CONTENTS

                                PAGE
                                ----

Available Information              3
Information Incorporated By
Reference                          3
Prospectus Summary                 4
Investment Considerations         11
The Partnership
                                  18
The Offering
                                  20
Purpose of the Offering and Use of
Proceeds
                                  26
Ratio of Earnings to Fixed Charges
and Preferred Unit Distributions
                                  30
Description of Securities
                                  31
Description of Partnership Agreement

                                  37
Income Tax Considerations
                                  45
Legal Matters
                                  59
Experts
                                  59

         SUBSCRIPTION RIGHTS
     EXPIRING ____________, 1995
    TO PURCHASE DEPOSITARY UNITS
    REPRESENTING LIMITED PARTNER
 INTERESTS AND 5% CUMULATIVE PAY-IN-
           KIND REDEEMABLE
PREFERRED UNITS REPRESENTING LIMITED
          PARTNER INTERESTS



        AMERICAN REAL ESTATE
           PARTNERS, L.P.


    _____________________________
             PROSPECTUS
    _____________________________










         _____________, 1995

                                   PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  Other Expenses of Issuance and Distribution.

Set forth below is an estimate (except for the registration fee) of the fees and expenses payable by the registrant in connection with the issuance and distribution of the Depositary Units and Preferred Units:

       SEC Registration Fee                                 $  37,435
       Printing and engraving expenses                              *
       Accountant's fees and expenses                               *
       Legal fees and expenses                                      *
       NYSE Listing Fee                                             *
       Blue Sky fees and expenses (including counsel's fees)        *
       Subscription Agent Fees                                      *
       Miscellaneous                                        ________*

          Total                                             $
                                                            ========
___________________
*  To be provided by amendment.


ITEM 15.  Indemnification of Directors and Officers.

   Indemnification of American Property Investors, Inc., in its capacity as the general partner of American Real Estate Partners, L.P. (the "Registrant"), and its affiliates is provided for in Section 6.15 of the Agreement of Limited Partnership of the Registrant. Section 6.15 of the Agreement of Limited Partnership of the Registrant provides as follows:

         "6.15 (a) The Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the General Partner, its Affiliates, and all officers, directors, employees and agents of the General Partner and its Affiliates (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the General Partner or an Affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the General Partner or an Affiliate thereof or
    (z) a person serving at the request of the Partnership in another entity in a similar capacity, which relate to, arise out of or are incidental to the Partnership, its property, business, affairs or the Exchange, including, without limitation, liabilities under the federal and state securities laws, regardless of whether the Indemnitee continues to be a General Partner, an Affiliate, or an officer, director, employee or agent of the General Partner or of an Affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (ii) the Indemnitee's conduct did not constitute willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above.

         (b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 6.15 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount unless it shall be determined that such Person is entitled to be indemnified as authorized in this Section 6.15.

         (c) The indemnification provided by this Section 6.15 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of Record Holders, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as a General Partner, an Affiliate or as an officer, director, employee or agent of a General Partner or an Affiliate, and as to an action in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         (d) The Partnership may purchase and maintain insurance on behalf of the General Partner and such other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Exchange and the activities of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (e) Except as set forth in the next sentence below, any indemnification hereunder shall be satisfied solely out of the assets of the Partnership. The Record Holders shall not be subject to a personal liability by reason of these indemnification provisions.

         (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.15 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (g) The provisions of this Section 6.15 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other persons."

        Indemnification of American Property Investors, Inc., in its capacity as the general partner of American Real Estate Holdings Limited Partnership, in which the Registrant owns a 99% limited partner interest, and its affiliates are provided for in Section 6.13 of the Agreement of Limited Partnership of American Real Estate Holdings Limited Partnership.
Section 6.13 of the Agreement of Limited Partnership of American Real Estate Holdings Limited Partnership provides as follows:

         "6.13 (a) The Partnership shall, to the fullest extent permitted by law, indemnify and hold harmless the General Partner, its Affiliates, and all officers, directors, employees and agents of the General Partner and its Affiliates (individually, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, joint and several, expenses of any nature (including attorneys' fees and disbursements), judgments, fines, settlements, and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which the Indemnitee may be involved, or threatened to be involved, as a party or otherwise by reason of its status as (x) the General Partner or an Affiliate thereof or (y) a partner, shareholder, director, officer, employee or agent of the General Partner or an Affiliate thereof or
    (z) a Person serving at the request of the Partnership in another entity in a similar capacity, which relate to, arise out of or are incidental to the Partnership, its property, business, affairs of the Exchange, including, without limitation, liabilities under the federal or state securities laws, regardless of whether the Indemnitee continues to be a General Partner, an Affiliate, or an officer, director, employee or agent of the General Partner or of an Affiliate thereof at the time any such liability or expense is paid or incurred, if (i) the Indemnitee acted in good faith and in a manner it believed to be in, or not opposed to, the best interests of the Partnership, and, with respect to any criminal proceeding, had no reasonable cause to believe its conduct was unlawful and (ii) the Indemnitee's conduct did not constitute willful misconduct. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, in and of itself, create a presumption or otherwise constitute evidence that the Indemnitee acted in a manner contrary to that specified in (i) or (ii) above.

         (b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section 6.13 shall, from time to time, be advanced by the Partnership prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Partnership of an undertaking by or on behalf of the Indemnitee to repay such amount unless it shall be determined that such Person is entitled to be indemnified as authorized in this Section 6.13.

         (c) The indemnification provided by this Section 6.13 shall be in addition to any other rights to which those indemnified may be entitled under any agreement, vote of Limited Partners, as a matter of law or equity, or otherwise, both as to an action in the Indemnitee's capacity as a General Partner, an Affiliate or as an officer, director, employee or agent in another capacity, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee.

         (d) The Partnership may purchase and maintain insurance on behalf of the General Partner and such other Persons as the General Partner shall determine against any liability that may be asserted against or expense that may be incurred by such Person in connection with the Exchange and the activities of the Partnership, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

         (e) Except as set forth in the next sentence below, any indemnification hereunder shall be satisfied solely out of the assets of the Partnership. The Limited Partners shall not be subject to a personal liability by reason of these indemnification provisions.

         (f) An Indemnitee shall not be denied indemnification in whole or in part under this Section 6.13 by reason of the fact that the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

         (g) The provisions of this Section 6.13 are for the benefit of the Indemnitees and shall not be deemed to create any rights for the benefit of any other persons."

        Indemnification of the officers and directors of American Property Investors, Inc. is provided for in Section 10 of its Certificate of Incorporation and ARTICLE X of its By-Laws. Section 10 of the Certificate of Incorporation of American Property Investors, Inc., as amended, provides as follows:

        No director will have any personal liability to the corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith of which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law, as amended, or (iv) for any transaction from which the director obtained an improper personal benefit.

        ARTICLE X of the By-Laws of American Property Investors, Inc., provides as follows:

         (a) any person made a party to any action, suit or proceeding, by reason of the fact that he, his testator or intestate representative is or was a director, officer or employee of the Corporation, or of any Corporation in which he served as such at the request of the Corporation, shall be indemnified by the Corporation against the reasonable expenses, including attorney's fees, actually and necessarily incurred by him in connection with the defense of such action, suit or proceeding, or in connection with any appeal therein, except in relation to matters as to which it shall be adjusted in such action, suit or proceeding, or in connection with any appeal therein that such officer, director or employee is liable for negligence or misconduct in the performance of his duties.

         (b) The foregoing right of indemnification shall not be deemed exclusive of any other rights to which any officer or director or employee may be entitled apart from the provisions of this section.

         (c) The amount of indemnity to which any officer or any director may be entitled shall be fixed by the Board of Directors, except that in any case where there is no disinterested majority of the Board available, the amount shall be fixed by arbitration pursuant to the then existing rules of the American Arbitration Association."



ITEM 16.  Exhibits.


         EXHIBIT
         NUMBER                                   DESCRIPTION OF DOCUMENTS

            4.1          -  Amended and Restated Agreement of Limited Partnership of Registrant, dated as of
                            May 12, 1987 (the "Partnership Agreement").*

            4.2          -  Form of Amendment No. 1 to the Partnership Agreement.

            4.3          -  Amended and Restated Agreement of Limited Partnership of American Real Estate
                            Holdings, Limited Partnership ("AREH"), dated as of July 1, 1987.*

            4.4          -  Depositary Agreement dated as of May 21, 1987 among Registrant, the General
                            Partner and the Subscription Agent (the "Depositary Agreement").*

            4.5          -  Form of Amendment No. 1 to the Depositary Agreement dated _______.**

            4.6          -  Form of Subscription Certificate (included on pages A-1 and A-2 of the Prospectus forming part of this Registration Statement).

            4.7          -  Form of Certificate representing Preferred Units.****

            4.8          -  Form of Subscription Guaranty Agreement dated __________ between Registrant and
                            ____________.

            4.9          -  Form of Registration Rights Agreement dated _____ between Registrant and
                            _________.**

            5            -  Opinion of Rogers & Wells.****

            8            -  Opinion of Rogers & Wells as to certain federal income tax matters.****

            10.1         -  Note Purchase Agreements, dated as of May 27, 1988 among Registrant, AREH and
                            The Prudential Insurance Company of America (the "Note Agreements").***

            10.2         -  Amendment No. 1 to the Note Agreement, dated  November 17, 1988.**

            10.3         -  Amendment No. 2 to the Note Agreement dated November 17, 1988.**

            10.4         -  Amendment No. 3 to the Note Agreement dated June 21, 1994.**

            10.5         -  Amendment No. 4 to the Note Agreement dated August 12, 1994.**

            12           -  Computation of Ratio of Earnings to Fixed Charges.****

            23.1         -  Consent of KPMG Peat Marwick.

            23.2         -  Consents of Rogers & Wells (included in Exhibits 5 and 8).****

            99.1         -  Form of Subscription Agent Agreement dated ______ between Registrant and the
                            Subscription Agent.**

            99.2         -  Form of Amended and Restated Agency Registration Agreement dated_______
                            between Registrant and the Subscription Agent.**

_______________________

<F1>     *      Filed as an exhibit to Registrant's Annual Report on Form 10-K for the year ended
                December 31, 1987 - ncorporated by reference.
<F2>    **      Previously filed.
<F3>   ***      Filed as an Exhibit to Registrant's Current Report on Form 8-K dated May 27,
                1988 - incorporated by reference.
<F4>  ****      To be filed by Amendment.



ITEM 17.  Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

       (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

    (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

     Provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription Offer. If any public offering is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(6)           The undersigned Registrant hereby undertakes that:

     (i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, shall be deemed to be part of this registration statement as of the time it was declared effective.

    (ii) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mount Kisco, State of New York, on January 20, 1995.

                                AMERICAN REAL ESTATE PARTNERS, L.P.

                               By: AMERICAN PROPERTY INVESTORS, INC.
                                   General Partner

                                  By:________________*______________
                                              Carl C. Icahn
                                          Chairman of the Board


           Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

                     Signature                              Title                       Date
                     ---------                              -----                       ----
      ___________________*__________________        Chairman of the Board         January 20, 1995
                   Carl C. Icahn                (Principal Executive Officer)


      ___________________*__________________               Director               January 20, 1995
                  Alfred Kingsley

      ___________________*__________________               Director               January 20, 1995
               William A. Leidesdorf

      ___________________*__________________               Director               January 20, 1995
                   Mark Rachesky

      ___________________*__________________               Director               January 20, 1995
                 Jack G. Wasserman

               /s/John P. Saldarelli                      Treasurer               January 20, 1995
      --------------------------------------   (Principal Financial Officer and
                John P. Saldarelli              Principal Accounting Officer)



  *By               /s/John P. Saldarelli
   ----------------------------------------------
                        John P. Saldarelli
                        Attorney-In-Fact